Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of February 8, 2021

among

AMC NETWORKS INC.,

as the Company and an initial Borrower,

AMC NETWORK ENTERTAINMENT LLC,

as an initial Borrower,

CERTAIN SUBSIDIARIES OF THE COMPANY,

as Restricted Subsidiaries,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as an L/C Issuer,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Collateral Agent and an L/C Issuer

JPMORGAN CHASE BANK, N.A.

and

BOFA SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners

CITIBANK N.A., MIZUHO BANK, LTD.,

TRUIST SECURITIES, INC., WELLS FARGO SECURITIES, LLC,

THE BANK OF NOVA SCOTIA, BNP PARIBAS,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

MORGAN STANLEY MUFG LOAN PARTNERS, LLC

and

U.S. BANK NATIONAL ASSOCIATION

as Joint Bookrunners and Co-Documentation Agents

BANK OF AMERICA, N.A.,

as Syndication Agent

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 8, 2021, is among AMC NETWORKS INC., a Delaware corporation (the “Company”), AMC NETWORK ENTERTAINMENT LLC, a New York limited liability company (collectively with the Company, the “Borrower”), the Restricted Subsidiaries party hereto, BANK OF AMERICA, N.A., as an L/C Issuer, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the Collateral Agent and an L/C Issuer, and each Lender party hereto. Terms used herein and not otherwise defined have the meaning set forth in the Credit Agreement (as defined below), as amended by this Amendment.

PRELIMINARY STATEMENTS:

(1)    The Borrower, the Administrative Agent and the Lenders (other than the New Lender (as hereinafter defined)) and other parties named therein have entered into that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2017 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

(2)    The Borrower has requested, and the Lenders, upon the terms and conditions set forth herein, have agreed to enter into this Amendment to (i) extend the Maturity Date of each of the Revolving Credit Facility and the Term A Facility to February 8, 2026 and (ii) amend certain other provisions in the Credit Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.    Amendments to Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as hereinafter defined) and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a)    The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto. For the avoidance of doubt, Exhibit A hereto intentionally excludes the exhibits and schedules to the Credit Agreement, which, except as expressly set forth in clause (b) below, are not being amended hereby.

(b)    Schedules 1.01(i), 1.01(ii), 1.01(iii) and 6.05 are hereby amended and restated in their entirety to read as set forth on Exhibit B hereto.

SECTION 2.    Conditions of Effectiveness to Amendment No. 1. Section 1 of this Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) when, and only when, the following conditions shall have been satisfied:

(a)    The Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party and the Lenders or, as to any of the Lenders, written evidence reasonably satisfactory to the Administrative Agent that such Lender has executed this Amendment.

(b)    The Administrative Agent shall have received evidence that all fees agreed among the Borrower and any Joint Lead Arranger or any Lender in respect of this Amendment have been paid. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent required to be paid pursuant to Section 5 of this Amendment or Section 10.04 of the Credit Agreement and properly invoiced prior to or on the Amendment No. 1 Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(c)    The Administrative Agent shall have received (1) a certificate of the Borrower dated as of the Amendment No. 1 Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of each Loan Party that the representations and warranties of such Loan Party set forth in Sections 3(b) and (c) are true and correct and (2) a loan certificate of each Loan Party, in substantially the form of Exhibit J to the Credit Agreement, together with appropriate attachments which shall include, without limitation, the following items: (i) a true, complete and correct copy of the articles of incorporation, certificate of limited partnership or certificate of formation or organization of such Loan Party, certified by the Secretary of State of such Loan Party’s organization, (ii) a true, complete and correct copy of the by laws, partnership agreement or limited liability company or operating agreement of such Loan Party (or, as to any such Loan Party, a certification that such constitutive documents of such Loan Party have not changed since such Loan Party became a party to the Credit Agreement), (iii) a copy of the resolutions of the board of directors or other appropriate entity of such Loan Party authorizing the execution, delivery and performance by such Loan Party of this Amendment and the Ancillary Documents (as defined below) to which it is a party, (iv) certificates of existence of such Loan Party issued by the Secretary of State or similar state official for the state of such Loan Party’s organization and (v) certification of the name and signature of each of the persons authorized to sign on its respective behalf this Amendment and each Ancillary Document to which it is a party (and the Lenders may conclusively rely on such certifications pursuant to this clause (v) until they receive notice in writing from such Loan Party, as the case may be, to the contrary).

(d)    The Administrative Agent shall have received the results of recent Uniform Commercial Code, tax, intellectual property and judgment lien searches in each relevant jurisdiction with respect to the Loan Parties, which searches shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by the Credit Agreement. The Collateral Agent shall have received satisfactory evidence that all filings, recordings, registrations and other actions necessary to create, perfect and maintain the security interest of the Collateral Agent in the Collateral on the terms set forth in the Collateral Documents are in full force and effect. All deliverables related to the Collateral required to be delivered pursuant to the Security Agreement or the Pledge Agreement shall have been delivered to the Collateral Agent.

(e)    The Lenders shall have received favorable opinions of:

(1)    the general counsel for the Borrower and the other Loan Parties, substantially in the form of Exhibit E to the Credit Agreement; and

(2)    Sullivan & Cromwell LLP, special New York counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit F to the Credit Agreement;

and covering such other matters as any Lender or Lenders or special New York counsel to the Administrative Agent, Hughes Hubbard & Reed LLP, may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are reasonably satisfactory to special counsel to the Administrative Agent and such other opinions state that the Lenders are entitled to rely thereon).

(f)    The Administrative Agent shall have received such other documents, filings, instruments and papers relating to the documents referred to herein and the transactions contemplated hereby as any Lender or the Administrative Agent shall reasonably require, including information reasonably requested as described in Section 10.16 of the Credit Agreement.

(g)    The Administrative Agent shall have received a Solvency Certificate attesting to the Solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to the incurrence of indebtedness on the Amendment No. 1 Effective Date, from the chief financial officer of the Company.

(h)    The Administrative Agent and each Lender shall have received all documentation and other information required by regulatory authorities with respect to the Loan Parties reasonably requested by the Administrative Agent or such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation.

(i)    Except as disclosed in the Company’s filings with the SEC made prior to the Closing Date, there shall not have occurred since December 31, 2019 any Materially Adverse Effect.

SECTION 3.    Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

(a)    (i) The execution, delivery and performance by such party of this Amendment and the transactions contemplated hereby have been duly authorized by all necessary corporate or other action and do not and will not: (A) violate any Law currently in effect (other than violations that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect), or any provision of any of the Company’s or the Restricted Subsidiaries’ respective organizational documents presently in effect; (B) conflict with or result in the breach of, or constitute a default or require any consent under, or require any payment to be made under (1) any Contractual Obligation to which the Company or any of the Restricted Subsidiaries is a party or their respective properties may be bound or affected or (2) any order, injunction, writ or decree of any Governmental

Authority or any arbitral award to which the Company or any of the Restricted Subsidiaries or their respective properties are subject (in each case, other than any conflict, breach, default or required consent that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect); (C) require the approval or consent of, or filing or registration with, any (1) Governmental Authority or (2) any other third party, in the case of this clause (2) pursuant to any Contractual Obligation that is material to the business of the Company or any of its Restricted Subsidiaries; or (D) except as provided under any Loan Document, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Restricted Subsidiaries, and (ii) this Amendment has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors’ rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).

(b)    Both immediately before and immediately after the Amendment No. 1 Effective Date, the representations and warranties of such Loan Party contained in the Credit Agreement and any other Loan Document are true and correct in all material respects; provided that, to the extent that such representations and warranties expressly refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(c)    Both immediately before and immediately after the Amendment No. 1 Effective Date, no Default or Event of Default has occurred and is continuing.

SECTION 4.    Reference to and effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)    The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment is not intended to and shall not constitute a novation of the Credit Agreement. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)    Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.

(e)    The provisions of Sections 10.04, 10.11, 10.13 (other than clause (a) thereof) and 10.15 of the Credit Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

(f)    The headings of this Amendment are for purposes of reference only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning hereof.

SECTION 5.    Costs and Expenses The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of (x) this Amendment and/or (y) any document, approval, consent, information, notice, certificate, request, statement disclosure or authorization related to this Amendment and/or the transactions contemplated hereby (each an “Ancillary Document”) that is an Electronic Signature (as defined below) transmitted by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system as the case may be. For purposes of this Section 6, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 7.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 8.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.    Loan Document. This Amendment shall constitute and be deemed to be a Loan Document as defined in the Credit Agreement.

SECTION 10.    Exiting Lender Assignments; New Lenders; Reallocation of Outstanding Commitments and Loans.

(a)    (i) Each Lender listed on Schedule I attached hereto (each, an “Exiting Lender”) desires to assign all of its rights and obligations as a Lender under the Credit Agreement to certain of the other Lenders (each, an “Assignee Lender”) and to no longer be a party to the Credit Agreement, (ii) Mizuho Bank, Ltd. (the “New Lender”) hereby commits to purchase by assignment from certain of the other Lenders (each, an “Assignor Lender”) the Commitments and outstanding principal amount of the Loans of the Assignor Lenders in an amount equal to the principal amount set forth opposite the name of the New Lender in Schedule II attached hereto, together with all related rights and obligations of the Assignor Lenders under the Credit Agreement to the extent related to such purchased Commitments and Loans (collectively, the “Assigned Interest”), and (iii) the Lenders agree to reallocate their respective outstanding Commitments and Loans, such that the outstanding Commitments and Loans of the Lenders shall be as set forth in Schedule II attached hereto, in order to permit one or more of the Lenders to increase their Commitments and/or Loans under the Credit Agreement (together with each Assignee Lender, each an “Increasing Lender”), in each case, on and as of the Amendment No. 1 Effective Date. Each of the Administrative Agent, the Lenders and the Borrower consents to (w) the reallocation of the Commitments and outstanding Loans as set forth on Schedule II attached hereto, (x) each Exiting Lender’s assignment of its rights and obligations under the Credit Agreement to the Assignee Lenders, (y) the New Lender’s purchase by assignment from the Assignor Lenders of a portion of the outstanding Commitments and Loans under the Credit Agreement pursuant to clause (ii) above, and (z) the increase of each Increasing Lender’s outstanding Commitments and/or Loans under the Credit Agreement, in each case, to the extent needed to achieve the allocation of the outstanding Commitments and Loans among the Lenders as set forth on Schedule II attached hereto.

(b)    As of the Amendment No. 1 Effective Date and after giving effect to the assignment and reallocation of the Commitments and outstanding Loans pursuant to subsection (a) above, (i) the outstanding Commitments and Loans of the Lenders shall be as set forth on Schedule II attached hereto, (ii) each Exiting Lender shall no longer (A) have any outstanding Commitments or Loans under the Credit Agreement, (B) be a Lender under the Credit Agreement or (C) have any rights or obligations with respect to being a Lender, and (iii) the New Lender shall constitute a “Lender” for all purposes under the Loan Documents and shall be bound by the provisions of the Credit Agreement as a Lender thereunder.

(c)    Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, the reallocation of the Commitments and Loans among the Lenders pursuant to this Section 10, including the assignment by each Exiting Lender of its rights and obligations under the Credit Agreement to the Assignee Lenders and the New Lender’s purchase by assignment from the Assignor Lenders of a portion of the outstanding Loans under the Credit Agreement pursuant to subsection (a)(ii) above, shall be deemed (i) to be assignments made subject to and in compliance with Section 10.06(b) of the Credit Agreement and (ii) to have been consummated pursuant to the terms of an Assignment and Assumption in the form attached as Exhibit H to the Credit Agreement (including, without limitation, the “Standard Terms and Conditions for Assignment and Assumption” set forth in Annex 1 to such Assignment and Assumption) as if such Lenders, each Exiting Lender and the New Lender had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the processing and recordation fees required to be paid to the Administrative Agent pursuant to Section 10.06(b)(iv) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 10.

(d)    Each Exiting Lender joins in the execution of this Amendment solely for purposes of acknowledging and consenting to the assignment and reallocation of its outstanding Commitments and Loans under the Credit Agreement. Concurrently with the effectiveness of this Amendment, each Exiting Lender shall have received payment in full of all amounts owing to it under the Credit Agreement.

(e)    The New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (C) from and after the Amendment No. 1 Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase the Assigned Interest from the Assignor Lenders pursuant to the terms hereof, (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to purchase the Assigned Interest, and (G) if it is a Foreign Lender, it has delivered to the Administrative Agent and the Borrower any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; (ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan

Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iii) agrees that (A) it will, independently and without reliance upon the Administrative Agent, any Assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The New Lender further represents and warrants as of the Amendment No. 1 Effective Date to the Administrative Agent, each Assignor Lender and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that the New Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (4) a “governmental plan” within the meaning of ERISA.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMC NETWORKS INC.

By:	/s/ Joshua Sapan
	Name:	Joshua Sapan
	Title:	President and Chief Executive Officer

AMC NETWORK ENTERTAINMENT LLC

By:	/s/ John Hsu
	Name:	John Hsu
	Title:	Executive Vice President, Corporate Development and Treasurer

Amendment No. 1 to Credit Agreement

2ND PARTY LLC
AMC FILM HOLDINGS LLC
AMC NETWORKS BROADCASTING & TECHNOLOGY
AMC NETWORKS INTERNATIONAL ASIA- PACIFIC LLC
AMC NETWORKS INTERNATIONAL LLC
AMC PREMIERE LLC
AMC NETWORKS PRODUCTIONS LLC
AMC/SUNDANCE CHANNEL GLOBAL
NETWORKS LLC
AMCN PROPERTIES LLC
AMERICAN MOVIE CLASSICS IV HOLDING
CORPORATION
DIGITAL STORE LLC
IFC ENTERTAINMENT HOLDINGS LLC
IFC ENTERTAINMENT LLC
IFC FILMS LLC
IFC IN THEATERS LLC
IFC PRODUCTIONS I L.L.C.
IFC TELEVISION HOLDINGS LLC
IFC THEATRES CONCESSIONS LLC
IFC THEATRES, LLC
IFC TV LLC
IFC TV STUDIOS HOLDINGS LLC
IPTV LLC
RAINBOW FILM HOLDINGS LLC
RAINBOW MEDIA ENTERPRISES, INC.
RAINBOW MEDIA HOLDINGS LLC
RAINBOW PROGRAMMING HOLDINGS
LLC
RNC HOLDING CORPORATION
RNC II HOLDING CORPORATION
SELECTS VOD LLC
SHUDDER LLC
SUNDANCE FILM HOLDINGS LLC
SUNDANCETV LLC
VOOM HD HOLDINGS LLC
WE TV ASIA LLC
WE TV HOLDINGS LLC
WE TV LLC

By:	/s/ John Hsu
Name:	John Hsu
Title:	Executive Vice President, Corporate Development and Treasurer

Amendment No. 1 to Credit Agreement

61ST STREET PRODUCTIONS I LLC
AMC TV STUDIOS LLC
ANIMAL CONTROL PRODUCTIONS I LLC
ANTHEM PRODUCTIONS I LLC
BADLANDS PRODUCTIONS I LLC
BADLANDS PRODUCTIONS II LLC
BENDERS PRODUCTIONS I LLC
BROCKMIRE PRODUCTIONS I LLC
COBALT PRODUCTIONS LLC
COMIC SCRIBE LLC
CROSSED PENS DEVELOPMENT LLC
DISPATCHES PRODUCTIONS I LLC
EXPEDITION PRODUCTIONS I LLC
FIVE FAMILIES PRODUCTIONS I LLC
FIVE MOONS PRODUCTIONS I LLC
GEESE PRODUCTIONS LLC
GROUND WORK PRODUCTIONS LLC
HALT AND CATCH FIRE PRODUCTIONS LLC
HALT AND CATCH FIRE PRODUCTIONS I LLC
HALT AND CATCH FIRE PRODUCTIONS II LLC
HALT AND CATCH FIRE PRODUCTIONS III LLC
HALT AND CATCH FIRE PRODUCTIONS IV LLC
HAP AND LEONARD PRODUCTIONS I LLC
HAP AND LEONARD PRODUCTIONS II LLC
HAP AND LEONARD PRODUCTIONS III LLC
IFC TV STUDIOS LLC
KINDRED SPIRIT PRODUCTIONS LLC
KOPUS PRODUCTIONS LLC
KOPUS PRODUCTIONS II LLC
LIVING WITH YOURSELF PRODUCTIONS I LLC
LODGE PRODUCTIONS I LLC
LODGE PRODUCTIONS II LLC
MAKING WAVES STUDIO PRODUCTIONS LLC
MECHANICAL PRODUCTIONS I LLC
MONUMENT PRODUCTIONS I LLC

By:	/s/ Kevin Drozdowski
Name:	Kevin Drozdowski
Title:	Vice President and Assistant Treasurer

Amendment No. 1 to Credit Agreement

NEWFOUND LAKE PRODUCTIONS I LLC
NOS4A2 PRODUCTIONS I LLC
PEACH PIT PROPERTIES LLC
PENS DOWN LLC
PREMIER QUILLS LLC
RECTIFY PRODUCTIONS LLC
RECTIFY PRODUCTIONS II LLC
RECTIFY PRODUCTIONS III LLC
RECTIFY PRODUCTIONS IV LLC
RED MONDAY PROGRAMMING LLC
ROUGHHOUSE PRODUCTIONS I LLC
SLEUTH SECRETS PRODUCTIONS LLC
STALWART PRODUCTIONS LLC
STAN PRODUCTIONS I LLC
STAN PRODUCTIONS II LLC
SUNDANCE CHANNEL ORIGINALS LLC
THE SON PRODUCTIONS I LLC
TURN PRODUCTIONS LLC
TURN PRODUCTIONS II LLC
TURN PRODUCTIONS III LLC
TURN PRODUCTIONS IV LLC
TWD PRODUCTIONS IV LLC
TWD PRODUCTIONS V LLC
TWD PRODUCTIONS VI LLC
TWD PRODUCTIONS VII LLC
TWD PRODUCTIONS VIII LLC
TWD PRODUCTIONS IX LLC
TWD PRODUCTIONS X LLC
TWD PRODUCTIONS XI LLC
UNIVERSE PRODUCTIONS LLC
WE TV STUDIOS LLC
WOODBURY STUDIOS LLC

By:	/s/ Kevin Drozdowski
Name:	Kevin Drozdowski
Title:	Vice President and Assistant Treasurer

Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, N.A. as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer

By:	/s/ Daniel Luby
	Name:	Daniel Luby
	Title:	Vice President

Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as an L/C Issuer

By:	/s/ Brandon Bolio
	Name:	Brandon Bolio
	Title:	Director

Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Daniel Luby
	Name:	Daniel Luby
	Title:	Vice President

Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brandon Bolio
	Name:	Brandon Bolio
	Title:	Director

Amendment No. 1 to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Michelle C. Phillips
	Name:	Michelle C. Phillips
	Title:	Managing Director

Amendment No. 1 to Credit Agreement

BNP PARIBAS, as a Lender

By:	/s/ Mark Scioscia
	Name:	Mark Scioscia
	Title:	Vice President

By:	/s/ David Berger
	Name:	David Berger
	Title:	Managing Director

Amendment No. 1 to Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Keith Lukasavich
	Name:	Keith Lukasavich
	Title:	Managing Director & Vice President

Amendment No. 1 to Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marisa Lake
	Name:	Marisa Lake
	Title:	Assistant Vice President

Amendment No. 1 to Credit Agreement

MUFG BANK, LTD., as a Lender

By:	/s/ Matthew Antioco
	Name:	Matthew Antioco
	Title:	Director

Amendment No. 1 to Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

Amendment No. 1 to Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Vice President

Amendment No. 1 to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Stacey Hansen
	Name:	Stacey Hansen
	Title:	Vice President

Amendment No. 1 to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Jeremy Hazan
	Name:	Jeremy Hazan
	Title:	Managing Director

Amendment No. 1 to Credit Agreement

TRUIST BANK, as a Lender

By:	/s/ Cynthia W. Burton
	Name:	Cynthia W. Burton
	Title:	Director

Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Spencer Ferry
	Name:	Spencer Ferry
	Title:	Vice President

Amendment No. 1 to Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Executive Director

Amendment No. 1 to Credit Agreement

TAIWAN COOPERATIVE BANK SEATTLE BRANCH, as an Exiting Lender

By:	/s/ Guey-Fang Cheng
	Name:	Guey-Fang Cheng
	Title:	Deputy General Manager

Amendment No. 1 to Credit Agreement

THE HUNTINGTON NATIONAL BANK, as an Exiting Lender

By:	/s/ Scott Pritchett
	Name:	Scott Pritchett
	Title:	Assistant Vice President

Amendment No. 1 to Credit Agreement

SCHEDULE I

Exiting Lenders

1.	Taiwan Cooperative Bank Seattle Branch

2.	The Huntington National Bank

SCHEDULE II

Allocations as of the Amendment No. 1 Effective Date

Lender	Revolving Credit Commitments	Term A Loans	Total
Bank of America, N.A.	$46,808,510.64	$63,191,489.36	$110,000,000.00
Citibank, N.A.	$46,808,510.64	$63,191,489.36	$110,000,000.00
JPMorgan Chase Bank, N.A.	$46,808,510.64	$63,191,489.36	$110,000,000.00
Mizuho Bank, Ltd.	$46,808,510.64	$63,191,489.36	$110,000,000.00
Truist Bank	$46,808,510.64	$63,191,489.36	$110,000,000.00
Wells Fargo Bank, National Association	$46,808,510.64	$63,191,489.36	$110,000,000.00
The Bank of Nova Scotia	$38,297,872.34	$51,702,127.66	$90,000,000.00
BNP Paribas	$38,297,872.34	$51,702,127.66	$90,000,000.00
Fifth Third Bank, National Association	$38,297,872.34	$51,702,127.66	$90,000,000.00
Morgan Stanley Senior Funding, Inc.	$19,148,936.17	$0.00	$19,148,936.17
Morgan Stanley Bank, N.A.	$0.00	$25,851,063.83	$25,851,063.83
MUFG Bank, Ltd.	$19,148,936.17	$25,851,063.83	$45,000,000.00
U.S. Bank National Association	$38,297,872.34	$51,702,127.66	$90,000,000.00
Barclays Bank PLC	$27,659,574.46	$37,340,425.54	$65,000,000.00
The Huntington National Bank	$0.00	$0.00	$0.00
Taiwan Cooperative Bank Seattle Branch	$0.00	$0.00	$0.00

TOTAL	$500,000,000.00	$675,000,000.00	$1,175,000,000.00

EXHIBIT A

FORM OF CREDIT AGREEMENT

(See attached.)

EXECUTION VERSION

Published CUSIP Number: 00164YAE7

Revolving Credit CUSIP Number: 00164YAF4

Term A Loan CUSIP Number: 00164YAG2

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of July 28, 2017

among

AMC NETWORKS INC.,

as the Company and an initial Borrower,

AMC NETWORK ENTERTAINMENT LLC,

as an initial Borrower,

CERTAIN SUBSIDIARIES OF THE COMPANY,

as Restricted Subsidiaries,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as an L/C Issuer,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Collateral Agent and an L/C Issuer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

THE BANK OF NOVA SCOTIA, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

BNP PARIBAS, CITIBANK, N.A., FIFTH THIRD BANK,

MORGAN STANLEY SENIOR FUNDING, INC.,

SUNTRUST ROBINSON HUMPHREY, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Bookrunners and Co-Documentation Agents

BANK OF AMERICA, N.A.,

as Syndication Agent

(as amended pursuant to Amendment No. 1, dated as of February 8, 2021)

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SCHEDULES:

Schedule 1.01(i)	Restricted Subsidiaries
Schedule 1.01(ii)	Unrestricted Subsidiaries
Schedule 1.01(iii)	Guarantors
Schedule 1.01(iv)	Secured Hedge Agreements as of the Closing Date
Schedule 2.01	Commitments and Applicable Percentages
Schedule 2.03	L/C Commitments
Schedule 6.03	Required Consents and Regulatory Approvals
Schedule 6.05	Existing Litigation
Schedule 6.20	Environmental Compliance
Schedule 7.15	Existing Indebtedness
Schedule 7.17	Existing Liens
Schedule 7.18	Existing Investments
Schedule 7.20	Transactions with Affiliates

EXHIBITS:

EXHIBIT A-1	Form of Committed Loan Notice
EXHIBIT A-2	Form of Committed Loan Notice for Conversion or Continuation of Loans
EXHIBIT B-1	Form of Term A Note
EXHIBIT B-2	[Reserved]
EXHIBIT B-3	Form of Revolving Credit Note
EXHIBIT B-4	Form of Swingline Note
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D-1	Form of Certificate as to Quarterly Financial Statements
EXHIBIT D-2	Form of Certificate as to Annual Financial Statements
EXHIBIT E	Form of Opinion of General Counsel for the Borrower and the other Loan Parties
EXHIBIT F	Form of Opinion of Special New York Counsel to the Borrower and the other Loan Parties
EXHIBIT G	[Reserved]
EXHIBIT H	Form of Assignment and Assumption
EXHIBIT I	Form of Incremental Term Supplement
EXHIBIT J	Form of Loan Certificate
EXHIBIT K	Form of Guaranty Supplement

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 28, 2017 (this “Credit Agreement”), among AMC NETWORKS INC., a Delaware corporation (the “Company”), AMC NETWORK ENTERTAINMENT LLC, a New York limited liability company (collectively with the Company and each Additional Borrower (as defined below), the “Borrower”), the Restricted Subsidiaries identified herein, the lenders which are parties hereto, together with their respective successors and assigns, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and an L/C Issuer.

R E C I T A L S

WHEREAS, the Company has requested that the Lenders provide revolving credit and term loans for the purposes set forth in Section 7.10, including the refinancing of, and repayment of amounts outstanding under, the First A&R Credit Agreement (such term and each other capitalized term used but not defined in these recitals having the meaning ascribed thereto in Article I of this Credit Agreement);

WHEREAS, the Revolving Credit Facility and the Term A Facility are to be made available by the Lenders in accordance with the terms and conditions of this Credit Agreement by the funding of the loans thereunder as set forth herein;

WHEREAS, each of the Guarantors expects to derive benefit, directly or indirectly, from the making of the loans under the Facilities;

WHEREAS, it is the intent of the parties hereto that this Credit Agreement not constitute a novation of the obligations and liabilities of the parties under the First A&R Credit Agreement, but that this Credit Agreement amend and restate in its entirety the First A&R Credit Agreement and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, the Lenders are willing to amend and restate the First A&R Credit Agreement and to make available the loans under the Facilities on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend and restate the First A&R Credit Agreement and covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Activities” has the meaning given to such term in Section 9.02(b).

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“Additional Borrower” has the meaning given to such term in Section 10.19.

“Adjusted Operating Income” means, for any period, the following for the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (i) aggregate operating revenues, minus (ii) aggregate operating expenses (including technical, programming, sales, selling, general administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, but excluding depreciation and amortization (but, for the avoidance of doubt, depreciation and amortization will not include the amortization of programming expenses (films, series, shows and other content), which is treated as an operating expense), charges and credits relating to employee stock plans, and restructuring charges and credits, and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or write-down of Investments by the Company or any Restricted Subsidiary in Affiliates), plus (iii) without duplication, Deferred Carriage Fee Amortization; provided, however, that for purposes of determining Adjusted Operating Income for any period (A) there shall be excluded all management fees accrued by the Company or any Restricted Subsidiary during such period unless such management fees are paid in cash during such period, (B) Adjusted Operating Income for such period shall be increased by the amount of management fees paid to the Company or any Restricted Subsidiary in cash in such period to the extent previously excluded pursuant to clause (A) above, (C) there shall be excluded (I) operating expenses in connection with the Distribution Transaction in an amount not to exceed $5,000,000 in the aggregate, (II) operating expenses relating to the Chello Acquisition and the financing thereof, including the First A&R Credit Agreement, in an amount not to exceed $40,000,000 in the aggregate and (III) expenses related to transition services, systems integration, accounting, legal, tax and human resources integration in connection with the Chello Acquisition and incurred within 12 months of the closing date of the Chello Acquisition, in an amount not to exceed $25,000,000, (D) the amount of Adjusted Operating Income attributable to any non-wholly owned Restricted Subsidiary shall be included only to the extent of the Company’s direct or indirect economic interest in the Equity Interests of such non-wholly owned Restricted Subsidiary; provided, that the amount of Adjusted Operating Income attributable to all non-wholly owned Restricted Subsidiaries shall in no event exceed 10% of the total Adjusted Operating Income for such period, and (E) Adjusted Operating Income for such period shall be increased or reduced, as the case may be, by the Adjusted Operating Income of assets or businesses acquired or disposed of (provided that in each case it has an impact on Annual Adjusted Operating Income of at least $1,000,000) (including by means of any redesignation of any Subsidiary pursuant to Section 7.08(c)) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Administrative Agent (it being agreed that it shall be satisfactory to the Administrative Agent that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with Section 7.01 rather than as applied in the financial statements of the Person whose assets were acquired and may include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition or disposition (a) that have been realized, (b) for which the steps necessary for realization have been taken, or (c) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition or disposition), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period. For purposes of this definition, operating revenues and operating expenses shall exclude any

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non-recurring, non-cash items in excess of $2,500,000. Adjusted Operating Income may also be adjusted to normalize an acceleration of programming expenses (films, series, shows and other content) required to be recognized in accordance with GAAP when the program’s useful life is shortened or otherwise changed from the originally projected useful life. Furthermore, to the extent the programs are abandoned and, to the extent that the amortization of such programming expenses are, in accordance with GAAP, required to be accelerated into the year of such impairment, the Company may treat such costs as being amortized over a period equal to the original projected useful life. In the event of any suspension of carriage by any party to an Affiliation Agreement during renewal negotiations of such Affiliation Agreement or upon the expiration or termination of, or during disputes under, such Affiliation Agreement, the Adjusted Operating Income calculation, for purposes of complying with the Financial Covenants (but not for any other purpose), may be adjusted (the “Carriage Suspension Adjustment”) to include the affiliation fee and advertising revenue attributable to the affected Affiliation Agreement from the corresponding period one year prior to each period during which such suspension of carriage continues, but in any event not to exceed three months, provided that the Carriage Suspension Adjustment shall be limited only to the affiliation fee and advertising revenue attributable to one Affiliation Agreement during any three-month period being tested.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 10.02 or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and provided further that no individual shall be an Affiliate of a Person solely by reason of his or her being an officer, director, manager, member or partner of such Person, except in the case of a partner or member if his or her interests in such partnership or limited liability company, as applicable, shall qualify him or her as an Affiliate.

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“Affiliation Agreement” means any agreement between the Company or any of its Affiliates and a distributor pursuant to which such distributor agrees, among other things, to distribute and exhibit to its subscribers programming of the Company or such Affiliate, as the case may be.

“Agent-Related Person” has the meaning given to such term in Section 10.04(d).

“Agent’s Group” has the meaning given to such term in Section 9.02(b).

“Aggregate Commitments” means the Commitments of all the Lenders.

“AMC” means AMC Network Entertainment LLC, a New York limited liability company.

“AMCNI” means AMC Networks International LLC (formerly AMC Acquisition Company LLC), a Delaware limited liability company.

“AMC Global” means AMC Global Holdings CV, a Dutch partnership.

“Amendment No. 1” means that certain Amendment No. 1 to this Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, certain subsidiaries of the Company party thereto, the lenders party thereto and JPMCB, as Administrative Agent, Collateral Agent and an L/C issuer.

“Amendment No. 1 Effective Date” means February 8, 2021.

“Ancillary Document” has the meaning given to such term in Section 10.09(b).

“Annual Adjusted Operating Income” means, as of any date, Adjusted Operating Income for the period of four consecutive Quarters covered by the then most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(d).

“Annual Total Interest Expense” means, as of any date, Total Interest Expense for the period of four consecutive Quarters covered by the then most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(d).

“Anti-Corruption Laws” means all published laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Closing Date, such Term A Lender’s Term A Commitment at such time and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of any Incremental Term Facility, with respect to any Incremental Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by the principal amount of such Incremental Term

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Lender’s Incremental Term Loans at such time, and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligations of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 (or, in the case of any Incremental Term Lender, on Schedule I to an Incremental Term Supplement, if any) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, (a) with respect to the Term A Facility and the Revolving Credit Facility, the applicable percentage per annum set forth in the table below determined by reference to the Cash Flow Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(d); provided, that for the period of six months after the Closing Date, the Applicable Rate with respect to the Term A Facility and the Revolving Credit Facility shall be 0.50% per annum for Base Rate Loans and 1.50% per annum for Eurodollar Rate Loans:

Pricing Level	Cash Flow Ratio	Eurodollar Rate (Letters of Credit)	Base Rate
1	<2.50:1.00	1.25%	0.25%
2	>2.50:100 but <4.00:1.00	1.50%	0.50%
3	≥4.00:1.00 but <5.00:1.00	1.75%	0.75%
4	≥5.00:1.00 but <5.75:1.00	2.00%	1.00%
5	≥5.75:1.00	2.25%	1.25%

and (b) with respect to an Incremental Term Facility, the rate specified as such in the applicable Incremental Term Supplement.

Any increase or decrease in the Applicable Rate with respect to the Term A Facility and Revolving Credit Facility resulting from a change in the Cash Flow Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply in respect of the Term A Facility and the Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

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“Appropriate Lender” means, at any time, (a) with respect to any of the Term A Facility, Revolving Credit Facility or Incremental Term Facility, if any, a Lender that has a Commitment with respect to such Facility or holds a Term A Loan, Revolving Credit Loan or Incremental Term Loan, if any, respectively, at such time, (b) with respect to the Swingline Sublimit, the Swingline Lender, and (c) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

“Approved Electronic Communications” means, for purposes of identifying all Communications which may be made on the Approved Electronic Platform, each Communication that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial or other report, notice, request, certificate or other information material; provided, however, that, solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, letter of credit request, swingline loan request, notice of conversion or continuation, and any other notice, demand, communication, information, document or other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.04(a) and Section 2.04(b) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document or other material required to be delivered to satisfy any of the conditions set forth in Article V or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Credit Agreement (provided that, for avoidance of doubt any such excluded Communication listed in clause (i) through clause (iv) may be made by electronic mail as provided in Section 10.02(b)(iv)).

“Approved Electronic Platform” has the meaning given to such term in Section 10.02(d).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangement Fee Letters” means (i) the Arrangement Fee Letter, dated July 25, 2017, between the Company and Merrill Lynch, Pierce Fenner & Smith Incorporated and (ii) the Arrangement Fee Letter, dated July 25, 2017, between the Company and JPMCB.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by

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Section 10.06(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 3.03.

“Bail-In Action” means the exercise of any ~~EEA~~ Write-~~down~~Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~  (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other Law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., a national banking association.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the ~~rate of interest~~Prime Rate in effect ~~for~~on such day ~~as publicly announced from time to time by JPMCB as its “prime rate”~~ and (c) the Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one month interest period plus 1%. ~~The “prime rate” is a rate set by JPMCB based upon various factors including JPMCB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMCB shall take effect at the opening of business on the day specified in the public announcement of such change.~~If the Base Rate is being used as an alternate rate of interest pursuant to Section  3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

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“Base Rate Loan” means a Revolving Credit Loan, Term A Loan, Swingline Loan or Incremental Term Loan, if any, that bears interest based on the Base Rate.

“Benchmark” means, initially, the Eurodollar Base Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Base Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section  3.03.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided, that in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that notwithstanding anything to the contrary in this Credit Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration

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thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 3.03(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section  3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Borrower” has the meaning given to such term in the preamble to this Credit Agreement.

“Borrower Agent” has the meaning given to such term in Section 2.17.

“Borrowing” means a Revolving Credit Borrowing, Term A Borrowing, Swingline Borrowing or Incremental Term Borrowing, if any, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Cablevision” means Cablevision Systems Corporation, a Delaware corporation.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a Lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP; provided that, notwithstanding any changes adopted or required to be adopted by the Company after December 13, 2018 as a result of any actual or proposed update to accounting standards (including, in particular, Accounting Standards Update (ASU) 2016-02 Leases (Topic 842), any successor proposal, any implementation thereof, any oral or public deliberations by the Financial Accounting Standards Board regarding the foregoing) or any other change in GAAP that requires or would require the obligations of a Person in respect of an operating lease or a Lease that would be treated as an operating lease on December 13, 2018 to be re-characterized as a capital lease, only obligations under Leases that would be classified as capital leases under GAAP as in effect on December 13, 2018 (whether or not such Leases were in effect) shall constitute Capital Lease Obligations for purposes of this definition.

“Carriage Suspension Adjustment” has the meaning specified in the definition of “Adjusted Operating Income”.

“Cash Collateral” has the meaning given to such term in Section 2.03(g).

“Cash Collateralize” has the meaning given to such term in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)    marketable, direct obligations of the United States of America maturing within 397 days of the date of purchase;

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(b)    commercial paper outstanding at any time issued by any Person organized under the laws of any state of the United States of America, which Person shall have a consolidated net worth of at least $250,000,000 and shall conduct a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s or “A-1” or better by S&P;

(c)    fully collateralized repurchase agreements in such amounts and with such financial institutions having a rating of “Baa” or better from Moody’s, or a rating of “A-” or better from S&P, as the Company may select from time to time;

(d)    certificates of deposit, banker’s acceptances and time deposits maturing within 397 days after the date of purchase, which are issued by any Lender or by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100,000,000, and having a rating of “Baa” or better from Moody’s or a rating of “A-” or better from S&P;

(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $3,000,000,000;

(f)     repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (d) of this definition, having a term of not more than thirty days, with respect to securities issued or fully guaranteed or insured by the United States government;

(g)    obligations of any State, commonwealth or territory of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited the government obligations described in clause (a) of this definition maturing as to principal and interest at times and in amounts sufficient to provide such payment;

(h)    auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s;

(i)     securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition~~);~~; or

(j)    money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (i) of this definition.

In the case of Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from S&P, Moody’s or Fitch Ratings Inc. and (ii) other short term investments utilized by the Company and the Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous in such country to the foregoing investments in clauses (a) through (j) and in this paragraph.

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“Cash Flow Ratio” means, as of any date, the ratio of (i) the sum of the aggregate outstanding principal amount of all Net Debt outstanding on such date (determined on a consolidated basis) plus (but without duplication of Indebtedness supported by Letters of Credit) the aggregate undrawn face amount of all L/C Obligations outstanding on such date to (ii) Annual Adjusted Operating Income (and any change in such ratio as a result of a change in the amount of Indebtedness or Letters of Credit shall be effective as of the date such change shall occur and any change in such ratio as a result of a change in the amount of Annual Adjusted Operating Income shall be effective as of the date of receipt by the Administrative Agent of the Compliance Certificate delivered pursuant to Section 7.01(d), reflecting such change). Notwithstanding the foregoing, for purposes of calculating the Cash Flow Ratio, there shall be excluded from Net Debt, to the extent otherwise included as Net Debt, (A) any deferred or contingent obligation of the Company to pay the consideration for an Investment not prohibited by Section 7.18 to the extent such obligation can be satisfied with the delivery of Equity Interests of the Company and the Company covenants and agrees in a notice to the Administrative Agent that such obligation shall be satisfied solely by the delivery of such Equity Interests; (B) any deferred purchase price in connection with any acquisition not prohibited by Section 7.18 to the extent that the Company’s obligations in respect of such deferred purchase price consist solely of an agreement to deliver Equity Interests of the Company and the Company covenants and agrees in a notice to the Administrative Agent that such obligation shall be satisfied solely by the delivery of such Equity Interests; (C) all obligations under any Secured Hedge Agreement or Monetization Indebtedness; and (D)(x) all obligations under any Guarantee permitted under subparagraph (x) of Section 7.16 and (y) all obligations under any Guarantee not prohibited by Section 7.16 so long as the obligations under such Guarantees referred to in this clause (y) are payable, solely at the option of the Company, in Equity Interests of the Company and the Company covenants and agrees in a notice to the Administrative Agent that such obligation shall be satisfied solely by the delivery of such Equity Interests.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (i) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, or (ii) on the Closing Date is a Lender or an Affiliate of a Lender and was also a “Lender” or an “Affiliate” of a “Lender,” under the Original Credit Agreement or the First A&R Credit Agreement, and on the Closing Date is a party to a Cash Management Agreement that qualified as a “Cash Management Agreement” under the Original Credit Agreement or the First A&R Credit Agreement, in its capacity as a party to such Cash Management Agreement.

“Change in Law” means the occurrence, after the ~~date of this Credit Agreement~~Amendment No. 1 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or

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in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chello Acquisition” means the acquisition by the Company and certain other parties of all of the equity interests and certain related loan receivables of Chello Zone Holdings Limited, an England and Wales company, and certain other entities pursuant to the Agreement for the Acquisition of The Chello Group, dated October 28, 2013.

“Chello Company Holding Companies” means all Foreign Subsidiaries directly held by AMCNI on January 29, 2015.

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 10.01, which date shall be July 28, 2017.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Agent” means JPMCB in its capacity as collateral agent for the Lenders under the Collateral Documents and its successors in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement(s) and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Committed Loan Notice” means a notice of (a) a Term A Borrowing, (b) a Revolving Credit Borrowing, (c) a Swingline Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commitment” means a Term A Commitment, Revolving Credit Commitment or Incremental Term Commitment, if any, as the context may require.

“Commitment Fee” has the meaning given to such term in Section 2.08(a).

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or

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otherwise transmitted between the parties hereto relating to this Credit Agreement, the other Loan Documents, any Loan Party or its Affiliates, or the transactions contemplated by this Credit Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Compliance Certificate” means a certificate of a senior financial executive of the Company in substantially the form of Exhibit C.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” means any agreement, whether written or oral, providing for the grant by or to a Person of any right under any Copyright.

“Copyrights” means all copyrights in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.23.

“Credit Agreement” has the meaning given to such term in the preamble hereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

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“Cumulative Adjusted Operating Income” means an amount, determined on the date of any proposed Restricted Payment, as applicable, equal to Adjusted Operating Income for the period from July 1, 2011 through the end of the most recently ended Quarter as to which financial statements have been delivered pursuant to Section 7.01.

“Cumulative Interest Expense” means for the period from July 1, 2011 through the end of the most recently ended Quarter as to which financial statements have been delivered pursuant to Section 7.01, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent in its reasonable discretion decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Instruments” means, collectively, the respective notes and debentures evidencing, and indentures and other agreements governing, any Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Company that (i) such Lender has failed for three Business Days or more to comply with its obligations under this Credit Agreement to make a Loan or make a payment to any L/C Issuer in respect of an L/C Obligation or make a payment to the Swingline Lender in respect of a Swingline Loan (each a “funding obligation”) unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which

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conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) such Lender has notified the Administrative Agent in writing, or has stated publicly, that it will not comply with any such funding obligation, or (iii) a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided that neither the reallocation of funding obligations provided for in Section 2.16(b) as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations shall by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination that a Lender is a Defaulting Lender under clauses (i) through (iii) above shall be made by the Administrative Agent in its reasonable discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Company referred to above.

“Deferred Carriage Fee Amortization” means amounts paid or payable to multichannel video programming distributors to obtain additional subscribers and/or guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related affiliation arrangement and determined in accordance with GAAP.

“Defined Percentage” means 66%, but, if a Change in Law provides for an increase or decrease in the percentage of the total combined voting power of all classes of voting stock of a Foreign Subsidiary directly owned by a Domestic Subsidiary that may be pledged without being treated as an indirect pledge of such Foreign Subsidiary’s assets, then such percentage as provided by such Change in Law rounded down to the nearest whole number of percentage points.

“Designated Borrower” has the meaning given to such term in Section 10.19.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term Disposition specifically excludes the (i) sale, transfer, license, lease or other disposition of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, (ii) sale, transfer, license, lease or other disposition of receivables, inventory and other current assets in the ordinary course of business; (iii) sale, transfer, license, lease or other disposition of property by any Restricted Subsidiary to the Company or to another Restricted Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor; (iv) sale, transfer, license, lease or other disposition of property permitted by Section 7.24(i) through (vii) and (x) through (xvi); and (v) sale, transfer, license, lease or other disposition of property involving property or assets having a fair market value of less than $50,000,000.

“Distribution Transaction” means (i) the contribution to the Company of certain programming businesses and related assets from CSC Holdings, LLC in exchange for the issuance or transfer to CSC Holdings, LLC of common stock of the Company, Senior Notes (as defined in the Original Credit Agreement) and Term B Notes (as defined in the Original Credit Agreement), (ii) the distribution by CSC Holdings, LLC of the Company’s common stock to Cablevision, and (iii) the distribution by Cablevision of the Company’s common stock to the common shareholders of Cablevision, which transactions occurred in June 2011.

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“Dolan” means Charles F. Dolan.

“Dolan Family Interests” means (i) any Dolan Family Member, (ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually, and (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.

“Dolan Family Members” means Dolan, his spouse, his descendants and any spouse of any of such descendants.

“Dollars” and “$”means lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia, except that (1) no Subsidiary of a Foreign Subsidiary shall be a Domestic Subsidiary, and (2) no Subsidiary of an Excluded Domestic Subsidiary shall be a Domestic Subsidiary.

“Early Opt-in Election” means, if the then-current Benchmark is the Eurodollar Base Rate, the occurrence of:

(i) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(ii) the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Base Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to the consolidated supervision of its parent.

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“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any body, public administrative authority or other Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

~~“EEA Write-down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.~~

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) with respect to any assignment of any Revolving Credit Commitment or Revolving Credit Loan, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, and (iii) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by (A) the Administrative Agent, (B) in the case of any assignment of a Revolving Credit Commitment, the Swingline Lender and each L/C Issuer, and (C) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed), and (b) with respect to any assignment of any Term Commitment or Term Loan, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, (iv) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by (A) the Administrative Agent, and (B) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided, the Company shall be deemed to have approved of such Person unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received written notice thereof, and (v) with respect to any Term Loan, the Company or any of the Company’s Affiliates or Subsidiaries; provided that, (1) none of the Company or any of the Company’s Affiliates or Subsidiaries holding Term Loans shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Company are not then present or (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Company or its representatives, (2) any purchase of Term Loans by the Company or any of its Subsidiaries by assignment pursuant to Section 10.06 shall (x) be effected by an offer to purchase such Term Loans pro rata from each Term Lender of the applicable Term Facility in a manner reasonably acceptable to the Administrative Agent, (y) result in such Term Loans being retired upon such assignment and (z) not be funded with a borrowing of Revolving Credit Loans, and (3) the aggregate principal amount of Term Loans purchased by assignment pursuant to Section 10.06 and held at any one time by any of the Company’s Affiliates (which are not required to be retired pursuant to clause (2) above) may not exceed 10% of the outstanding principal amount of all Term Loans under any Term Facility.

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“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Company is a member.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) as in effect from time to time.

“Eurodollar Base Rate” means, for each Interest Period, the rate per annum equal to the greater of (a) 0.00% and (b) the London interbank offered rate administered by ~~ICE Benchmark Association Limited~~IBA (or any other Person which takes over the administration of that rate) (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a

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term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period would be offered by JPMCB’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

~~Eurodollar Rate =~~	Eurodollar Base Rate
1.00 — Eurodollar Reserve Percentage

Eurodollar Rate =	Eurodollar Base Rate
1.00 — Eurodollar Reserve Percentage

“Eurodollar Rate Loan” means a Revolving Credit Loan, Term A Loan, or Incremental Term Loan, if any, that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means any of the events described in Article VIII.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a material portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 180 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Exchange” shall mean a Disposition constituting any exchange of assets or properties for consideration consisting solely of other assets or properties, subject to the last sentence of this definition, and of comparable value and use to those assets or properties being

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exchanged, and having a value equal to the fair market value of those assets or properties being exchanged, including exchanges involving the transfer or acquisition (or both transfer and acquisition) of Equity Interests of a Person so long as substantially all of the Equity Interests of such Person are transferred or acquired, as the case may be (and such Person becomes a Restricted Subsidiary and a Guarantor hereunder). It is understood that exchanges of the kind described above as to which a portion of the consideration paid or received is in the form of cash or Cash Equivalents shall nevertheless constitute “Exchanges” for the purposes of this Credit Agreement so long as the aggregate consideration received by the Company and its Restricted Subsidiaries in connection with such exchange represents fair market value for the assets or properties and cash or Cash Equivalents being transferred by the Company and its Restricted Subsidiaries.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary substantially all the assets of which are Equity Interests in Foreign Subsidiaries. For the avoidance of doubt, AMCNI (or its successor) shall be an Excluded Domestic Subsidiary.

“Excluded Indebtedness” has the meaning given to such term in Section 8.01(e).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.12 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal in accordance with this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) any taxes imposed on or measured by its overall net income (however denominated), branch profits taxes, and franchise taxes imposed on it (in lieu of net income taxes), as a result of a present or former connection between such Administrative Agent, Lender or L/C Issuer, as the case may be, and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Lender or such L/C Issuer having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (b) any Tax imposed pursuant to FATCA, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.12), any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with

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Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Borrowings” has the meaning given to such term in Section 3.03(e).

“Facility” means the Term A Facility, the Revolving Credit Facility or an Incremental Term Facility, if any, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof, whether issued before or after the date of this Credit Agreement, any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the ~~Federal Reserve Bank of New York~~NYFRB on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative Agent, provided, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” means the Arrangement Fee Letters and the JPMCB Fee Letter.

“Financial Covenants” means the financial covenants applicable to the Company and the Restricted Subsidiaries from time to time as set forth in Section 7.26 and 7.27.

“First A&R Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 16, 2013, as amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of January 29, 2015, among the Borrower, certain subsidiaries of the Company party thereto, the lenders party thereto and JPMCB, as administrative agent, collateral agent and L/C issuer thereunder, as in effect immediately prior to the Closing Date.

“Floor” means the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to the Eurodollar Base Rate.

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“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary. For the avoidance of doubt, (1) any Subsidiary of a Foreign Subsidiary shall be a Foreign Subsidiary, and (2) any Subsidiary of AMCNI (or its successor) shall be a Foreign Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided, that, at any time after the Closing Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, except as otherwise provided in Section 1.03(b), references herein to GAAP shall thereafter be construed to mean IFRS (and equivalent pronouncements) as in effect at the date of such election, except as otherwise provided in this Credit Agreement; provided further, that any calculation or determination in this Credit Agreement that requires the application of GAAP for periods that include Quarters ended prior to the adoption of IFRS shall remain as previously calculated or determined.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning set forth in Section 10.06(h).

“Grantor” has the meaning given to such term in the Security Agreement.

“Guarantees” has the meaning given to such term in Section 7.16.

“Guarantors” means the Persons set forth on Schedule 1.01(iii) and each New Restricted Subsidiary required to become a Guarantor pursuant to Section 7.08. For the avoidance of doubt, no Foreign Subsidiary is required to be or to become a Guarantor under the Loan Documents.

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“Guaranty” means the Guaranty made by the Guarantors under Article IV in favor of the Secured Parties.

“Guaranty Supplement” has the meaning given to such term in Section 4.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, (i) at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement, or (ii) on the Closing Date, is a Lender or an Affiliate of a Lender or was a “Lender” or an “Affiliate” of a “Lender,” under the Original Credit Agreement or the First A&R Credit Agreement, and on the Closing Date is a party to an interest rate hedge under the First A&R Credit Agreement that qualified as a “Secured Hedge Agreement” under the First A&R Credit Agreement, in its capacity as a party to such interest rate hedge.

“Honor Date” has the meaning given to such term in Section 2.03(c)(i).

“IBA” has the meaning given to such term in Section  1.08.

“IFRS” means the International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“IFC” means IFC TV LLC, a Delaware limited liability company.

“Increase Effective Date” has the meaning given to such term in Section 2.13(d).

“Incremental Leveraging Amount” means, with respect to any Leveraging Acquisition, the excess (if any) of (a) the Cash Flow Ratio computed on a pro forma basis after giving effect to the consummation of such Leveraging Acquisition and the incurrence of Indebtedness in connection therewith, calculated (i) as of the last day of the Quarter most recently ended prior to the date of consummation of such Leveraging Acquisition for which financial statements have been delivered pursuant to Section 7.01 and (ii) as if such Leveraging Acquisition was consummated on the first day of the 12-month period then ended and such Indebtedness was incurred on the last day of such period, over (b) the Cash Flow Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(d).

“Incremental Term Borrowing” means a borrowing consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Incremental Term Lenders pursuant to Section 2.14.

“Incremental Term Commitments” has the meaning given to such term in Section 2.14(a).

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“Incremental Term Facility” means, any additional tranche of Incremental Term Commitments and Incremental Term Loans established pursuant to an Incremental Term Supplement.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” has the meaning given to such term in Section 2.14(a).

“Incremental Term Note” means a promissory note made by the Borrower in favor of an Incremental Term Lender, evidencing Incremental Term Loans made by such Incremental Term Lender, substantially in the form attached to the Incremental Term Supplement.

“Incremental Term Supplement” has the meaning given to such term in Section 2.14(c).

“Indebtedness” means, as to any Person, Capital Lease Obligations of such Person and other indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services other than accounts payable and accrued expenses (other than for borrowed money) incurred in the ordinary course of business of such Person. Without limiting the generality of the foregoing, such term shall include (a) when applied to the Borrower and/or any Restricted Subsidiary, all obligations of the Borrower and/or any Restricted Subsidiary under Swap Contracts and (b) when applied to the Borrower or any other Person, all Indebtedness of others Guaranteed by such Person provided that obligations incurred using credit cards issued to the Company, its Restricted Subsidiaries or their respective employees shall not constitute Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning given to such term in Section 10.04(b).

“Information” has the meaning given to such term in Section 10.02(f).

“Intellectual Property” means the Copyrights, Copyright Licenses, Patents, Patent Licenses, Software, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses of the Loan Parties.

“Intellectual Property Security Agreement” means an Intellectual Property Security Agreement, between each Loan Party owning any Intellectual Property or applications for Intellectual Property and the Collateral Agent, for the benefit of the Secured Parties, and any similar security agreement or any security agreement supplement delivered pursuant to Section 7.08.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such

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Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or if made available by the Lenders twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investments” has the meaning given to such term in Section 7.18.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means the International Standby Practices (ISP98) International Chamber of Commerce Publication No. 590, as the same may be amended and as in effect from time to time.

“Issuer Documents” means with respect to any Letter of Credit issued by any L/C Issuer, the Letter of Credit Application, and any other document, agreement and instrument entered into by such L/C Issuer and the Borrower or any Subsidiary or in favor of such L/C Issuer and relating to any such Letter of Credit.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date), in its capacity as the “left” lead arranger for the Facilities, and JPMCB.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association.

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“JPMCB Fee Letter” means the letter agreement, dated June 30, 2011, between the Company and the Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Commitment” means, with respect to any L/C Issuer, the aggregate face amount of Letters of Credit that such L/C Issuer has committed, in writing, to provide subject to the terms and conditions set forth in this Credit Agreement. The L/C Commitments of the L/C Issuers as of the Closing Date are as set forth on Schedule 2.03.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each of (i) JPMCB in its capacity as an issuer of Letters of Credit hereunder or any successor issuer of Letters of Credit hereunder, (ii) Bank of America in its capacity as an issuer of Letters of Credit hereunder or any successor issuer of Letters of Credit hereunder and (iii) any other Lender reasonably acceptable to the Company and Administrative Agent that has agreed to act as an L/C Issuer hereunder.

“L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Leases” means leases and subleases (excluding Capital Lease Obligations), licenses to use property, and easements.

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“Lender” means the banks or other financial institutions which are parties hereto, including the Swingline Lender and any Incremental Term Lender, together with their respective successors and assigns.

“Lender Insolvency Event” means that (i) a Lender or its Lender Parent is insolvent, (ii) a Lender or its Lender Parent has become the subject of a Bail-In Action, or (iii) an event of the kind referred to in clause (g)(ii), (g)(v) or (h) of Section 8.01 occurs, excluding any Undisclosed Administration, with respect to such Lender or its Lender Parent (as if the references in such provisions to the Company or Significant Restricted Subsidiaries referred to such Lender or Lender Parent); provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Parent” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Lender Party” means any Lender, any L/C Issuer or the Swingline Lender.

“Lender Party Appointment Period” has the meaning given to such term in Section 9.06(a).

“Lender-Related Person” has the meaning given to such term in Section  10.04(b).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning given to such term in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

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“Leveraging Acquisition” means any Permitted Acquisition made in compliance with the terms of this Credit Agreement the consideration for which is funded in whole or in part with Indebtedness incurred by the Borrower or any Restricted Subsidiary in an aggregate principal amount in excess of $250,000,000.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBOR” has the meaning given to such term in the definition of “Eurodollar Base Rate” under this Section 1.01.

“Liens” has the meaning given to such term in Section 7.17.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, Swingline Loan or Revolving Credit Loan.

“Loan Documents” means, collectively, (a) this Credit Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letters, (e) each Issuer Document, (f) each Secured Hedge Agreement, (g) each Secured Cash Management Agreement, and (h) each Incremental Term Supplement, if any; provided that for purposes of the definition of “Materially Adverse Effect” and Articles V through IX and Section 10.01, “Loan Documents” shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Mandatory Borrowing” has the meaning given to such term in Section 2.15(b).

“Margin Stock” means “margin stock” as defined in Regulation U.

“Materially Adverse Effect” means a materially adverse effect upon (i) the business, assets, financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole on a combined basis in accordance with GAAP, (ii) the ability of the Company and the Restricted Subsidiaries taken as a whole to perform the Obligations hereunder or (iii) the legality, validity, binding nature or enforceability of this Credit Agreement or any other Loan Document or the validity, perfection, priority or enforceability of the security interest created, or purported to be created, by any of the Collateral Documents.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, ~~July 28, 2022~~February  8, 2026, (b) with respect to the Term A Facility, ~~July 28, 2023~~February  8, 2026, (c) with respect to each Incremental Term Facility, if any, the date specified as such in the respective Incremental Term Supplement.

“Maximum Cash Flow Ratio” has the meaning given to such term in Section 7.27.

“Maximum Rate” has the meaning given to such term in Section 10.08.

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“Monetization Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary thereof issued in connection with a Monetization Transaction; provided that, (i) on the date of its incurrence, the purchase price or principal amount of such Monetization Indebtedness does not exceed the fair market value of the securities that are the subject of such Monetization Transaction on such date and (ii) the obligations of the Company and its Restricted Subsidiaries with respect to the purchase price or principal amount of such Monetization Indebtedness (x) may be satisfied in full by delivery of the securities that are the subject of such Monetization Transaction and any related options on such securities or any proceeds received by the Company or any Restricted Subsidiary thereof on account of such options; provided further, that if the Company or such Restricted Subsidiary no longer owns sufficient securities that were the subject of such Monetization Transaction and/or related options on such securities to satisfy in full the obligations of the Company and its Restricted Subsidiaries under such Monetization Indebtedness, such Indebtedness shall no longer be deemed to be Monetization Indebtedness, and (y) are not secured by any Liens on any of the Company’s or its Restricted Subsidiaries’ assets other than the securities that are the subject of such Monetization Transaction and the related options on such securities.

“Monetization Transaction” means a transaction pursuant to which (i) securities received pursuant to a Disposition or Exchange are sold, transferred or otherwise conveyed (including by way of a forward purchase agreement, prepaid forward sale agreement, secured borrowing or similar agreement) within 180 days of such Disposition or Exchange and (ii) the Company or its Restricted Subsidiaries receive (including by way of borrowing under Monetization Indebtedness) not less than 75% of the fair market value of such securities in the form of cash.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means proceeds received by the Company or any of the Restricted Subsidiaries in cash from (x) any Disposition or the incurrence, issuance or sale of Indebtedness or capital stock of the Company or any of the Restricted Subsidiaries, in each case after deduction of the underwriting discounts and commissions in, the costs of, and any income, franchise, transfer or other tax liability arising from, such sale, Disposition, incurrence or issuance, (y) a capital contribution in respect of the common stock of any class of the Company to the Company by the holder thereof, or (z) any insurance, condemnation awards or other payment with respect to an Event of Loss, after deduction of the costs of, and any income, franchise, transfer or other tax liability arising therefrom. If any amount payable to the Company or any such Restricted Subsidiary in respect of any such incurrence or issuance shall be or become evidenced by any promissory note or other negotiable or non-negotiable instrument, the cash proceeds received on any such note or instrument shall constitute Net Cash Proceeds.

“Net Debt” means, as to the Company and the Restricted Subsidiaries as at any date of determination, the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries, less the aggregate amount of Qualified Cash of the Company and the Restricted

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Subsidiaries as of such date in an aggregate amount not to exceed ~~50~~75% of Adjusted Operating Income for the period of four consecutive Quarters covered by the then most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(d).

“New Restricted Subsidiary” means any New Subsidiary designated as a Restricted Subsidiary pursuant to Section 7.08(b) and any Unrestricted Subsidiary redesignated as a Restricted Subsidiary pursuant to Section 7.08(c).

“New Subsidiary” means any Person that becomes a Subsidiary of the Company on or after the Closing Date.

“New Unrestricted Subsidiary” means any New Subsidiary deemed an Unrestricted Subsidiary pursuant to Section 7.08(a).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Note” means a Term A Note, Revolving Credit Note, Swingline Note or Incremental Term Note, if any, as the context may require.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OID” has the meaning given to such term in Section 2.10(a).

“Original Credit Agreement” means the Credit Agreement dated as of June 30, 2011 among AMC Networks Inc., as borrower, certain of its subsidiaries party thereto as guarantors, JPMorgan Chase Bank, N.A., as administrative agent thereunder and the lenders from time to time party thereto.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise, property, mortgage recording or other similar taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

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“Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning given to such term in Section 10.06(d).

“Participant Register” has the meaning given to such term in Section 10.06(d).

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, and (b) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisions, division, continuations and continuations-in-part and substitutes thereof.

“Patriot Act” has the meaning given to such term in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” means any acquisition (including by merger, amalgamation, consolidation or other form of combination) of all or substantially all of the assets of, or all or substantially all of the Equity Interests (other than directors’ qualifying shares) in, a Person or division, line of business or other business unit of a Person who will become, or which assets will become property of, a Restricted Subsidiary so long as (a) there is no Default or Event of Default both before and after giving pro forma effect to such acquisition and any incurrence of Indebtedness in connection therewith, (b) the Company would be in compliance, on a pro forma basis after giving effect to the consummation of such acquisition and any incurrence of Indebtedness in connection therewith (such pro forma basis to include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition (i) that have been realized, (ii) for which the steps necessary for realization have been taken, or (iii) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition, in each case, certified by the Company), with the Financial Covenants recomputed as of the last day of the most recently ended Quarter for which financial statements have been delivered pursuant to Section 7.01 and calculated as if such acquisition was consummated and such Indebtedness was incurred on the first day of the 12-month period then ended; provided, the Financial Covenants for purposes of determining such pro forma compliance, shall be determined in a manner to be more restrictive than the level otherwise applicable for the relevant test period by 0.25:1.00, (c) the acquired company or assets are in the same business as the Company and its subsidiaries or are in a line of business that is generally related to the lines of

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business conducted by the Company and its subsidiaries, (d) any acquired company and its subsidiaries (other than any subsidiary that shall be a Foreign Subsidiary) shall become Guarantors and pledge their assets to the Collateral Agent and (e) the Company shall have notified the Administrative Agent at least five Business Days prior to the consummation of such proposed acquisition, and shall have delivered to the Administrative Agent documents related to the proposed acquisition reasonably requested by the Administrative Agent.

“Permitted Affiliate Payments” means payments under equity and other compensation incentive programs to employees and directors of the Borrower or any of its Affiliates in the ordinary course of business.

“Permitted Debt” means any Indebtedness incurred, issued or sold by the Company after the Closing Date, and any Guarantees thereof issued by the Guarantors permitted pursuant to Section 7.16(viii), provided that:

(i)    such Indebtedness (A) shall be unsecured, (B) shall have a commercially reasonable interest rate (which rate shall be deemed commercially reasonable if such Indebtedness is sold by a member of the Financial Industry Regulatory Authority in an underwritten offering, in a private placement pursuant to Rule 144A under the Securities Act of 1933, or on a “best efforts” basis), (C) shall be neither (1) redeemable, payable or required to be purchased or otherwise retired or extinguished in whole or in part at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at the option of any Person other than the Company or upon the occurrence of a condition other than a change of control (as defined in the Debt Instruments governing such Indebtedness) not solely within the control of the Company (such as a redemption required to be made out of future earnings) nor (2) convertible into any other Indebtedness or capital stock of the Company that may be so retired, extinguished or converted, in the case of clause (1) or (2) above, at any time before the date that is six months after the last Maturity Date applicable to the Facilities as in effect at the time of the incurrence, issuance or sale of such Indebtedness, (D) shall have a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Facilities (assuming each of the Facilities had been entered into with a six month additional weighted life), (E) shall be issued subject to the demonstration of pro forma compliance after giving effect to such Indebtedness with the Financial Covenants recomputed as of the last day of the most recently ended Quarter for which financial statements have been delivered pursuant to Section 7.01 and calculated as if incurred on the first day of the 12-month period then ended, and (F) shall have terms and conditions no more restrictive or burdensome, taken as a whole, than the terms and conditions of the Senior Notes (whether or not the Senior Notes are outstanding at the date of such determination); and

(ii)    at the time of and immediately after giving effect to the incurrence, issuance or sale of such Indebtedness, no Default shall have occurred and be continuing, and the Company shall have so certified to the Administrative Agent;

and provided further, that the Company shall (a) prior to the issuance of any such Indebtedness, provide notice to the Administrative Agent of the proposed issuance thereof and of the use of the proceeds thereof and (b) as soon as available, provide to the Administrative Agent copies of the Debt Instruments governing such Indebtedness.

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“Permitted Global Reorganization” means the reorganization of the international operations of the Company so that: (i) all or substantially all of the Company’s ownership interests in its existing Foreign Subsidiaries are held directly or indirectly by AMCNI; (ii) all of the Company’s ownership interests in RMH GE and its subsidiaries are transferred (whether in one transaction or in a series of transactions) to AMCNI, with RMH GE and its subsidiaries (including each of the Sundance International Guarantors) becoming indirect, wholly-owned subsidiaries of AMCNI; (iii) the Company’s ownership interests in the Chello Company Holding Companies directly held by AMCNI (whether in one transaction or in a series of transactions involving Loan Parties and/or non-Loan Parties) are transferred to AMC Global and RMH GE and/or their respective Subsidiaries; and (iv) certain intercompany loans entered into in connection with the Chello Acquisition are transferred (whether in one transaction or in a series of transactions involving the incurrence of loans owed by and between Loan Parties and/or non-Loan Parties), issued and restructured, with $400,000,000 of intercompany debt owed by AMC Global to RMH GE (or its predecessors or successors) being created.

“Permitted Global Reorganization Note” means the promissory note, dated April 1, 2015, between RMH GE, as “Holder”, and AMC Global, as “Maker”, with an initial principal amount of $400,000,000.

“Permitted Liens” means, with respect to any Person:

(i)     (a) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or other social security legislation, and deposits securing liability to insurance carriers under related insurance or self-insurance arrangements, (b) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies related to the items specified in the foregoing clause (a), or (c) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of the items set forth in clauses (a) and (b) of this clause (i);

(ii)     (a) deposits to secure the performance of bids, tenders, contracts (other than for borrowed money) or Leases to which such Person is a party, (b) deposits to secure public or statutory obligations of such Person, surety and appeal bonds, performance bonds and other obligations of a like nature, (c) deposits as security for contested taxes or import duties or for the payment of rent, and (d) obligations in respect of letters of credit or bank guarantees that have been posted by such Person to support the payment of items set forth in clauses (a) and (b) of this clause (ii);

(iii)     Liens consisting of pledges or deposits of cash or securities made by such Person as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy other similar requirements of, any applicable Governmental Authority;

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(iv)     Liens imposed by law, such as (a) carriers’, warehousemen’s and mechanics’ materialmen’s, landlords’, or repairmen’s Liens, or (b) other like Liens arising in the ordinary course of business securing obligations which are not overdue by more than 30 days or which if more than 30 days overdue, (1) the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor as appropriate in accordance with GAAP, or (2) the aggregate principal outstanding amount of the obligations secured thereby does not exceed $5,000,000;

(v)     Liens arising out of judgments or awards not constituting an Event of Default;

(vi)     survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or other restrictions or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially impair their use in the ordinary operation of the business of such Person;

(vii)     any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority;

(viii)     Liens created in the ordinary course of business and customary in the relevant industry with respect to the creation or licensing of content, and the components thereof, securing the obligations of any of the Company and its Restricted Subsidiaries ~~owing in respect of compensation or other payments owed for services rendered by creative or other personnel~~ that do not constitute Indebtedness; provided that any such Lien shall attach solely to the content, or applicable component thereof, and the proceeds or products thereof, that ~~are~~is the subject to the arrangements giving rise to the underlying obligation;

(ix)     Liens for (a) taxes (other than property taxes), assessments, charges or other governmental levies not overdue by more than 30 days or which if more than 30 days overdue, (1) the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that a reserve or other appropriate provision shall have been made therefor as appropriate in accordance with GAAP and (2) the aggregate principal outstanding amount of the obligations secured thereby does not exceed $10,000,000, and (b) property taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed);

(x)     Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto and pooling and netting arrangements) or other funds maintained with a depository institution or securities intermediary;

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(xi)     restrictions on transfers of securities imposed by applicable securities laws;

(xii)     (a) any interest or title of a lessor, licensor or sublessor under any Lease, license or sublease entered into by such Person in the ordinary course of its business and covering only the assets so leased, licensed or subleased and (b) the rights reserved or vested in any other Person by the terms of any Lease, license, franchise, grant or permit held by such Person or by a statutory provision to terminate any such Lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(xiii)     assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any Lease and Liens or rights reserved in any Lease for rent or for compliance with the terms of such Lease;

(xiv)     Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding Leases entered into by such Person in the ordinary course of business;

(xv)     Liens arising out of conditional sale, title retention, consignment, factoring or similar arrangements for sale of receivables or goods entered into by such Person not prohibited by this Credit Agreement; provided, that the aggregate outstanding amount of the obligations secured by Liens arising out of factoring or similar arrangements for the sale of receivables does not exceed $200,000,000 at any time;

(xvi)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

(xvii)     additional Liens so long as the aggregate principal outstanding amount of the obligations secured thereby does not exceed $~~50~~75,000,000 at any time.

For the avoidance of doubt (and to supplement Section 1.07), Liens on property and assets of the Company and the Restricted Subsidiaries in a country outside the United States of America analogous in such country to the foregoing Permitted Liens described in clauses (i) through (xvii) of this definition shall also be Permitted Liens, subject to the foreign equivalent of the applicable Dollar limitation specified in the relevant clause.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the weighted average life to maturity of the Indebtedness being

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Refinanced, (c) the final maturity of such Permitted Refinancing Indebtedness shall be no earlier than the date that is 91 days after the Maturity Date of the Term A Facility, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Credit Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing Indebtedness shall have different obligors than the Indebtedness being Refinanced and (f) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or an ERISA Affiliate or (ii) a Multiemployer Plan to which the Company or an ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions.

“Plan Asset Regulations” means 29 CFR §  2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Agreement” means that certain Second Amended and Restated Pledge Agreement, dated as of July 28, 2017, as amended, supplemented, modified or waived from time to time in accordance with the terms thereof, among certain Loan Parties and the Collateral Agent.

“Pledged Debt” has the meaning given to such term in the Security Agreement.

“Pledged Equity Interests” has the meaning given to such term in the Pledge Agreement.

“Pledgor” has the meaning given to such term in the Pledge Agreement.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prohibited Transaction” means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

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 “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.23.

“Qualified Cash” means, of any Person, all cash and Cash Equivalents of such Person in deposit or securities accounts.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarter” means a fiscal quarterly period of the Company.

“Reduction Amount” has the meaning set forth in Section 2.04(b)(vi).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Eurodollar Base Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (b) if such Benchmark is not the Eurodollar Base Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning given to such term in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning given to such term by the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Reportable Event” means (i) any of the events set forth in Section 4043(c) (other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC is waived under

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applicable regulations), 4062(e) or 4063(a) of ERISA or the regulations thereunder, (ii) a determination that any Plan is an “at risk” status within the meaning of Section 303 of ERISA and the failure to make the required funding to the Plan as provided by Section 303(i) of ERISA and (iii) any failure to make payments required by Section 430(j) of the Code if such failure continues for 30 days following the due date for any required installment.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Incremental Term Lenders” means, as of any date of determination and as to any Incremental Term Facility, Incremental Term Lenders holding more than 50% of such Incremental Term Facility on such date; provided that the portion of such Incremental Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that (i) the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender, and (ii) the Loans held by the Company or any of its Affiliates or Subsidiaries, shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Prepayment Date” has the meaning given to such term in Section 2.04(b)(vii).

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Revolving/Term A Lenders” means, as of any date of determination, Lenders (other than Incremental Term Lenders, if any) holding more than 50% of the sum of the (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) less the Outstanding Amount of the Incremental Term Loans, if any, and (b) aggregate unused Revolving Credit Commitments; provided, that (i) the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender (other than any Incremental Term Lender, if any), and (ii) the Loans held by the Company or any of its Affiliates or Subsidiaries, shall in each case be excluded for purposes of making a determination of Required Revolving/Term A Lenders.

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“Required Term A Lenders” means, as of any date of determination, Term A Lenders holding more than 50% of the Term A Facility on such date; provided that (i) the portion of the Term A Facility held by any Defaulting Lender, and (ii) the Loans held by the Company or any of its Affiliates or Subsidiaries, shall in each case be excluded for purposes of making a determination of Required Term A Lenders.

 “Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, senior vice president-finance, chief accounting officer, controller, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Group Reporting Period (Cash Flow Statement)” means any Quarter or fiscal year of the Company if, as of the end of such period, the Unrestricted Subsidiary Adjusted Combined Revenues for the four Quarter period then ended exceed 20% of the amount equal to (i)  the combined revenues of the Company and its consolidated Subsidiaries for the four Quarter period then ended minus (ii) the difference between (a) the combined revenues of the Unrestricted Subsidiaries for the four Quarter period then ended and (b) the Unrestricted Subsidiary Adjusted Combined Revenues for the four Quarter period then ended.

“Restricted Group Reporting Period (Key Metrics)” means any Quarter or fiscal year of the Company if, as of the end of such period, the Unrestricted Subsidiary Adjusted Combined Revenues for the four Quarter period then ended exceed 15% of the amount equal to (i) the combined revenues of the Company and its consolidated Subsidiaries for the four Quarter period then ended minus (ii) the difference between (a) the combined revenues of the Unrestricted Subsidiaries for the four Quarter period then ended and (b) the Unrestricted Subsidiary Adjusted Combined Revenues for the four Quarter period then ended.

“Restricted Group Reporting Period (Statement of Operations and Balance Sheet)” means any Quarter or fiscal year of the Company if, as of the end of such period, either (i) the combined revenues of the Unrestricted Subsidiaries exceed 15% of the combined revenues of the Company and its consolidated Subsidiaries for the four Quarter period then ended, or (ii) the aggregate amount of the assets of the Unrestricted Subsidiaries as recorded on the balance sheet of the Company and its consolidated Subsidiaries exceeds 15% of the aggregate amount of the assets of the Company and its consolidated Subsidiaries on such balance sheet.

“Restricted Payments” means (i) direct or indirect distributions, dividends or other payments by the Company or any Restricted Subsidiary on account of (including, without limitation, sinking fund or other payments on account of the redemption, retirement, purchase or

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acquisition of) any general or limited partnership or joint venture interest in, or any capital stock of, the Company or such Restricted Subsidiary, as the case may be (whether made in cash, property or other obligations), other than any such distributions, dividends and other payments made by (a) a Restricted Subsidiary to the Company or another Loan Party on account of any such Equity Interests of the former held by the latter and (b) a Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party on account of any such Equity Interests of the former held by the latter, and (ii) any prepayment of principal or interest on account of any Permitted Debt or any Indebtedness of the Company issued under the Senior Notes Indenture (2012) or the Senior Notes Indenture (other than (a) so long as no Default or Event of Default shall have occurred and be continuing, any prepayment of interest on account of any Permitted Debt or the Senior Notes, (b) any prepayment of principal or interest on account of any Indebtedness under the RNS Credit Agreement and RNS Notes, ~~and~~ (c) any prepayment of principal on any Indebtedness being Refinanced with Permitted Refinancing Indebtedness and (d) any prepayment or redemption of the 2022 Senior Notes on or prior to February 26, 2021 using the proceeds of the 2029 Senior Notes).

“Restricted Subsidiaries” means the Persons set forth on Schedule 1.01(i~~) ,~~), AMC, each Additional Borrower, and any New Restricted Subsidiary, provided that any Restricted Subsidiary redesignated as an Unrestricted Subsidiary pursuant to and in compliance with Section 7.08(c) shall cease to be a Restricted Subsidiary.

“Restricting Information” has the meaning given to such term in Section 10.02(g).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or Revolving Credit Loan at such time.

“Revolving Credit Loan” has the meaning given to such term in Section 2.01(b); provided, that a Swingline Loan shall not constitute a Revolving Credit Loan.

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“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit B-3.

“Revolving/Term A Event of Default” means any Event of Default contained in clause (c) of Section 8.01, but only with respect to Sections 7.26 and 7.27.

“RMH GE” means RMH GE Holdings I, Inc., a Delaware corporation and a Restricted Subsidiary.

“RNS Credit Agreement” means that certain Credit Agreement, dated as of July 5, 2006, as amended, among Rainbow National Services, LLC, the guarantors named therein, Bank of America, as syndication agent, Credit Suisse (formerly Credit Suisse First Boston), Citicorp North America, Inc. and Wachovia Bank, National Association, as co-documentation agents, JPMCB, as administrative agent, and the other Loan Parties (as defined therein) party thereto.

“RNS Indenture” means that certain Indenture, dated as of August 20, 2004, among The Bank of New York, Rainbow National Services, LLC, RNS Co-Issuer Corporation and the “Guarantors” (as defined therein) with respect to the RNS Notes.

“RNS Notes” means the 10-3/8% Senior Subordinated Notes Due 2014 issued pursuant to the terms and conditions of the RNS Indenture in the aggregate original principal amount of $325,000,000.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means, at any time, a country or territory which is the target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person directly or indirectly owned 50% or more by, controlled by, or acting for the benefit or on behalf of, any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

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“Secured Cash Management Agreement” means (i) any Cash Management Agreement that is entered into by and between one or more Loan Parties or non-Loan Party wholly owned Restricted Subsidiaries, on the one hand, and any Cash Management Bank, on the other hand, and (ii) any Cash Management Agreement with a Cash Management Bank entered into under the Original Credit Agreement or the First A&R Credit Agreement that remains outstanding on the Closing Date and that qualified as a Secured Cash Management Agreement under the Original Credit Agreement or the First A&R Credit Agreement.

“Secured Hedge Agreement” means (i) any Swap Contract permitted under Article VII that is entered into by and between the Borrower and any Hedge Bank and that has been designated to the Administrative Agent in writing by such Hedge Bank as being a Secured Hedge Agreement for the purposes of the Loan Documents and (ii) any interest rate hedge with a Hedge Bank entered into under the Original Credit Agreement or the First A&R Credit Agreement that remains outstanding on the Closing Date and that qualified as a Secured Hedge Agreement under the Original Credit Agreement or the First A&R Credit Agreement, provided that such interest rate hedge has been identified on Schedule 1.01(iv) hereto as being a Secured Hedge Agreement for the purposes of the Loan Documents.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are stated to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board.

“Security Agreement” means that certain Second Amended and Restated Security Agreement, dated as of July 28, 2017, as amended, supplemented, modified or waived from time to time in accordance with the terms thereof, among certain Loan Parties and the Collateral Agent.

 “Senior Notes” means (a)  the ~~4.75~~5.00% Senior Notes due ~~2022~~2024, issued pursuant to the Senior Notes Indenture (including the first supplemental indenture thereto) in the aggregate original principal amount of $1,000,000,000, (b) the 4.75% Senior Notes due 2025, issued pursuant to the Senior Notes Indenture (including the second supplemental indenture thereto) in the aggregate original principal amount of $800,000,000, (c) the 4.25% Senior Notes due 2029, issued pursuant to the Senior Notes Indenture (including the third supplemental indenture thereto) in the aggregate original principal amount of $1,000,000,000 (the “2029 Senior Notes”) and (d) until February 26, 2021, the 4.75% Senior Notes due 2022, issued pursuant to the Senior Notes Indenture (2012) (including the first supplemental indenture thereto) in the aggregate original principal amount of $600,000,000~~.~~ (the “2022 Senior Notes”).

~~“Senior Notes Indenture”~~“Senior Notes Indenture” means that certain Indenture, dated as of March 30, 2016, as supplemented in accordance with the terms thereof, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the Senior Notes (other than the 2022 Senior Notes).

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“Senior Notes Indenture (2012)” means that certain Indenture, dated as of December 17, 2012, as supplemented in accordance with the terms thereof, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, with respect to the 2022 Senior Notes.

“Senior Secured Leverage Ratio” means, as of any date, the ratio of (i) the Total Outstandings on such date to (ii) Annual Adjusted Operating Income determined as of the last day of the month covered by the then most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(d), a copy of which has been delivered to the Administrative Agent (and any change in such ratio as a result of a change in the amount of Total Outstandings shall be effective as of the date such change shall occur and any change in such ratio as a result of a change in the amount of Annual Adjusted Operating Income shall be effective as of the date of receipt by the Administrative Agent of the Compliance Certificate delivered pursuant to Section 7.01(d) reflecting such change).

“Significant Company” means (i) each of AMCNI, AMC, IFC, WE and Sundance, and (ii) each other Restricted Subsidiary that directly or indirectly owns a material programming network that had $200 million or more in gross operating revenues for the period of four consecutive Quarters covered by the then most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(d).

“Significant Restricted Subsidiary” means a Restricted Subsidiary having (x) revenues in excess of $20,000,000 for the four Quarter period then ended or (y) assets in excess of $50,000,000 recorded on its most recent audited balance sheet.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m., New York City time, on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Software” means the intellectual property rights embodied in computer programs, computer applications, source code, object code and related documentation.

 “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay

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the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Solvency Certificate” means a certificate of a senior financial executive of the Company in form and substance reasonably satisfactory to the Administrative Agent.

“SPC” has the meaning given to such term in Section 10.06(h).

“Spot Rate” has the meaning given to such term in Section 1.07.

“Subordinated Debt” means any Indebtedness of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents.

“Subordinated Debt Documents” means all agreements, indentures and instruments pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Sundance” means SundanceTV LLC (formerly Sundance Channel L.L.C.), a Delaware limited liability company.

“ Sundance International Guarantors” means ~~RMH GE~~AMCNI, AMC/Sundance Channel Global Networks LLC, a Delaware limited liability company, ~~Sundance Channel~~AMC Networks International Asia-Pacific LLC, a Delaware limited liability company, and WE tv Asia LLC, a Delaware limited liability company.

“Supported QFC” has the meaning assigned to it in Section 10.23.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions,

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collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” means a borrowing of Swingline Loans made by the Swingline Lender pursuant to Section 2.15(a).

“Swingline Lender” means any Lender or the Administrative Agent as agreed to at any time by the Company and such Lender or the Administrative Agent, in either case as designated in accordance with this Credit Agreement. The initial Swingline Lender shall be JPMCB.

“Swingline Loans” has the meaning given to such term in Section 2.01(c).

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit B-4.

“Swingline Sublimit” means $20,000,000. The Swingline Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Taxes” means all present or future taxes, assessments or other charges (including withholdings) imposed by any Governmental Authority with authority to impose the same, including any interest, additions to tax or penalties applicable thereto.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

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“Term A Facility” means at any time (a) on or prior to the Closing Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A Loans at such time.

“Term A Loan” means an advance made by any Term A Lender under the Term A Facility.

“Term A Note” means a promissory note made by the Borrower in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit B-1.

“Term Borrowing” means a Term A Borrowing or Incremental Term Borrowing, if any, as the context may require.

“Term Commitment” means a Term A Commitment or Incremental Term Commitment, if any, as the context may require.

“Term Facility” means, at any time, the Term A Facility or Incremental Term Facility, if any, as the context may require.

“Term Lender” means, at any time, a Term A Lender or Incremental Term Lender, if any, as the context may require.

“Term Loan” means a Term A Loan or Incremental Term Loan, if any, as the context may require.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the occurrence of all of the following: (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the Administrative Agent has reasonably determined that the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03 that is not Term SOFR.

“Termination Event” means (i) a Reportable Event, (ii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, (iii) the institution of proceedings to terminate a Plan under Section 4042 of ERISA or (iv) the appointment of a trustee to administer any Plan under Section 4042 of ERISA.

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“Total Interest Expense” means, for any period, the sum of (i) the aggregate amount of interest accrued during such period in respect of Indebtedness (including the interest component of rentals in respect of Capital Lease Obligations) of the Company and the Restricted Subsidiaries (determined on a consolidated basis), other than obligations under any Guarantee permitted under subparagraph (x) of Section 7.16, (ii) the aggregate amount of fees accrued in respect of the Letters of Credit hereunder during such period and (iii) the aggregate amount of Commitment Fees accrued hereunder during such period. For purposes of this definition, the amount of interest accrued in respect of Indebtedness for any period (A) shall be increased (to the extent not already treated as interest expense or income, as the case may be) by the excess, if any, of amounts payable by the Company and/or any Restricted Subsidiary arising under any interest rate Swap Contract during such period over amounts receivable by the Company and/or any Restricted Subsidiary thereunder (or reduced by the excess, if any, of such amounts receivable over such amounts payable) and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP and (B) shall be increased or reduced, as the case may be, by the amount of interest accrued during such period in respect of Indebtedness of the Company or any Restricted Subsidiary in respect of assets acquired or disposed of (including by means of any redesignation of any Subsidiary pursuant to Section 7.08(c)) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Administrative Agent (it being agreed that it shall be satisfactory to the Administrative Agent that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with Section 7.01 rather than as applied in the financial statements of the Person whose assets were acquired and may include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisitions or dispositions, as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period~~.~~).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swingline Loans and L/C Obligations.

“Trade Secrets” means all confidential and proprietary information, including, without limitation, know-how, trade secrets, inventions, research and development information, databases and data, pricing and cost information, business and marketing plans and customer and supplier lists and information.

“Trade Secret Licenses” means any agreement, whether written or oral, providing for the grant by or to a Person of any right under a Trade Secret.

“Trademark Licenses” means any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.

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“Trademarks” means all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all application in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and all renewals thereof.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” has the meaning given to such term in the Security Agreement.

“UCP” means the Uniform Customs and Practice for Documentary Credits, 2007 revision, International Chamber of Commerce Publication No. 600, as the same may be amended and in effect from time to time.

“U.K. Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unreimbursed Amount” has the meaning given to such term in Section 2.03(c)(i).

“Unrestricted Subsidiary Adjusted Combined Revenues” equals, for any period, on a combined basis, the aggregate (a) revenue of each Unrestricted Subsidiary for such period multiplied by (b) the percentage of the outstanding Equity Interests in such Unrestricted Subsidiary held, directly or indirectly, by the Company and the Restricted Subsidiaries as of the end of such period.

“Unrestricted Subsidiaries” means the Persons set forth on Schedule 1.01(ii) and any New Unrestricted Subsidiaries; provided that any Unrestricted Subsidiary redesignated by the Company as a Restricted Subsidiary pursuant to and in compliance with Section 7.08(c) shall cease to be an Unrestricted Subsidiary.

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“U.S. Special Resolution Regime” has the meaning given to such term in Section 10.23.

“Waivable Prepayment” has the meaning given to such term in Section 2.04(b)(vii).

“WE” means WE tv LLC (formerly WE: Women’s Entertainment LLC), a Delaware limited liability company.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Other Interpretive Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as

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amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” (except when used as accounting terms, in which case GAAP shall apply) shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

Section 1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

(b)    Changes in GAAP. (i) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or (x) in the case of any financial ratio applicable only to a Financial Covenant, the Applicable Rate or Section 2.08(a), the Required Revolving/Term A Lenders and (y) in the case of any other financial ratio, the Required Lenders, shall so request, the Administrative Agent, the applicable Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders or Required Revolving/Term A Lenders, as applicable); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(ii)    The Company may at any time elect to apply IFRS accounting principles in lieu of GAAP, but prior to any such change shall notify the Administrative Agent of any intended change to the manner in which any financial statements shall be prepared. Following such notification, if requested by the Company or the Administrative Agent, the Company and the Administrative Agent shall negotiate in good faith to amend any computation of any financial ratio or requirement set forth in any Loan Document to preserve the original intent thereof in light of such change from GAAP to IFRS. Unless the Required Lenders shall have objected to such required amendments within 10 Business Days after the Lenders shall have been notified thereof by the Administrative Agent (it being agreed that the Administrative Agent shall give such notice promptly via the Approved Electronic Platform after reaching agreement with the Company with respect to

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such required amendments), such amendments shall become effective and shall be binding on all parties hereto; provided that, until so amended, (i) each such ratio or requirement shall continue to be computed in accordance with GAAP and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change to IFRS.

Section 1.04    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.07    Currency Equivalents and Calculations Generally. Any amount specified in this Credit Agreement (other than in Articles II, IV and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Section 1.08    Interest Rates; LIBOR Notification. The interest rate on Eurodollar Rate Loans is determined by reference to the Eurodollar Base Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark

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Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Rate Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 3.03 of this Credit Agreement, such Section 3.03 provides a mechanism for determining an alternative rate of interest. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Section 3.03 whether (i)  upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section  3.03), including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Base Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

Section 1.09    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the laws of the State of Delaware (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01    The Loans. (a) The Term A Borrowings. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan to the Borrower in Dollars on the Closing Date in an amount not to exceed such Term A Lender’s Term A Commitment and in an aggregate amount for all Term A Lenders not to exceed the aggregate amount of the Term A Commitments. Each Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in Dollars from time to time, on any Business Day

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during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations and Swingline Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c)    The Swingline Borrowings. Subject to the terms and conditions set forth herein, including Section 2.15, the Swingline Lender, in its individual capacity, may in its sole discretion make revolving loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the Swingline Sublimit; provided, however, that after giving effect to any Swingline Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the sum of (A) the aggregate Outstanding Amount of the Swingline Loans plus (B) the aggregate Outstanding Amount of the Revolving Credit Loans of the Lender acting as Swingline Lender shall not exceed the Revolving Credit Commitment of such Lender. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may be reborrowed in accordance with the provisions of this Credit Agreement.

Section 2.02    Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone~~.~~ or electronic transmission. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that notice of (x) the initial Borrowing of Base Rate Loans may be received by the Administrative Agent not later than 3:00 p.m. on the Closing Date and (y) any conversion of such initial Borrowing to Eurodollar Rate Loans may be received by the Administrative Agent no later than 5:00 p.m. on the third Business Day prior to the requested date of conversion. Each ~~telephonic~~ notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice by facsimile or electronic transmission, appropriately completed and signed by a Responsible Officer of the Borrower. In the case of any discrepancies between ~~telephonic and written notices received by the Administrative Agent, the telephonic notice~~a telephone notice or electronic transmission given pursuant to the first sentence of this Section 2.02(a) and the written Committed Loan Notice confirming such telephone notice or electronic transmission and delivered pursuant to the immediately preceding sentence, the telephone notice or electronic transmission shall be effective as understood in good faith by the Administrative Agent. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole

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multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether ~~telephonic~~given by telephone, electronic transmission or ~~written~~in writing) shall specify (i) whether the Borrower is requesting a Term A Borrowing, a Revolving Credit Borrowing or an Incremental Term Borrowing, if available, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)    Following receipt of a Committed Loan Notice or a request or a deemed request by the Swingline Lender for repayment of any outstanding Swingline Loans under Section 2.15(b), the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term A Loans, Revolving Credit Loans or Incremental Term Loans, if any, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than (i) one hour after receipt of notice from the Administrative Agent on the Closing Date in the case of the initial Borrowing of Base Rate Loans (as long as such notice is received prior to 3:00 p.m. on such day) or (ii) 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, (x) if such Borrowing is the initial Credit Extension, Section 5.01 and (y) if such Borrowing is the Incremental Term Borrowing, the applicable conditions set forth in the Incremental Term Supplement), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMCB with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.

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During the existence of a Default, the Administrative Agent may notify the Borrower that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.

(d)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in JPMCB’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    After giving effect to all Term A Borrowings, all conversions of Term A Loans from one Type to the other, and all continuations of Term A Loans as the same Type, there shall not be more than 12 Interest Periods in effect in respect of the Term A Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 12 Interest Periods in effect in respect of the Revolving Credit Facility.

Section 2.03    Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)    No L/C Issuer shall issue any Letter of Credit if:

(A)    the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date;

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(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date; or

(C)    such Letter of Credit is to be denominated in a currency other than Dollars.

(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer generally applicable to the issuance of letters of credit;

(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D)    such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(E)    a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate such L/C Issuer’s risk with respect to such Lender; or

(F)    after giving effect to such issuance, the aggregate face amount of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment.

(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

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(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)    Procedures for Issuance and Amendment of Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the relevant L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the relevant L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the relevant L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may require. Additionally, the Borrower shall furnish to the relevant L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the relevant L/C Issuer or the Administrative Agent may require.

(ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone, electronic transmission or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be

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satisfied, then, subject to the terms and conditions hereof, the relevant L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the relevant L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)    Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the relevant L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone or electronic transmission if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in

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Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the relevant L/C Issuer.

(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans to the Borrower or L/C Advances to reimburse the relevant L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations. (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the

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Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

(e)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

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(v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence as determined in a final and non-appealable judgment by a court of competent jurisdiction or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

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(g)    Cash Collateral. Section 2.04, Section 2.16 and Section 8.02 set forth certain requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04, Section 2.16, Section 8.02 and Section 8.03, “Cash Collateralize” means, in respect of an obligation, to provide and pledge (as a first priority perfected security interest) cash collateral (“Cash Collateral”) in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and, in the case of any L/C Obligations to be Cash Collateralized, the relevant L/C Issuer. Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMCB. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the relevant L/C Issuer.

(h)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit Fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (A) computed on a quarterly basis in arrears and (B) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any Quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such Quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it, at a rate per annum of 0.125%, computed on the daily

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amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the relevant L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m)    Addition of an L/C Issuer. A Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Company, the Administrative Agent and such Lender and such agreement shall specify such additional L/C Issuer’s L/C Commitment. The Administrative Agent shall notify the Revolving Credit Lenders of the addition of each additional L/C Issuer.

Section 2.04    Prepayments.

(a)    Optional. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay the Term A Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (I) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (II) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied

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by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.04(a) shall be applied to the principal repayment installments thereof as directed by the Company (and if not so directed, on a pro-rata basis), and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the applicable Facility.

(b)    Mandatory. (i) If the Company or any of its Restricted Subsidiaries (A) Disposes of any property (other than any deemed Disposition referred to in Section 7.08(c)) or (B) suffers an Event of Loss, in each case, which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay (or, in the case of the Incremental Term Facility, if any, offer to purchase at par), immediately upon receipt thereof by such Person, an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds which, in the aggregate with any other Net Cash Proceeds described in this Section 2.04(b)(i) that have not been used to prepay the Loans pursuant to this Section 2.04(b)(i) or reinvested pursuant to the proviso set forth below, exceeds $150,000,000; provided, that, the foregoing requirement to offer to purchase Incremental Term Loans, if any, shall only apply in the case of a Disposition of any Significant Company or substantially all the assets of any Significant Company; provided, further, that, with respect to any Net Cash Proceeds described in this Section 2.04(b)(i), at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the receipt of such Net Cash Proceeds), and so long as no Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 365 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Company in writing to the Administrative Agent); and provided, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.04(b)(i).

(ii)    Upon the incurrence or issuance by the Company or any of the Restricted Subsidiaries of any Indebtedness (other than any Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.15), the Borrower shall prepay an aggregate principal amount of Term A Loans and Revolving Credit Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary.

(iii)    Each prepayment of Loans pursuant to Section 2.04(b)(i) shall be applied, first, ratably to the Term A Facility and, to the extent such prepayment is to be made from the Net Cash Proceeds of a Disposition of a Significant Company, but subject to Section 2.04(b)(vii), the Incremental Term Facility, if any, and to the principal repayment of installments thereof on a pro-rata basis and, second, to the Revolving Credit Facility in the manner set forth in clause (vi) of this Section 2.04(b).

(iv)    Each prepayment of Loans pursuant to Section 2.04(b)(ii) shall be applied, first, to the Term A Facility and to the principal repayment of installments thereof on a pro-rata basis and, second, to the Revolving Credit Facility in the manner set forth in clause (vi) of this Section 2.04(b).

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(v)    If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swingline Loans or L/C Borrowings or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(vi)    Prepayments of the Revolving Credit Facility made pursuant to this Section 2.04(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) of this Section 2.04(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swingline Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the relevant L/C Issuer or the Revolving Credit Lenders, as applicable.

(vii)    Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make, in accordance with Section 2.04(b)(i), an offer to purchase at par the outstanding Incremental Term Loans, if any (a “Waivable Prepayment”), not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make such Waivable Prepayment, the Borrower shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding outstanding Incremental Term Loans of the amount of such Incremental Term Lender’s Applicable Percentage of such Waivable Prepayment and such Incremental Term Lender’s option to refuse such amount. Each such Incremental Term Lender may exercise such option to refuse such amount by giving written notice to the Company and the Administrative Agent of its election to do so on or before 1:00 p.m., New York City time, on the first Business Day prior to the Required Prepayment Date (it being understood that any Incremental Term Lender which does not notify the Company and the Administrative Agent of its election to exercise such option on or before 1:00 p.m., New York City time, on the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Incremental Term Loans held by such Lenders (which prepayment shall be applied to the scheduled installments of principal of the Incremental Term Loans as specified by the Incremental Term Supplement), and (ii) in an amount equal to that portion of the Waivable Prepayment that otherwise would have been payable to those Incremental Term Lenders that have elected to exercise such option, to prepay the Term A Loans and Revolving Credit Loans, which prepayment shall be further applied to the scheduled installments of principal of the Term A Loans and Revolving Credit Loans in accordance with Section 2.04(b)(iv).

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Section 2.05    Termination or Reduction of Commitments. (a) Optional. The Company may, upon notice to the Administrative Agent at any time, terminate the Revolving Credit Facility, the Swingline Sublimit or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Swingline Sublimit or the Letter of Credit Sublimit, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Swingline Sublimit if, after giving effect thereto, the Outstanding Amount of the Swingline Loans would exceed the Swingline Sublimit or (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

(b)    Mandatory. (i) The aggregate Term A Commitments shall be automatically and permanently reduced to $0.00 on the Closing Date immediately following the borrowing of the Term A Loans pursuant to Section 2.01(a).

(ii)    If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.05, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(iii)    The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.04(b)(i) or (ii) by an amount equal to the applicable Reduction Amount.

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Credit Commitment under this Section 2.05. Upon any reduction of the Revolving Credit Commitments, unless otherwise permitted under this Section 2.05, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

(d)    Termination of Defaulting Lender. The Company may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than five Business Days’ prior notice to the Administrative Agent (which shall promptly notify the

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Lenders thereof), and in such event the provisions of Section 2.16(c) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Credit Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any L/C Issuer, the Swingline Lender or any Lender may have against such Defaulting Lender.

Section 2.06    Repayment of Loans. (a) Term A Loans. The Borrower shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04):

Date	Principal Amortization Payment (shown as a % of Original Principal Amount)	Date	Principal Amortization Payment (shown as a % of Original Principal Amount)
~~Sept. 30, 2017~~	~~0.00%~~	~~Sept. 30, 2020~~	~~2.50%~~
~~Dec. 31, 2017~~	~~0.00%~~	~~Dec. 31, 2020~~	~~2.50%~~
March 31, ~~2018~~ 2021	0.00%	Sept. 30, ~~March 31, 2021~~2023	~~2.50~~1.25%
June 30, ~~2018~~ 2021	0.00%	Dec. 31, ~~June 30, 2021~~2023	~~2.50~~1.25%
Sept. 30, ~~2018~~ 2021	0.00%	March 31, 2024~~Sept. 30, 2021~~	2.50%
Dec. 31, ~~2018~~ 2021	0.00%	June 30, 2024~~Dec. 31, 2021~~	2.50%
March 31, ~~2019~~ 2022	~~0.00~~1.25%	Sept. 30, ~~March 31, 2022~~2024	2.50%
June 30, ~~2019~~ 2022	~~0.00~~1.25%	Dec. 31, ~~June 30, 2022~~2024	2.50%
Sept. 30, ~~2019~~ 2022	1.25%	March 31, 2025~~Sept. 30, 2022~~	2.50%
Dec. 31, ~~2019~~2022	1.25%	June 30, 2025~~Dec. 31, 2022~~	2.50%
March ~~30, 2020~~31, 2023	1.25%	~~March~~Sept. 30, ~~2023~~2025	2.50%
June 30, ~~2020~~2023	1.25%	~~June 30, 2023~~Dec. 31, 2025	2.50%
		~~July 28, 2023~~February 8, 2026	Outstanding Principal Amount
		Total:	100%

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provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date; and provided further, that with the prior written consent of the Term A Lenders holding at least 10% of the outstanding Term A Loans, such consenting Term A Lenders can extend the amortization schedule and the maturity of their Term A Loans as agreed upon among such consenting Term A Lenders and the Company (with the new amortization schedule and Maturity Date thereafter applying to such Term A Loans), and the Borrower may pay additional interest or an extension fee to, and as agreed with, such consenting Term A Lenders with respect to such extension, without having any obligation to make any additional payments with respect to such extension to non-consenting Term A Lenders (and the pro rata payment provisions of Section 2.12 shall automatically be deemed adjusted to reflect the provisions of this Section).

(b)    Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date. All L/C Borrowings and Swingline Loans then outstanding shall be due and payable on the Maturity Date for the Revolving Credit Facility; provided, that with the prior written consent of the Revolving Credit Lenders holding at least 10% of the sum of (i) the Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (ii) the aggregate unused Revolving Credit Commitments, such consenting Revolving Credit Lenders may extend the maturity of their Revolving Credit Commitments and Revolving Credit Loans as agreed upon among such consenting Revolving Credit Lenders and the Company (with such new Maturity Date thereafter applying to such Revolving Credit Commitments and Revolving Credit Loans), and the Borrower may pay an extension fee to, and as agreed with, such Revolving Credit Lenders with respect to such extension without having any obligation to make any additional payments with respect to such extension to non-consenting Revolving Credit Lenders, (and the pro rata payment provisions of Section 2.12 shall automatically be deemed adjusted to reflect the provisions of this Section).

(c)    Incremental Term Loans. Any unpaid principal and interest of the Incremental Term Loans and any other outstanding Obligations under any of the Incremental Term Commitments shall be due and payable in full on the Maturity Date applicable thereto.

Section 2.07    Interest. (a) Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility.

(b)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

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(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of (x) in the case of any amount payable only to the Revolving Credit Lenders and/or the Term A Lenders, the Required Revolver/Term A Lenders and (y) in the case of any other amount, the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.08    Fees. In addition to certain fees described in Section 2.03(i) and (j) and in the Arrangement Fee Letters:

(a)    Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Commitment Fee”) on the actual daily amount by which the Revolving Credit Facility exceeds the Total Revolving Credit Outstandings, at the applicable percentage per annum set forth below determined by reference to the Cash Flow Ratio as set forth in the most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(d); provided, that until the first such Compliance Certificate is delivered to the Lenders following the Closing Date, the Commitment Fee shall be determined by reference to the Cash Flow Ratio (as defined in the First A&R Credit Agreement) as set forth in the most recent Compliance Certificate (as defined in the First A&R Credit Agreement) received by the Administrative Agent prior to the Closing Date pursuant to Section 7.01(d) of the First A&R Credit Agreement:

Cash Flow Ratio	Commitment Fee
<4.00:1.00	0.25%
≥4.00:1.00 but <5.00:1.00	0.25%
≥5.00:1.00 but <5.75:1.00	0.375%
≥5.75:1.00	0.50%

The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears.

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(b)    Other Fees. (i) The Company shall pay to the Administrative Agent and the applicable L/C Issuer for their own respective accounts fees in the amounts and at the times specified in the JPMCB Fee Letter and/or as mutually agreed in writing. Such fees shall not be refundable for any reason whatsoever.

(ii)    The Borrower shall pay to the Lenders (or the Administrative Agent on behalf of the Lenders) such fees as shall have been separately agreed upon in writing, to the Lenders and in the amounts and at the times so specified. Such fees shall not be refundable for any reason whatsoever.

(c)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to any fees accruing during such period pursuant to Section 2.03(i) and this Section 2.08 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that (a) to the extent that a portion of the L/C Obligations or the Outstanding Amount of Swingline Loans of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.16(b), such fees that would have accrued for the benefit of such Defaulting Lender shall instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (b) to the extent of any portion of such L/C Obligations or Outstanding Amount of Swingline Loans that cannot be so reallocated such fees shall instead accrue for the benefit of and be payable to the L/C Issuers and the Swingline Lender as their interests appear (and the pro rata payment provisions of Section 2.12 shall automatically be deemed adjusted to reflect the provisions of this Section); provided that if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to Section 2.16(b), the Borrower shall not be required to pay any Commitment Fee or Letter of Credit Fees with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized.

Section 2.09    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.10    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments

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thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. In the event such Note is issued with more than a de minimis amount of original issue discount (“OID”) as defined in the Code, the Borrower shall legend the Note by stating on its face that it was issued with OID in accordance with Treasury Regulations Section 1.1275-3(b). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.11    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to the time funds are due in accordance with Section 2.02(b)) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the

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Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the relevant L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the relevant L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under

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Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

Section 2.12    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of such Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of such Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.13    Increase in Commitments. (a) Request for Increase. Provided that no Default shall have occurred and be continuing at such time or would result therefrom, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders and the Term A Lenders, as applicable), the Company may request, from time to time, without the consent of any Lender, an increase in the Revolving Credit Facility or Term A Loans or both by an aggregate amount not exceeding, when taken together with all previous increases in the Revolving Credit Facility and Term A Loans pursuant to this Section 2.13 and all Incremental Term Facilities pursuant to Section 2.14, the greater of (i) $400,000,000 and (ii) an amount which, after giving effect to such increase (and assuming such increased Revolving Credit Facility is fully drawn on the date of, and after giving effect to, such increase), would not cause the Senior Secured Leverage Ratio to exceed ~~4.75~~2.50 to 1.00 as of the date of the incurrence of the increase; provided, any such request for an increase shall be in a minimum amount of $50,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender or Term A Lender, as applicable, is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to such Lenders by the Administrative Agent).

(b)    Lender Elections to Increase. Each Revolving Credit Lender and Term A Lender, as applicable, shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment or Term A Commitment, respectively, and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s Applicable Percentage in respect of the Revolving Credit Facility or Term A Facility, respectively) of such requested increase. Any Revolving Credit Lender or Term A Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitments or Term A Loans, respectively.

(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Revolving Credit Lender and Term A Lender, as applicable, of the Revolving Credit Lenders’ and Term A Lenders’ responses, as the case may be, to each request made hereunder. If the aggregate increase participated in by the existing Lenders is less than the requested increase, then to achieve the full amount of the requested increase, and subject to the approval of the Administrative Agent, the Company may also invite additional Eligible Assignees to become Revolving Credit Lenders or Term A Lenders, as applicable, pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

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(d)    Effective Date and Allocations. If the Revolving Credit Facility or Term A Loans or both are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Revolving Credit Lenders and the Term A Lenders, including the proposed new lenders, as applicable, of the final allocation of such increase and the Increase Effective Date. Such amendment may be signed by the Administrative Agent on behalf of the Lenders.

(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, (1) the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 6.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (b) and (a), respectively, of Section 7.01, and (B) no Default exists or would result from such increase; (2) all fees and expenses of the Administrative Agent and the Lenders in connection with such increase shall have been paid on or prior to the Increase Effective Date; and (3) on such Increase Effective Date, on a pro forma basis after giving effect to any such increase in Loans, including any acquisitions consummated or payments of Indebtedness made with the proceeds thereof, and any acquisitions or dispositions after the first day of the most recently ended Quarter for which financial statements were delivered pursuant to Section 7.01 (such pro forma basis to include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition or disposition (A) that have been realized, (B) for which the steps necessary for realization have been taken, or (C) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition or disposition, in each case, certified by the Company) but prior to or simultaneous with the borrowing of any such increased Loans, the Company would be in compliance with the Financial Covenants, recomputed as of the last day of the most recently ended Quarter for which financial statements were delivered pursuant to Section 7.01 and calculated as if such transaction occurred on the first day of the 12-month period then ended.

(f)    In the event of an increase in the Revolving Credit Commitment in accordance with this Section, on the Increase Effective Date, the Borrower shall borrow Revolving Credit Loans and prepay any outstanding Revolving Credit Loans from each Revolving Credit Lender (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable among the Revolving Credit Lenders in accordance with their respective revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section. Any additional Term A Loans shall be made by the Term A Lenders participating therein pursuant to the procedures set forth in Section 2.02.

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(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 to the contrary.

Section 2.14    Incremental Term Facility. (a) Request for Incremental Term Facility. Provided that no Default shall have occurred and be continuing at such time or would result therefrom, upon notice to the Administrative Agent, the Company may request, on one or more occasions, without the consent of any Lender, a separate tranche of commitments (“Incremental Term Commitments”) and loans (“Incremental Term Loans”) to be established under this Credit Agreement in an amount not exceeding, when taken together with the amount of any increase in the Revolving Credit Facilities (as if fully drawn on the date of determination of compliance hereunder) and Term A Loans incurred pursuant to Section 2.13, the greater of (i) $400,000,000 and (ii) an amount which, after giving effect to such increase, would not cause the Senior Secured Leverage Ratio to exceed ~~4.75~~2.50 to 1.00 as of the date of the incurrence of the increase; provided that any such request for an Incremental Term Facility shall be in a minimum amount of $50,000,000.

(b)    Incremental Term Lenders. The Company shall be entitled to elect, in its own discretion, Incremental Term Lenders from among the existing Lenders and any additional banks, financial institutions and other institutional lenders or investors, subject to the consent of (i) such proposed Incremental Term Lender and (ii) the Administrative Agent (which consent shall not be unreasonably withheld), if such consent would be required under Section 10.06(b)(iii), for an assignment of loans or commitments, as applicable, to such Incremental Term Lender.

(c)    Conditions to Effectiveness of Incremental Term Facility. As a condition precedent to the effectiveness of each Incremental Term Facility, (1) the Company, the Administrative Agent and the Incremental Term Lenders party thereto shall enter into a supplement to this Credit Agreement in substantially the form of Exhibit I (an “Incremental Term Supplement”) duly completed such that such Incremental Term Supplement shall set forth the terms and conditions relating to such Incremental Term Facility, which shall be reasonably acceptable to the Administrative Agent (except to the extent that they are consistent with the provisos to this clause (c)); provided that, in any event, such Incremental Term Facility shall (i) not have a final maturity date earlier than the Maturity Date applicable to the Term A Facility or a weighted average life to maturity shorter than the weighted average life to maturity of the Term A Facility, (ii) be guaranteed only by the Guarantors hereunder, (iii) rank pari passu or junior in right of payment and of security with the Term A Facility and (iv) except as to pricing and amortization, shall have terms and documentation no more restrictive than the terms of the Term A Loans unless such terms are reasonably satisfactory to the Administrative Agent, (2) the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the effective date of an Incremental Term Facility (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Term Facility, and (ii) in the case of the Company, certifying that, before and after giving effect to such Incremental Term Facility, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and

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correct on and as of such effective date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 6.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (b) and (a), respectively, of Section 7.01, and (B) no Default exists, and (3) all fees and expenses of the Administrative Agent and the Incremental Term Lenders in connection with such Incremental Term Facility shall have been paid on or prior to the effectiveness of such Incremental Term Facility. Upon the effective date of an Incremental Term Supplement, each lender thereunder shall become an Incremental Term Lender hereunder and such Incremental Term Supplement shall be deemed part of this Credit Agreement for all purposes thereafter.

(d)    Any Incremental Term Loans shall be made available to the Borrower as set forth in the applicable Incremental Term Supplement; provided that, on such date, on a pro forma basis after giving effect to such increase in Loans, including any acquisitions consummated or payments of Indebtedness made with the proceeds thereof, and any acquisitions or dispositions after the first day of the most recently ended Quarter for which financial statements were delivered pursuant to Section 7.01 (such pro forma basis to include, in the Company’s discretion, a reasonable estimate of savings resulting from any such acquisition or disposition (A) that have been realized, (B) for which the steps necessary for realization have been taken, or (C) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition or disposition, in each case, certified by the Company) but prior to or simultaneous with the borrowing of any Incremental Term Loans, the Company would be in compliance with the Financial Covenants, recomputed as of the last day of the most recently ended Quarter for which financial statements were delivered pursuant to Section 7.01 and calculated as if such transaction occurred on the first day of the 12-month period then ended.

Section 2.15    Swingline Loans.

(a)    Swingline Borrowings.

(i)    Notices; Disbursement. Whenever the Borrower desires a Swingline Borrowing hereunder it shall give irrevocable notice to the Swingline Lender not later than 1:00 p.m. on the date of the requested Swingline Borrowing in the form of a Committed Loan Notice. Subject to satisfaction of the conditions set forth herein, the Swingline Lender shall initiate the transfer of funds representing such Borrowing to the Borrower by 3:00 p.m. on the Business Day specified by the Borrower in the applicable Committed Loan Notice.

(ii)    Minimum Amounts. Each Swingline Borrowing shall be in a minimum principal amount of $500,000 and integral multiples of $250,000, in excess thereof.

(b)    Repayment of Swingline Loans. Each Swingline Borrowing shall be due and payable on the earliest of (i) 10 days from the date of such Borrowing, (ii) the date of the next succeeding Revolving Credit Borrowing, or (iii) the Maturity Date for the Revolving Credit Facility; provided, however, the Borrower may prepay any Swingline Borrowing prior to the date

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it is due upon notice to the Swingline Lender not later than 1:00 p.m. on the date of prepayment of such Borrowing. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Revolving Credit Borrowing, such Swingline Loans shall be repaid from the proceeds of such Revolving Credit Borrowing prior to any distribution of such proceeds to the Borrower. If, and to the extent, a Revolving Credit Borrowing is not requested prior to earlier of (A) the Maturity Date for the Revolving Credit Facility or (B) the last day of any such 10 day period from the date of any Swingline Borrowing, the Borrower shall be deemed to have requested a Base Rate Loan on the Business Day immediately preceding the Maturity Date for the Revolving Credit Facility or the last day of such 10 day period, as applicable, in the amount of the Swingline Loans then outstanding, the proceeds of which shall be used to repay the Swingline Lender for such Swingline Loans. In addition, the Swingline Lender may, at any time, in its sole discretion by written notice to the Company and the Administrative Agent, require repayment of its Swingline Loans by way of a Revolving Credit Loan, in which case the Borrower shall be deemed to have requested a Base Rate Loan of the Revolving Credit Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date for the Revolving Credit Facility and upon the occurrence of any Event of Default described in Section 8.01(g) or 8.01(h) and also upon acceleration of the Obligations, whether on account of an Event of Default described in Section 8.01(g) or 8.01(h) or any other Event of Default, in accordance with the provisions of Section 8.02 following an Event of Default (each such Revolving Credit Loan made on account of any such deemed request therefor as provided herein being hereinafter referred to as a “Mandatory Borrowing”). Each Lender hereby irrevocably agrees to make its Applicable Percentage of such Revolving Credit Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date, notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for advances of Revolving Credit Loans otherwise required hereunder, (II) whether any conditions specified in Article V are then satisfied, (III) whether a Default then exists, (IV) failure for any such request or deemed request for Revolving Credit Loans to be made by the time otherwise required in Section 2.02, (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Credit Commitment or termination of the Revolving Credit Commitment relating thereto immediately prior to such Mandatory Borrowing or contemporaneously therewith; provided, however, that no Lender shall be required to make such Revolving Credit Loans if, at the time that the Swingline Lender agreed to fund any requested Swingline Borrowing, the Swingline Lender had knowledge of the existence of a Default or such Mandatory Borrowing would cause a Lender to exceed its Revolving Credit Commitment. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of any proceeding under any Debtor Relief Laws with respect to the Borrower or any other obligor hereunder), then each Revolving Credit Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Credit Lender to share in such Swingline

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Loans ratably based upon its respective Applicable Percentage in respect of the Revolving Credit Facility (determined before giving effect to any termination of the Revolving Credit Commitment pursuant to Section 8.02), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay (to the extent not paid by the Borrower) to the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred but excluding the date of payment for such participation, at the rate equal to, if paid within two Business Days of the date of the Mandatory Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

(c)    Interest on Swingline Loans. Swingline Loans shall bear interest at the simple per annum interest rate equal to the sum of (x) the Base Rate and (y) the Applicable Rate then in effect with respect to Base Rate Loans under the Revolving Credit Facility, computed on the basis of a year of 365/366 days for the actual number of days elapsed; provided, however, that (i) from and after any failure to make any payment of principal or interest in respect of any of the Loans hereunder when due (after giving effect to any applicable grace period), whether at scheduled or accelerated maturity or on account of any mandatory prepayment or (ii) while any Swingline Loans in which the Lenders have acquired participations pursuant to Section 2.15(b) remain outstanding, the principal of and, to the extent permitted by law, interest on, Swingline Loans shall bear interest, payable on demand, at the Default Rate. Interest on each Swingline Loan shall be payable in arrears on the date payment of such Swingline Loan is due pursuant to Section 2.15(b).

(d)    Reporting. Unless the Swingline Lender is the Administrative Agent, the Swingline Lender shall provide to the Administrative Agent, on Friday of each week and on each date the Administrative Agent notifies the Swingline Lender that the Borrower has delivered a Committed Loan Notice or the Administrative Agent otherwise requests the same, an accounting for the outstanding Swingline Loans in form reasonably satisfactory to the Administrative Agent.

(e)    Termination of Swingline Loans; Designation of Swingline Lender. Unless a Default then exists, the Swingline Lender shall give the Borrower and the Administrative Agent at least seven days’ prior written notice before exercising its discretion herein not to make Swingline Loans. The Borrower must give ten days’ prior written notice to the Administrative Agent of any change in designation of the Swingline Lender. The replaced Swingline Lender shall continue to be a “Swingline Lender” for purposes of repayment of any Swingline Loans made prior to such replacement and outstanding after such replacement.

Section 2.16    Cash Collateral; Defaulting Lenders. (a) If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit or Swingline Loan is at the time outstanding, each L/C Issuer and the Swingline Lender, as the case may be, may (except, in the case of a Defaulting Lender, to the extent the Commitments have been reallocated pursuant to Section 2.16(b)), by notice to the Company and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such L/C Issuer and the Swingline Lender in respect of such Letter of Credit or Swingline Loan,

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as the case may be, in amount at least equal to the aggregate amount of the unallocated obligations (contingent or otherwise) of such Defaulting Lender in respect thereof, or to make other arrangements satisfactory to the Administrative Agent, and to the L/C Issuers and the Swingline Lender, as the case may be, in their reasonable discretion to protect them against the risk of non-payment by such Defaulting Lender.

(b)    In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, no L/C Issuer will be required to issue any Letter of Credit or to amend any outstanding Letter of Credit, and the Swingline Lender will not be required to make any Swingline Loan, unless:

(i)    in the case of a Defaulting Lender, the L/C Obligations and the Outstanding Amount of Swingline Loans of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit and Swingline Loans, to the Non-Defaulting Lenders as provided in clause (i) of Section 2.16(c), and

(ii)    to the extent full reallocation does not occur as provided in clause (i) above, the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit or Swingline Loan in an amount at least equal to the aggregate amount of the unallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan, or makes other arrangements satisfactory to the Administrative Agent, the L/C Issuers and the Swingline Lender in their reasonable discretion to protect them against the risk of non-payment by such Defaulting Lender, or

(iii)    to the extent that neither reallocation nor Cash Collateralization occurs pursuant to clauses (i) or (ii), then in the case of a proposed issuance of a Letter of Credit or making of a Swingline Loan, by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and to the relevant L/C Issuer and the Swingline Lender, as the case may be, (i) the Borrower agrees that the face amount of such requested Letter of Credit or the principal amount of such requested Swingline Loan will be reduced by an amount equal to the unallocated, non Cash-Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, and (ii) the Non-Defaulting Lenders confirm, in their discretion, that their obligations in respect of such Letter of Credit or Swingline Loan shall be reduced on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and that the pro rata payment provisions of Section 2.12 will be deemed adjusted to reflect this provision (provided that nothing in this clause (iii) will be deemed to increase the Commitment of any Lender, nor to constitute a waiver or release of any claim the Borrower, the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender may have against such Defaulting Lender, nor to cause such Defaulting Lender to be a Non-Defaulting Lender).

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(c)    If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding L/C Obligations and any Outstanding Amount of Swingline Loans of such Defaulting Lender:

(i)    the L/C Obligations and the Outstanding Amount of Swingline Loans of such Defaulting Lender will, upon notice by the Administrative Agent, and subject in any event to the limitation in the proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided that (a) the conditions set forth in Sections 5.02(a) and (b) are satisfied at the time of such reallocation (with such reallocation being deemed a Credit Extension for purposes of such conditions), (b) the sum of the total outstanding Revolving Credit Loans and Swingline Loans owed to each Non-Defaulting Lender and its total L/C Obligations may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation, (c) subject to Section 10.22, such reallocation will not constitute a waiver or release of any claim the Borrower, the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender may have against such Defaulting Lender, and (d) neither such reallocation nor any payment by a Non-Defaulting Lender as a result thereof will cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii)    to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s L/C Obligations and Outstanding Amounts of Swingline Loans cannot be so reallocated, whether by reason of the proviso in clause (i) above or otherwise, the Borrower will, not later than three Business Days after demand by the Administrative Agent, (a) Cash Collateralize the obligations of the Borrower to the L/C Issuers and the Swingline Lender in respect of such L/C Obligations or Outstanding Amounts of Swingline Loans, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such L/C Obligations or Outstanding Amounts of Swingline Loans, (b) in the case of such Outstanding Amount of Swingline Loans prepay in full the unreallocated portion thereof, or (c) make other arrangements satisfactory to the Administrative Agent, and to the L/C Issuers and the Swingline Lender, as the case may be, in their reasonable discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii)    any amount paid by the Borrower for the account of a Defaulting Lender under this Credit Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated escrow account until (subject to Section 2.16(e)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:

first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Credit Agreement,

second to the payment of any amounts owing by such Defaulting Lender to the L/C Issuers or the Swingline Lender (pro rata as to the respective amounts owing to each of them) under this Credit Agreement,

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third to the payment of post-default interest and then current interest due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them,

fifth to pay principal and unreimbursed L/C Borrowings then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them,

sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Credit Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(d)    In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender, each of the L/C Issuers and the Swingline Lender is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, through the Administrative Agent, Committed Loan Notices pursuant to Section 2.03(c)(v) in such amounts and in such times as may be required to (i) reimburse an outstanding L/C Borrowing, (ii) repay an outstanding Swingline Loans, or (iii) Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit or Swingline Loans in an amount at least equal to the aggregate amount of the unallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan.

(e)    If the Company, the Administrative Agent, the L/C Issuers and the Swingline Lender agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated escrow account referred to in Section 2.16(c)), such Lender shall purchase at par such portions of the outstanding Loans of the other Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Lenders to hold Loans on a pro rata basis in accordance with their respective Commitments, whereupon such Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and the L/C Obligations and Outstanding Amount of Swingline Loans of each Lender shall automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments shall be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower and applied as set forth in Section 2.16(c)(iii) while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

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(f)    If any Lender is a Defaulting Lender, the Company may, upon at least five Business Days’ written notice to the Administrative Agent (which shall then give prompt notice thereof to the relevant Lender), replace such Lender with an Eligible Assignee selected by the Company in accordance with Section 10.12; provided, however, that no Event of Default shall have occurred and be continuing at the time of such request and at the time of such assignment; provided, further, that the assigning Lender’s rights under Sections 3.01, 3.04 and 10.04, and its obligations under Section 10.04, shall survive such assignment as to matters occurring prior to the date of assignment.

Section 2.17    Borrower Agent. Each Additional Borrower hereby designates the Company as its representative and agent (in such capacity, the “Borrower Agent”) for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, any L/C Issuer or any Lender. The Borrower Agent hereby accepts such appointment. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. The Administrative Agent, the L/C Issuers and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Agent on behalf of such Borrower. Each of the Administrative Agent, the L/C Issuers and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Agent shall be binding upon and enforceable against it.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01    Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Taxes (including any Other Taxes) from such payments, then (i) in the case of Indemnified Taxes (including any Other Taxes) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not indemnify the Administrative Agent, any Lender or any L/C Issuer for any penalties or interest that are imposed solely as a result of gross negligence or willful misconduct of the Administrative Agent, any Lender or any L/C Issuer. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. If, in the reasonable discretion of the Borrower, any Indemnified Taxes or Other Taxes are incorrectly or not legally imposed or asserted by the relevant Governmental Authority, the Administrative Agent, each Lender or each L/C Issuer, as the case may be, shall, at the expense of the Borrower, use commercially reasonable efforts to cooperate with the Borrower to recover and promptly remit such Indemnified Taxes or Other Taxes to the Borrower in accordance with subsection (f) of this Section. Nothing contained herein shall derogate from the right of any Lender, the Administrative Agent or any L/C Issuer to arrange its tax affairs in whatever manner it sees fit nor shall require any Lender, the Administrative Agent or any L/C Issuer to disclose any information relating to its tax affairs that it deems confidential other than as required under Section 3.01(e). For the avoidance of doubt, neither a Lender nor an L/C Issuer shall be entitled to recover more than once with respect to the same amount of Taxes to which such Lender or such L/C Issuer is entitled to indemnification under this Section.

(d)    Evidence of Payments. As soon as practicable after any payment of Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

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Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)    duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)    duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or

(iv)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made (including, for the avoidance of doubt, documentation necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine whether any recipient of amounts arising under this Credit Agreement has or has not complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and/or withhold from such amounts under FATCA).

(f)    Treatment of Certain Refunds. If the Administrative Agent, any Lender or any L/C Issuer determines, in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer if the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

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(g)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the date hereof, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) any Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulations Section 1.1471-2(b)(2)(i).

Section 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section  3.03     ~~Inability~~Alternate Rate of Interest. (a) Subject to ~~Determine Rates . If the Required Lenders determine that for~~ clauses (b), (c), (d), (e), (f) and (g) of this Section 3.03, if prior to the commencement of any ~~reason in connection with any request~~ Interest Period for a Eurodollar Rate Loan ~~or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b)~~ :

(i)     the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ~~determining~~ascertaining the Eurodollar Base Rate (including because LIBOR is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)    the Administrative Agent is advised by the Required Lenders that the Eurodollar Base Rate for ~~any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested~~ such Interest Period ~~with respect to a proposed Eurodollar Rate Loan does~~will not adequately and fairly reflect the cost to such Lenders (or Lender) of ~~funding~~making or maintaining their Loans (or its Loan) included in such ~~Loan,~~Eurodollar Rate Loan for such Interest Period;

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then the Administrative Agent ~~will promptly so notify the Company~~shall give notice (which may be telephonic and ~~each Lender. Thereafter, the obligation of~~confirmed by facsimile or electronic communication) thereof to the Borrower and the Lenders ~~to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.~~as promptly as practicable thereafter. Upon receipt of such notice, the Borrower may revoke any pending request for a ~~Borrowing~~ Eurodollar Rate Loan, or conversion to or continuation of any Borrowing as a Eurodollar Rate Loan or, failing that, will be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein. Until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Loan shall be ineffective, and such Borrowing shall be continued as a Base Rate Loan, and (B) any borrowing request for a Eurodollar Rate Loan shall be treated as a request for a Base Rate Loan.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Secured Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)    Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

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(d)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(e)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section  3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(f)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Eurodollar Base Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i)  above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Rate Loan of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans ~~in the amount specified therein~~. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

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Section 3.04    Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)    subject any Lender or any L/C Issuer to any Tax of any kind whatsoever with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of Taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or

(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, a Lender or an L/C Issuer shall be entitled to request compensation for increased costs or expenses described in this Section 3.04(a) only to the extent it is the general practice or policy of such Lender or such L/C Issuer to request such compensation from other borrowers under comparable facilities under similar circumstances. For the avoidance of doubt, if a Lender or an L/C Issuer recovers an amount under this Section, such Lender or L/C Issuer may not recover the same amount under Section 3.01; similarly, if a Lender or an L/C Issuer recovers an amount under Section 3.01, such Lender or L/C Issuer may not recover the same amount under this Section.

(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans

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made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

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Section 3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.12;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06    Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, the Company may replace such Lender in accordance with Section 10.12.

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Section 3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

GUARANTY

Section 4.01    Guaranty. Each of the Guarantors hereby, jointly and severally, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations (but, with respect to any Guarantor at any time, excluding all Excluded Swap Obligations with respect to such Guarantor at such time), whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (but, with respect to any Guarantor at any time, excluding all Excluded Swap Obligations with respect to such Guarantor at such time).

Section 4.02    Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 4.03    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability, change in corporate existence or structure or other defense of the Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission

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of any Secured Party) of the liability of the Borrower or any other Guarantor; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Guarantor; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

Section 4.04    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party.

Section 4.05    Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

Section 4.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

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Section 4.07    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

Section 4.08    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

Section 4.09    Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Section 4.10    Limitation on Guaranty. It is the intention of the Guarantors, the Lenders and the Borrower that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render such Guarantor insolvent or unable to make payments in respect of any of its indebtedness as such indebtedness matures or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable law, to incur the Obligations hereunder. Any such limitation shall be apportioned amongst the Obligations (excluding all Excluded Swap Obligations) pro rata in accordance with the respective amounts thereof. This paragraph is intended solely to preserve the rights of the Lenders under this Credit Agreement to the maximum extent permitted by applicable law, and neither the Guarantors, the Borrower nor any other Person shall have any right under this paragraph that it would not otherwise have under applicable law. The Borrower and each Guarantor agree not to commence any proceeding or action seeking to limit the amount of the obligation of such Guarantor under this Article IV by reason of this paragraph. For the purposes of this paragraph, “insolvency”, “unreasonably small capital” and “unable to make payments in respect of any of its indebtedness as such indebtedness matures” shall be determined in accordance with applicable law.

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Section 4.11    Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit K hereto (each, a “Guaranty Supplement”), (i) such Person shall become and be a Guarantor hereunder, and each reference in the Loan Documents to a “Guarantor” shall also mean and be a reference to such Person, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Person, and (ii) each reference in the Loan Documents to “the Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 4.12    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Obligations that are Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.12, or otherwise under this Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect in accordance with Section 4.06. Each Qualified ECP Guarantor intends that this Section 4.12 constitute, and this Section 4.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01    Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make the initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent on or prior to the date of such initial Credit Extension:

(a)    Execution of Loan Documents and Notes. The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)    this Credit Agreement duly executed and delivered by each of the Borrower, the Guarantors, the Lenders named on the signature pages hereof, the Swingline Lender, the L/C Issuers and the Administrative Agent;

(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note; and

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(iii)    the Pledge Agreement, the Security Agreement and the Intellectual Property Security Agreement(s), each duly executed and delivered by each of the Loan Parties party thereto and the Collateral Agent, together with:

(A)    to the extent not previously provided to the Collateral Agent, with respect to the Pledge Agreement, certificates representing the Pledged Equity Interests referred to therein accompanied by undated stock powers executed in blank;

(B)    the results of recent Uniform Commercial Code, tax, intellectual property and judgment lien searches in each relevant jurisdiction with respect to the Loan Parties, which searches shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by this Credit Agreement;

(C)    proper UCC-1 Financing Statements filed or in form appropriate for filing under the Uniform Commercial Code of all jurisdictions, if any, that the Collateral Agent may deem necessary in order to perfect the Liens created under each of the Collateral Documents, covering the Collateral described in the Collateral Documents; and

(D)    evidence that all other action that the Collateral Agent may deem necessary in order to perfect the Liens created under the Collateral Documents has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements, if any).

(b)    Signatures. Each of the Loan Parties shall have certified to the Administrative Agent (with copies to be provided for each Lender) the name and signature of each of the persons authorized (i) to sign on its respective behalf this Credit Agreement and each of the other Loan Documents to which it is a party and (ii) in the case of the Borrower, to borrow under this Credit Agreement. The Lenders may conclusively rely on such certifications until they receive notice in writing from such Loan Party, as the case may be, to the contrary.

(c)    Loan Certificates. The Administrative Agent shall have received a loan certificate of each Loan Party, in substantially the form of Exhibit J, together with appropriate attachments which shall include, without limitation, the following items: (i) a true, complete and correct copy of the articles of incorporation, certificate of limited partnership or certificate of formation or organization of such Loan Party, certified by the Secretary of State of such Loan Party’s organization, (ii) a true, complete and correct copy of the by-laws, partnership agreement or limited liability company or operating agreement of such Loan Party, (iii) a copy of the resolutions of the board of directors or other appropriate entity of such Loan Party authorizing the execution, delivery and performance by such Loan Party of this Credit Agreement and the other Loan Documents to which it is a party and, with respect to the Borrower, authorizing the borrowings hereunder, and (iv) certificates of existence of such Loan Party issued by the Secretary of State or similar state official for the state of such Loan Party’s organization.

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(d)    Opinions of Counsel to the Borrower and the Other Loan Parties. The Lenders shall have received favorable opinions of:

(i)    the general counsel for the Borrower and the other Loan Parties, substantially in the form of Exhibit E; and

(ii)    Sullivan & Cromwell LLP, special New York counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit F;

and covering such other matters as any Lender or Lenders or special New York counsel to the Administrative Agent, Hughes Hubbard & Reed LLP, may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are reasonably satisfactory to special counsel to the Administrative Agent and such other opinions state that the Lenders are entitled to rely thereon).

(e)    Officer’s Certificate. The Administrative Agent shall have received, pursuant to Section 5.02(c), a certificate of a senior executive of the Company certifying compliance with clauses (a) and (b) of Section 5.02.

(f)    Other Documents. Such other documents, filings, instruments and papers relating to the documents referred to herein and the transactions contemplated hereby as any Lender or special counsel to the Administrative Agent shall reasonably require shall have been received by the Administrative Agent, including information reasonably requested as described in Section 10.16.

(g)    Certain Fees. All fees required to be paid to the Administrative Agent, the Joint Lead Arrangers and the other Lenders on or before the Closing Date shall have been paid (including, without limitation, the fees payable under the Arrangement Fee Letters). Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent properly invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(h)    Regulatory Approvals. The Borrower shall have obtained all consents and approvals of, and made all filings and registrations with, any Governmental Authority set forth on Schedule 6.03 required with respect to this Credit Agreement and the transactions contemplated hereby (other than as specified in Schedule 6.03).

(i)    Financial Statements. The Administrative Agent shall have received (a) audited consolidated financial statements of the Company and its subsidiaries for the

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two fiscal years ended December 31, 2016, and (b) unaudited consolidated financial statements of the Company and its subsidiaries (subject to year-end and audit adjustments) for any interim quarterly periods that have ended since the most recent of such audited financial statements and at least 45 days prior to the Closing Date.

(j)    Solvency Certificate. A Solvency Certificate attesting to the Solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to the incurrence of indebtedness related thereto, from the chief financial officer of the Company.

(k)    First A&R Credit Agreement. The Lenders shall have received satisfactory evidence that all commitments under the First A&R Credit Agreement are being terminated, and all Loans outstanding thereunder are being paid in full, concurrently with the Closing Date. The Company shall have paid to the Administrative Agent all interest, letter of credit fees and commitment fees which are unpaid and accrued to the Closing Date under the First A&R Credit Agreement.

(l)    “Know Your Customer” Requirements. The Administrative Agent and each Lender shall have received all documentation and other information required by regulatory authorities with respect to the Loan Parties reasonably requested by the Administrative Agent or such Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(m)    No Materially Adverse Effect. Except as disclosed in the Company’s filings with the SEC made prior to the Closing Date, there shall not have occurred since December 31, 2016 any Materially Adverse Effect.

(n)    Request for Credit Extension. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 5.02    Conditions to all Credit Extensions. The obligation of each L/C Issuer and each Lender to make each Credit Extension hereunder (which shall not include any conversion or continuation of any outstanding Loan or any Credit Extension the proceeds of which are to reimburse (i) the Swingline Lender for Swingline Loans or (ii) an L/C Issuer for amounts drawn under a Letter of Credit issued by such L/C Issuer) is subject to the additional conditions precedent that:

(a)    no Default or Event of Default shall have occurred and be continuing or would result from such proposed Credit Extension or from the application of proceeds thereof;

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(b)    the representations and warranties of the Borrower and each other Loan Party in Article VI hereof or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct, in all material respects, on and as of the date of the making of, and after giving effect to, such Credit Extension with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in Section 6.04(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.01(b) and (a), respectively;

(c)    to the extent requested by the Administrative Agent or any Lender, a senior executive of the Company shall have certified compliance with clauses (a) and (b) above to the Administrative Agent; and

(d)    the Administrative Agent and, if applicable, the relevant L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

The Borrower shall be deemed to have made a representation and warranty hereunder as of the time of each Credit Extension hereunder that the conditions specified in such clauses have been fulfilled as of such time.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

Section 6.01    Existence, Qualification and Power. Each Loan Party and each of their Restricted Subsidiaries is a limited or general partnership, limited liability company or corporation duly organized, validly existing and in good standing (to the extent applicable under the laws of the jurisdiction that such entity is formed under) under the Laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is necessary in view of the properties and assets owned and presently intended to be owned and the business transacted and presently intended to be transacted by it except for qualifications the lack of which, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect, and each Loan Party and each of their Restricted Subsidiaries has full power, authority and legal right to perform its obligations under this Credit Agreement, the Notes and the other Loan Documents to which it is a party.

Section 6.02    Subsidiaries; Affiliates; Loan Parties. Schedules 1.01(i) and 1.01(ii) contain a complete and correct list, as of the ~~Closing~~Amendment No. 1 Effective Date, of all Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, respectively, and a description of the legal nature of such Subsidiaries (including, with respect to each Restricted Subsidiary, the jurisdiction of its incorporation or organization, the address of its principal place

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of business and its U.S. taxpayer identification number), the nature of the ownership interests (shares of stock or general or limited partnership or other interests) in such Subsidiaries and the holders of such interests and, except as disclosed to the Lenders in writing prior to the ~~Closing~~Amendment No. 1 Effective Date, the Company and each of its Subsidiaries owns all of the ownership interests of its Subsidiaries indicated in such schedules as being owned by the Company or such Subsidiary, as the case may be, free and clear of all Liens except those created under the Collateral Documents, and all such ownership interests are validly issued and, in the case of shares of stock, fully paid and non-assessable.

Section 6.03    Authority; No Conflict. The execution, delivery and performance by each of the Loan Parties of each Loan Document to which it is a party, and each Credit Extension hereunder, have been duly authorized by all necessary corporate or other organizational action and do not and will not: (a) subject to the consummation of the action described in Section 6.12 hereof, violate any Law currently in effect (other than violations that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect), or any provision of any of the Company’s or the Restricted Subsidiaries’ respective organizational documents presently in effect; (b) conflict with or result in the breach of, or constitute a default or require any consent (except for the consents described on Schedule 6.03, each of which has been duly obtained) under, or require any payment to be made under (i) any Contractual Obligation to which the Company or any of the Restricted Subsidiaries is a party or their respective properties may be bound or affected or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any of the Restricted Subsidiaries or their respective properties are subject (in each case, other than any conflict, breach, default or required consent that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect); or (c) except as provided under any Loan Document, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Restricted Subsidiaries.

Section 6.04    Financial Condition. The Company has furnished to each Lender:

(a)    The consolidated balance sheet of the Company as of December 31, 2016, and the related consolidated statement of operations and stockholders’ equity or deficiency for the fiscal year ended on said date, said financial statements having been certified by a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders; and

(b)    The unaudited consolidated balance sheet of the Company as of March 31, 2017, and the related consolidated statement of operations for the Quarter then ended.

All financial statements referred to above (i) are complete and correct in all material respects (subject, in the case of the unaudited financial statements referred to above, to year-end and audit adjustments), (ii) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) fairly present the financial condition of the respective entity or groups of entities which is or are the subject of such financial statements (as stated above), on a consolidated basis, as of the respective dates of the balance sheets included in such financial statements and the results of operations of such entity or groups of entities for the respective periods ended on said dates.

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None of the Company and its Restricted Subsidiaries had on any of said dates any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments or operations which are substantial in amount, except as referred to or reflected or provided for in said financial statements of the Company and its consolidated Subsidiaries as of said respective dates or as disclosed to the Lenders in writing prior to the Closing Date. Except as disclosed to the Lenders in writing prior to the ~~Closing~~Amendment No. 1 Effective Date, since December 31, ~~2016~~2019, there has been no material adverse change in the financial condition (from that shown by the respective balance sheet as of December 31, ~~2016~~2019 included in said financial statements) or the businesses or operations of the Company and the Restricted Subsidiaries taken as a whole on a pro forma combined basis (after giving effect to the Indebtedness contemplated to be incurred on the ~~Closing~~Amendment No. 1 Effective Date and the use of proceeds thereof).

Section 6.05    Litigation, Compliance with Laws. Except as disclosed to the Lenders on Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of any Loan Party threatened, against any Loan Party or any Restricted Subsidiary or any of their respective properties or assets, before any court or arbitrator or by or before any Governmental Authority that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect. None of the Loan Parties or any Restricted Subsidiary is in default under or in violation of or with respect to any Laws or any writ, injunction or decree of any court, arbitrator or Governmental Authority, except for (a) defaults or violations that have been cured or remedied on or prior to the date of this Credit Agreement and (b) defaults or violations which, if continued unremedied, would not be reasonably expected to have a Materially Adverse Effect.

Section 6.06    Titles and Liens. Except as set forth on Schedule 7.17, each of the Loan Parties and the Restricted Subsidiaries has good title to its properties and assets, free and clear of all Liens, except those permitted by Section 7.17. To the knowledge of the Loan Parties, each of the Loan Parties and their Restricted Subsidiaries owns, or has the right to use, all Intellectual Property necessary for each of them to conduct its business substantially in the same manner as currently conducted, except to the extent that the failure to own or have such right would not be reasonably expected to have a Materially Adverse Effect.

Section 6.07    Regulation U; Investment Company Act. (a) None of the proceeds of any of the Credit Extensions shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. If requested by the Administrative Agent or any Lender, the Company will furnish to the Administrative Agent or such Lender statements in conformity with the requirements of Regulation U.

(b)    None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

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Section 6.08    Taxes. Each of the Loan Parties and the Restricted Subsidiaries has filed all Federal, state and other material tax returns that are required to be filed under any law applicable thereto except such returns as to which the failure to file, singly or in the aggregate, has not had and will not have a Materially Adverse Effect, and has paid, or made provision for the payment of, all Taxes shown to be due pursuant to said returns or pursuant to any assessment received by any of the Loan Parties or any of the Restricted Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or as to which the failure to pay, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

Section 6.09    Senior Debt. The Obligations constitute “Senior Debt” (or the equivalent term) as such term is defined in each Subordinated Debt Document to which the Company or any of its Restricted Subsidiaries is a party and that contains such a definition or any similar definition.

Section 6.10    Full Disclosure. (a) None of the financial statements referred to in Section 6.04, certificates or any other written statements delivered by or on behalf of any Loan Party to the Administrative Agent or any Lender contains, as of the Closing Date, any untrue statement of a material fact nor do such financial statements, certificates and such other written statements, taken as a whole, omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b)    As of the Amendment No. 1 Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 1 Effective Date to any Lender in connection with Amendment No. 1 is true and correct in all material respects.

Section 6.11    No Default. None of the Loan Parties or their Restricted Subsidiaries is in default in the payment or performance or observance of any material Contractual Obligation, which default, either alone or in conjunction with all other such defaults, has had or is likely to have a Materially Adverse Effect.

Section 6.12    Governmental and Third Party Approvals. Except as set forth on Schedule 6.03, no approval or consent of, or filing or registration with, any (x) Governmental Authority or (y) any other third party, in the case of this clause (y) pursuant to any Contractual Obligation that is material to the business of the Company or any of its Restricted Subsidiaries, is required in connection with (a) the execution, delivery and performance by, or enforcement against, any of the Loan Parties of any Loan Document to which it is a party, (b) the grant by any of the Loan Parties of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All approvals, consents, filings, registrations or other actions described in Schedule 6.03 have been duly obtained, taken, given or made and are in full force and effect (other than as set forth in Schedule 6.03).

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Section 6.13    Binding Agreements. This Credit Agreement constitutes, and each other Loan Document when executed and delivered will constitute, the legal, valid and binding obligations of each of the Loan Parties that is a party thereto, enforceable in accordance with their respective terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors’ rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).

Section 6.14    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries, and to the knowledge of the Company, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement will result in a violation by the Loan Parties of Anti-Corruption Laws or applicable Sanctions.

Section 6.15    No ~~EEA~~Affected Financial Institution~~.~~. Neither the Borrower nor any Guarantor is an ~~EEA~~Affected Financial Institution.

Section 6.16    ERISA Compliance~~.~~. (a) Except that would not reasonably be expected to have a Materially Adverse Effect, (i) neither the Company nor any ERISA Affiliate has, as a result of maintaining or terminating a Plan or withdrawing from a Multiemployer Plan, (A) incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan, (B) incurred, or reasonably expects to incur, any liability under Section 4201 or 4203 of ERISA with respect to a Multiemployer Plan, or (C) engaged in a transaction during the past five years that could be subject to Section 4069 or 4212(c) of ERISA; (ii) no Termination Event has occurred or is reasonably expected to occur with respect to any Plan; (iii) neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA, and no such Multiemployer Plan is reasonably expected to be insolvent or in “endangered” or “critical” status.

(b)    Assuming none of the assets used to make any Loan constitute “plan assets” (within the meaning of the Plan Asset Regulations), neither the execution, delivery nor performance of the transactions contemplated under this Credit Agreement, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

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Section 6.17    Solvency. As of the Closing Date, the Loan Parties and their Restricted Subsidiaries, taken as a whole, after giving effect to the transactions contemplated hereby and by the other Loan Documents, are Solvent.

Section 6.18    Casualty, Etc. Except as would not individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect, since December 31, 2016, neither the businesses nor the properties of any Loan Party or any Restricted Subsidiary is or has been affected by any fire, explosion, accident or other casualty (whether or not covered by insurance).

Section 6.19    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.17) on all right, title and interest of the Borrower and the Guarantors in the Collateral described therein. Except for filings completed prior to the Closing Date or as otherwise contemplated hereby or by the Collateral Documents, no filing or other action will be necessary to perfect such Liens.

Section 6.20    Environmental Compliance. Except as set forth on Schedule 6.20 and with such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Materially Adverse Effect:

(i)    (A) the business of the Loan Parties and their Restricted Subsidiaries is in compliance with all applicable Environmental Laws; and (B) all real property owned by the Loan Parties and their Restricted Subsidiaries is in compliance with all applicable Environmental Laws;

(ii)    (A) to the knowledge of the Loan Parties, there are no underground storage tanks on any of the real property owned by the Loan Parties or any of their Restricted Subsidiaries, and (B) to the knowledge of the Loan Parties, no Hazardous Materials have been spilled or released in, on or under any of the real property owned by the Loan Parties or any of their Restricted Subsidiaries in an amount that would trigger a reporting or remediation obligation under current Environmental Laws;

(iii)    none of the Loan Parties or their Restricted Subsidiaries have received any written notice, order, directive, claim or demand from any Governmental Authority with respect to any actual or potential liability under Environmental Laws on the part of any Loan Party or Restricted Subsidiary in connection with the business of the Loan Parties and their Restricted Subsidiaries that remains outstanding;

(iv)    to the knowledge of the Loan Parties, none of the Loan Parties, their Restricted Subsidiaries nor any of their respective predecessors is currently in any negotiations with any person that would require, and agreements or undertakings with any Person that require, the cleanup of Hazardous Materials on the real property or any third party site by the Loan Parties and their Restricted Subsidiaries;

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(v)    no Hazardous Materials generated by the Loan Parties or their Restricted Subsidiaries in connection with the business of the Loan Parties or their Restricted Subsidiaries are the subject of a written claim or demand from any third party;

(vi)    no actions or proceedings are pending or, to the knowledge of the Company, threatened, to revoke, modify or terminate any permit issued to the Loan Parties or their Restricted Subsidiaries under Environmental Laws; and

(vii)    with respect to the business of the Loan Parties and their Restricted Subsidiaries, neither the Borrower nor the Loan Parties nor their Restricted Subsidiaries are the subject of any outstanding written notice, order or claim with any Governmental Authority or other Person relating to the business of the Loan Parties and their Restricted Subsidiaries regarding Environmental Laws~~.~~.

ARTICLE VII

COVENANTS OF THE LOAN PARTIES

From the Closing Date and so long as the Commitments of the Lenders shall be in effect and until the payment in full of all Obligations hereunder, the expiration or termination of all Letters of Credit and the performance of all other Obligations of the Loan Parties under the Loan Documents, each of the Loan Parties agrees that, unless (x) in the case of a Financial Covenant, the Required Revolving/Term A Lenders and (y) in the case of any other covenant, the Required Lenders, shall otherwise consent in writing:

A.    Informational Covenants:

Section 7.01    Financial Statements and Other Information. The Company will deliver to the Administrative Agent and each Lender:

(a)    As soon as available and in any event within 60 days after the end of each of the first three Quarters of each fiscal year of the Company: (A) consolidated statements of operations of the Company and its consolidated Subsidiaries, taken together, and, for any Restricted Group Reporting Period (Statement of Operations and Balance Sheet), of the Company and the Restricted Subsidiaries, taken together, for such Quarter and for the period from the beginning of such fiscal year to the end of such Quarter, (B) the related consolidated balance sheets of the Company and its consolidated Subsidiaries, taken together, and, for any Restricted Group Reporting Period (Statement of Operations and Balance Sheet), of the Company and the Restricted Subsidiaries, taken together, as of the end of such Quarter, and (C) the related consolidated cash flow statements of the Company and its consolidated Subsidiaries, taken together, and, for any Restricted Group Reporting Period (Cash Flow Statement), of the Company and the Restricted Subsidiaries, taken together, as of the end of such Quarter, which financial statements (other than statements of cash flows) shall set forth in comparative form the corresponding figures as of the end of and for the corresponding Quarter in the preceding fiscal year, provided that, for any Restricted Group Reporting Period, such comparative figures must be provided only if such

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corresponding Quarter was also a Restricted Group Reporting Period. The financial statements required to be delivered pursuant to this Section 7.01(a) shall all be in reasonable detail and accompanied by a certificate in the form of Exhibit D-1 of a senior financial executive of the Company certifying such financial statements as fairly presenting the financial condition and results of operations of the respective entities covered thereby in accordance with GAAP, excluding accompanying footnotes to the consolidated financial statements and subject, however, to year-end and audit adjustments, which certificate shall include a statement that the senior financial executive signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing;

(b)    As soon as available and in any event within 120 days after the end of each fiscal year of the Company: (A) consolidated statements of operations of the Company and its consolidated Subsidiaries, taken together, and, for any Restricted Group Reporting Period (Statement of Operations and Balance Sheet), of the Company and the Restricted Subsidiaries, taken together, for such fiscal year, (B) the related consolidated balance sheets of the Company and its consolidated Subsidiaries, taken together, and, for any Restricted Group Reporting Period (Statement of Operations and Balance Sheet), of the Company and the Restricted Subsidiaries, taken together, as of the end of such fiscal year, and (C) the related consolidated cash flow statements of the Company and its consolidated Subsidiaries, taken together, and, for any Restricted Group Reporting Period (Cash Flow Statement), of the Company and the Restricted Subsidiaries, taken together, as of the end of such fiscal year, which financial statements (other than statements of cash flows) shall set forth in comparative form the corresponding figures as of the end of and for the preceding fiscal year, provided that, for any Restricted Group Reporting Period, such comparative figures must be provided only if the preceding fiscal year was also a Restricted Group Reporting Period. The financial statements required to be delivered pursuant to this Section 7.01(b) shall all be in reasonable detail and prepared in accordance with GAAP and accompanied by (x) an opinion of a Registered Public Accounting Firm of nationally recognized standing selected by the Company and reasonably acceptable to the Required Lenders as to said consolidated financial statements of the Company and its consolidated Subsidiaries and a certificate of such accountants stating that, in making the examination necessary for said opinion, they obtained no knowledge, except as specifically stated, of any failure by the Company or any Restricted Subsidiaries to perform or observe any of its covenants relating to financial matters in this Credit Agreement, and (y) a certificate in the form of Exhibit D-2 of a senior financial executive of the Company stating that such financial statements are correct and complete and fairly present the financial condition and results of operations of the respective entities covered thereby as of the end of and for such fiscal year and that the executive signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing;

(c)    Promptly after their becoming available, to the extent not provided pursuant to Section 7.01(a) or 7.01(b), copies of all financial statements and reports which the Company or any Restricted Subsidiary shall have sent to the holders of the Senior Notes, any Permitted Debt and any Indebtedness specified in Schedule 7.15, to the extent such statements and reports contain information relating to the designation of the Company’s Subsidiaries as “restricted subsidiaries” under the Debt Instruments governing any such

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Indebtedness, and to the calculation of financial ratios thereunder and copies of all regular and periodic reports, if any, which the Company or any Restricted Subsidiary shall have filed with the SEC or with any national securities exchange~~.~~;

(d)    Concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b), a Compliance Certificate, duly completed signed by the chief executive officer, chief financial officer, treasurer or controller of the Company~~.~~;

(e)    As soon as possible and in any event within ten days after any senior executive of the Company or any Restricted Subsidiary or of any general partner of any Restricted Subsidiary shall have obtained knowledge of the occurrence of a Default, a statement describing such Default and the action which is proposed to be taken with respect thereto~~.~~;

(f)    From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Loan Parties and their Restricted Subsidiaries as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request~~.~~;

(g)    Concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b), a list of any new, or redesignation with respect to, Restricted Subsidiaries and Unrestricted Subsidiaries~~.~~;

(h)    Concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b) for any Restricted Group Reporting Period (Key Metrics), calculations of Annual Adjusted Operating Income, capital expenditures and contractual right cash flow payments of the Company and the Restricted Subsidiaries, taken together, for the applicable Quarter or fiscal year, as the case may be, and for the applicable year to date period;

(i)    From time to time, such other information and documentation reasonably requested in writing by the Administrative Agent or any Lender for purposes of its compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and

(j)    Prompt written notice of any of its executive officers obtaining actual knowledge of (and, in any event, any such notice shall be furnished to the Administrative Agent within 20 days of its executive officers obtaining actual knowledge thereof) any change in the information provided in the Beneficial Ownership Certification delivered to the Administrative Agent that would result in a change to the list of beneficial owners identified in such certification.

Documents or information required to be delivered pursuant to this Section 7.01 (to the extent any such documents or information are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which (i) the Company files quarterly reports on Form 10-Q and annual reports on Form 10-K, as applicable, with the SEC, or on the

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date on which the Company provides a link thereto on the Company’s website on the Internet at the website address listed in Section 10.02 or (ii) such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 7.01(d) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

B.    Affirmative Covenants:

Section 7.02    Taxes and Claims. Each of the Loan Parties will, and will cause its Restricted Subsidiaries to, pay and discharge all material Taxes imposed upon it or upon its income or profits, or upon any properties or assets belonging to it, and all material fees or other charges for all lawful claims which, if unpaid, could be reasonably expected to become a Lien (other than Permitted Liens) upon the property of any of the Loan Parties or any of their Restricted Subsidiaries, provided that none of the Loan Parties or their Restricted Subsidiaries shall be required to pay any such Tax, fee or other claim as to which the such Loan Party or Restricted Subsidiary has a good faith basis to believe is not due and owing and, to the extent then appropriate, the payment thereof is being contested in good faith and by proper proceedings, provided that such Loan Party or Restricted Subsidiary maintains adequate reserves in accordance with GAAP with respect thereto.

Section 7.03    Insurance. Each of the Loan Parties will, and will cause its Restricted Subsidiaries to, maintain insurance issued by financially sound and reputable insurance companies with respect to its properties and business in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which such Loan Party or Restricted Subsidiary operates. Each of the Loan Parties will, and will cause its Restricted Subsidiaries to, require that each insurance policy on its assets and properties name the Administrative Agent, as administrative agent for the Secured Parties, as additional insured and loss payee to the extent of the Obligations. The Company will furnish (or cause to be furnished) to any Lender, upon the request of such Lender from time to time, full information as to the insurance maintained in accordance with this Section 7.03.

Section 7.04    Maintenance of Existence; Conduct of Business. Each of the Loan Parties will, and will cause its Restricted Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its

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organization, and all of its rights, privileges, licenses and franchises, except (i) where a failure to do so, singly or in the aggregate, is not likely to have a Materially Adverse Effect or (ii) pursuant to a transaction expressly permitted pursuant to this Credit Agreement.

Section 7.05    Maintenance of and Access to Properties. Each of the Loan Parties will, and will cause its Restricted Subsidiaries to, preserve and protect its properties and assets necessary in its business in good working order and condition, ordinary wear and tear excepted and except where a failure to do so, singly or in the aggregate, is not likely to have a Materially Adverse Effect, and will permit representatives of the Administrative Agent (and solely during the continuance of an Event of Default, the respective Revolving Credit Lenders and Term A Lenders) to visit and inspect such properties, and to examine and make extracts from its books and records, during normal business hours.

Section 7.06    Compliance with Applicable Laws. Each of the Loan Parties will, and will cause its Restricted Subsidiaries to, comply with the requirements of all applicable Laws (including but not limited to Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority a breach of which is likely to have, singly or in the aggregate, a Materially Adverse Effect, except where contested in good faith and by proper proceedings if it maintains adequate reserves in accordance with GAAP with respect thereto.

Section 7.07    Litigation. Each of the Loan Parties will promptly give to the Administrative Agent notice in writing (and the Administrative Agent will notify each Lender) of all actions, suits, proceedings, claims or disputes before any courts, arbitrators or Governmental Authority against it or its Restricted Subsidiaries or, to its knowledge, otherwise affecting it or any of its respective properties or assets, except actions, suits, proceedings, claims or disputes which are not reasonably likely to, singly or in the aggregate, have a Materially Adverse Effect. Following the initial notice of each such action, suit, proceeding, claim or dispute, supplementary notices of all material developments in respect thereof shall be given from time to time in like manner. The parties hereby acknowledge that the prompt notice to the Administrative Agent and each Lender required by this Section 7.07 shall be satisfied by public reporting of such actions, suits, proceedings, claims or disputes by the Company with the SEC in a filing made pursuant to Securities Laws.

(a)    The Company will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 7.08    Subsidiaries. (a) Any New Subsidiary acquired or formed by the Company shall be deemed an Unrestricted Subsidiary unless the provisions of Section 7.18 would not permit the Investment in such Unrestricted Subsidiary at the time of its acquisition or formation.

(b)    The Company may designate, so long as (i) no Default exists or would result therefrom and (ii) the Company is in pro forma compliance with the Financial Covenants recomputed as of the last day of the most recently ended Quarter for which financial statements have been delivered pursuant to Section 7.01, any New Subsidiary, including a New Subsidiary

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deemed to be an Unrestricted Subsidiary pursuant to clause (a) above, as a Restricted Subsidiary by giving a notice captioned “Designation of Restricted Subsidiary” to the Administrative Agent promptly upon the acquisition or formation of such New Subsidiary, such notice to specify whether such New Subsidiary has been designated as a “restricted subsidiary” for purposes of any Debt Instruments governing any Permitted Debt or any Indebtedness specified in Schedule 7.15. Within 45 days of such designation, the Company will cause such New Restricted Subsidiary to undertake all of the obligations of a “Restricted Subsidiary” under this Credit Agreement. In the event that the New Restricted Subsidiary is a wholly owned Domestic Subsidiary, the Company will, subject to the time periods set forth in Section 7.11, cause such New Restricted Subsidiary that is a wholly owned Domestic Subsidiary to undertake all of the obligations of (x) a “Guarantor” under this Credit Agreement, (y) a “Grantor” under the Security Agreement and Intellectual Property Security Agreement, and (z) if applicable, a “Pledgor” under the Pledge Agreement. Each such New Restricted Subsidiary shall thereafter be a “Restricted Subsidiary” and, in the event that the New Restricted Subsidiary is a wholly owned Domestic Subsidiary, a “Guarantor” for all purposes of this Credit Agreement, a “Grantor” for all purposes of the Security Agreement, and (if applicable) a “Pledgor” for all purposes of the Pledge Agreement. Notwithstanding the foregoing, the Company may cause, at its election, in order to meet the conditions applicable to an Exchange or a Permitted Acquisition hereunder, a New Restricted Subsidiary that is not a wholly owned Domestic Subsidiary to undertake all of the obligations of (I) a “Guarantor” under this Credit Agreement, (II) a “Grantor” under the Security Agreement, and (III) if applicable, a “Pledgor” under the Pledge Agreement. Each such New Restricted Subsidiary so designated shall thereafter be a “Guarantor” for all purposes of this Credit Agreement, a “Grantor” for all purposes of the Security Agreement and (if applicable) a “Pledgor” for all purposes of the Pledge Agreement.

(c)    (i) The Company may redesignate, so long as (i) no Default exists or would result therefrom and (ii) the Company is in pro forma compliance with the Financial Covenants recomputed as of the last day of the most recently ended Quarter for which financial statements have been delivered pursuant to Section 7.01, any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by giving a notice to the Administrative Agent captioned “Redesignation of Restricted Subsidiary” or “Redesignation of Unrestricted Subsidiary”, as the case may be. In the case of any redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, promptly upon such redesignation, the Company will cause (by documentation reasonably satisfactory to the Required Lenders) such New Restricted Subsidiary to undertake all of the obligations of (A) a “Restricted Subsidiary” under this Credit Agreement, (B) in the event that the New Restricted Subsidiary is a wholly owned Domestic Subsidiary, (x) a “Guarantor” under this Credit Agreement, (y) a “Grantor” under the Security Agreement and Intellectual Property Security Agreement, and (z) if applicable, a “Pledgor” under the Pledge Agreement. Each such New Restricted Subsidiary shall thereafter be a “Restricted Subsidiary” and, in the event that the New Restricted Subsidiary is a Domestic Subsidiary, a “Guarantor” for all purposes of this Credit Agreement, a “Grantor” for all purposes of the Security Agreement, and (if applicable) a “Pledgor” for all purposes of the Pledge Agreement.

(d)    Notwithstanding anything to the contrary contained in this Section 7.08, in no event shall (i) any Significant Company be redesignated as an Unrestricted Subsidiary, or (ii) any New Subsidiary be designated, or any Unrestricted Subsidiary be redesignated, as a Restricted Subsidiary if not owned directly by the Borrower or another Restricted Subsidiary.

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Section 7.09    Books and Records. Each of the Loan Parties will, and will cause its Restricted Subsidiaries to, (a) maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and material matters involving the assets and business of the Loan Parties or the Restricted Subsidiaries, as the case may be; and (b) except to the extent failure to do so would not reasonably be expected to have a Materially Adverse Effect, maintain such books of record and account in conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or the Restricted Subsidiaries, as the case may be.

Section 7.10    Use of Proceeds. The Borrower will use the proceeds of the Credit Extensions to (i) refinance certain Indebtedness of the Company and its subsidiaries, (ii) make permitted investments, acquisitions and distributions, and (iii) fund working capital and general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document, including the payment of fees and expenses related to the transactions contemplated hereby.

Section 7.11    Covenant to Guarantee Obligations and Give Security.

(a)    Upon (x) the designation of any Subsidiary as a Restricted Subsidiary (other than a Foreign Subsidiary or a Subsidiary that is held directly or indirectly by a Foreign Subsidiary), (y) the formation or acquisition of any New Subsidiary (other than an Unrestricted Subsidiary, a Foreign Subsidiary or a Subsidiary that is held directly or indirectly by a Foreign Subsidiary) by any Loan Party that is required to become a Guarantor, Grantor and, if applicable, Pledgor under Section 7.08, or (z) the acquisition of any property by any Loan Party if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Company shall, at the Company’s expense:

(i)    within 30 days (or such longer period as the Administrative Agent may agree in its reasonable discretion) thereafter cause such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent a Guaranty Supplement;

(ii)    within 30 days (or such longer period as the Administrative Agent may agree in its reasonable discretion) thereafter, furnish to the Administrative Agent a description of the real and personal property of such Subsidiary or such newly-acquired property, in detail reasonably satisfactory to the Administrative Agent;

(iii)    within 45 days thereafter (or such longer period as the Administrative Agent may agree in its reasonable discretion) cause such Subsidiary or Loan Party, as the case may be (if it has not already done so), to duly execute and deliver to the Administrative Agent supplemental Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (or in substantially the form attached to the Security Agreement, if applicable) (including delivery of all certificates representing Pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 5.01(a)(iii)); and

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(iv)    within 60 days (or such longer period as the Administrative Agent may agree in its reasonable discretion) thereafter, cause such Subsidiary or Loan Party (if it has not already done so) to take any actions required under the Security Agreement (including the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) as may be reasonably requested by the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties subject to the supplemental Collateral Documents delivered pursuant to this Section 7.11; provided that, for the avoidance of doubt, such pledge shall be limited to (i) in the case of Equity Interests of a Foreign Subsidiary, no more than the Defined Percentage of any class of Equity Interest of a Foreign Subsidiary directly owned by a Domestic Subsidiary, and (ii) in the case of any Indebtedness owed by a Foreign Subsidiary to a Loan Party, no more than the Defined Percentage of each such Indebtedness of a Foreign Subsidiary directly owned by a Domestic Subsidiary.

(b)    Notwithstanding anything to the contrary in any Loan Document,

(i)    no Loan Party shall be required to pledge any Equity Interest under any Loan Document other than (x) the Equity Interest of a Domestic Subsidiary, not including any Excluded Domestic Subsidiary, and (y) no more than the Defined Percentage of any class of Equity Interest of (i) any Excluded Domestic Subsidiary, (ii) any Foreign Subsidiary directly held by a Domestic Subsidiary, including an Excluded Domestic Subsidiary, and (iii) any Foreign Subsidiary directly held by a Sundance International Guarantor.

(ii)    the Secured Parties shall have recourse against, and shall be entitled to recover from any Excluded Domestic Subsidiary and each of the Sundance International Guarantors pursuant to its Guaranty only to the extent of (x) the Defined Percentage of each class of Equity Interests in each of its directly-owned Foreign Subsidiaries and the Defined Percentage of each Indebtedness owed by its directly-owned Foreign Subsidiaries to it, or the proceeds from the disposal of the Defined Percentage of such class of Equity Interests or of the Defined Percentage of such Indebtedness, and (y) its assets other than Equity Interests and Indebtedness of Foreign Subsidiaries (or proceeds from the disposal thereof); provided that (a) the Secured Parties shall at all times have recourse against the Defined Percentage of the amounts outstanding under the Permitted Global Reorganization Note and (b) the Secured Parties shall have recourse to 100% of the assets of each Sundance International Guarantor excluding any Equity Interest in or held by a Sundance International Guarantor that exceeds the Defined Percentage thereof; and

(iii)    no Foreign Subsidiary (other than the Sundance International Guarantors) shall be required to be a Guarantor.

Section 7.12    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, each Loan Party shall (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record,

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re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

Section 7.13    Designation as Senior Debt. The Loan Parties shall designate all Obligations as the sole “Designated Senior Indebtedness” (or an equivalent term) under, and defined in, any Subordinated Debt Documents.

Section 7.14    Maintenance of Ratings. The Company shall at all times use commercially reasonable efforts to maintain public ratings issued by Moody’s and S&P with respect to itself as an entity and with respect to the Loans made hereunder.

C. Negative Covenants:

Section 7.15    Indebtedness. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

(i)    Indebtedness hereunder;

(ii)    Indebtedness in respect of the Senior Notes, any Permitted Debt and any Permitted Refinancing Indebtedness; provided, that Indebtedness in respect of the 2022 Senior Notes shall only be permitted to be outstanding until February 26, 2021;

(iii)    (i) obligations under or in respect of interest rate Swap Contracts up to an aggregate notional principal amount not to exceed at any time an amount equal to the Commitments of all the Lenders in the aggregate at such time and (ii) obligations owing under other Swap Contracts entered into in order to manage existing or anticipated exchange rate or commodity price risks and not for speculative purposes;

(iv)    Guarantees and letters of credit not prohibited by Section 7.16;

(v)    Indebtedness (A) of any Loan Party owed to any other Loan Party, (B) of a non-Loan Party wholly owned Restricted Subsidiary owed to another non-Loan Party wholly owned Restricted Subsidiary, (C) of a wholly owned non-Loan Party Foreign Restricted Subsidiary owed to another wholly owned non-Loan Party Foreign Restricted Subsidiary, (D) of a Foreign Restricted Subsidiary or a foreign joint venture that is a Restricted Subsidiary owed to a Loan Party or a ~~wholly owned~~ Foreign Restricted Subsidiary (together with all other Investments in and Guarantees in respect of such entities

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by Loan Parties or ~~wholly owned~~ Foreign Restricted Subsidiaries permitted by this clause (v)(D), Section 7.16(iii)(C) and Section 7.18(xii)(B)), in an aggregate principal amount not to exceed at any time outstanding $200,000,000, (E) of a wholly owned Foreign Subsidiary owed to a Loan Party in connection with the consummation of the Chello Acquisition so long as such Indebtedness is pledged as Collateral in accordance with the terms of Section 7.11, (F) consisting of intercompany Indebtedness incurred in connection with the consummation of the Permitted Global Reorganization, and (G) consisting of other intercompany Indebtedness; provided, that (1) at the time of incurrence of such Indebtedness pursuant to this clause (G), the Cash Flow Ratio shall be less than or equal to 4.00 to 1.00, as calculated on a pro forma basis after giving effect to such incurrence and computed as of the last day of the most recently ended Quarter for which financial statements have been delivered pursuant to Section 7.01 (with such Indebtedness being included in Net Debt solely for purposes of such pro forma calculation), (2) any Indebtedness owing to a Loan Party by a non-Loan Party shall be pledged to the Collateral Agent in accordance with Section 7.11 and the applicable provisions of the Security Agreement, to the extent required thereby, and (3) any such Indebtedness owing by a Loan Party to a non-Loan Party shall be expressly subordinated in right of payment to the Obligations pursuant to terms of subordination reasonably acceptable to the Administrative Agent;

(vi)    Indebtedness issued and outstanding on the ~~Closing~~Amendment No. 1 Effective Date to the extent set forth on Schedule 7.15 and any Permitted Refinancing Indebtedness related thereto;

(vii)    Indebtedness incurred by the Borrower or any Guarantor as consideration for, and to finance costs and expenses of, Permitted Acquisitions, so long as (i) such indebtedness is unsecured; (ii) the Company would be in compliance, on a pro forma basis after giving effect to the consummation of such acquisition and the incurrence or assumption of such indebtedness in connection therewith, with the Financial Covenants recomputed as of the last day of the most recently ended Quarter for which financial statements were delivered pursuant to Section 7.01 and calculated as if such acquisition was consummated and such indebtedness was incurred on the first day of the 12-month period then ended (such pro forma basis to include, in the Company’s discretion, a reasonable estimate of savings from such acquisition (A) that have been realized, (B) for which the steps necessary for realization have been taken, or (C) for which the steps necessary for realization are reasonably expected to be taken within 12 months of the date of such acquisition, in each case, certified by the Company), (iii) before and after giving effect thereto, no default or Event of Default shall have occurred and be continuing, and (iv) such Indebtedness has a maturity date no earlier than the date that is six months after the latest Maturity Date of the then existing Facilities and has no mandatory redemptions prior to the Maturity Date with respect to the Term A Facility (other than customary asset sale and change of control offers that are subject to prior payment and termination of the Facilities);

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(viii)    Capital Lease Obligations and purchase money obligations for fixed or capital assets in an aggregate amount outstanding at any one time not to exceed $150,000,000;

(ix)    Indebtedness in connection with the issuance of one or more standby letters of credit or performance bonds securing obligations of the type set forth in clauses (i) and (ii) of the definition of “Permitted Liens”;

(x)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Borrower or any of the Restricted Subsidiaries contained in supply arrangements, in each case, in the ordinary course of business;

(xi)    cash management obligations and Indebtedness incurred in respect of netting services, overdraft protection and similar arrangements;

(xii)    Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or property was acquired from such Person to the extent such Indebtedness was not incurred in connection with or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such property, not to exceed in an aggregate principal amount at any time outstanding $100,000,000 and any Permitted Refinancing Indebtedness related thereto (it being understood that any accrued but unpaid interest and the amount of all expenses and premiums incurred in connection therewith added to any principal amount shall not constitute an increment in principal for purposes of this paragraph);

(xiii)    any earnout obligation that comprises a portion of the consideration for a Permitted Acquisition;

(xiv)    Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred by the Borrower or any Restricted Subsidiary in connection with any Permitted Acquisition;

(xv)    Monetization Indebtedness; provided that, the Company shall provide to the Administrative Agent prompt written notice of any such Monetization Indebtedness incurred by the Borrower or a Restricted Subsidiary together with a brief description of the terms thereof;

(xvi)    Indebtedness incurred as consideration for any Permitted Acquisition and consisting solely of a deferred or contingent obligation to deliver Equity Interests in the Company;

(xvii)    other Indebtedness of the Borrower or any Restricted Subsidiary, to the extent not otherwise permitted by clauses (i) through (xvi) of this Section 7.15, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time pursuant to this clause (xvii) shall not exceed the sum of $~~500~~650,000,000; and

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(xviii)    Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $350,000,000.

Notwithstanding any other provision of this Section 7.15, the maximum amount of Indebtedness that may be incurred pursuant to this Section 7.15 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP.

Section 7.16    Contingent Liabilities. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, directly or indirectly (including, without limitation, by means of causing a bank to open a letter of credit), guarantee, endorse, contingently agree to purchase or to furnish funds for the payment or maintenance of, or otherwise be or become contingently liable upon or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the stock or other ownership interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or to assure a creditor against loss (all such transactions being herein called “Guarantees”), except:

(i)    the Guarantees in Article IV;

(ii)    endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

(iii)    Guarantees (A) by the Borrower or one or more of the Restricted Subsidiaries of Indebtedness of, and other obligations (incurred in the ordinary course of business) of, another Restricted Subsidiary, but only if such Indebtedness or obligations are permitted by this Credit Agreement, (B) by a wholly owned Restricted Subsidiary that is not a Loan Party in favor of another wholly owned Restricted Subsidiary that is not a Loan Party and (C) by a ~~wholly owned~~ Foreign Restricted Subsidiary in favor of ~~a non-wholly owned~~another Foreign Subsidiary or a foreign joint venture (together with all other Investments in and Guarantees in respect of such entities by ~~wholly owned~~ Foreign Restricted Subsidiaries permitted by this clause (iii)(C), Section 7.15(v)(D) and Section 7.18(xii)(B)) in an aggregate principal amount not to exceed at any time outstanding $200,000,000;

(iv)    obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of the Company or any Restricted Subsidiary securing performance by such Person of activities otherwise permissible hereunder;

(v)    Guarantees by the Company and the Restricted Subsidiaries (A) in support of leases and other obligations of third parties entered into in connection with production and production-related arrangements or arrangements for the compensation of talent through third-party intermediaries, (B) for purposes of securing for the Company and its Subsidiaries and joint ventures (1) programming or transponder rights, (2) Affiliation

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Agreements, (3) advertising representation agreements, marketing and service arrangements, and (4) real estate leases, and extensions, replacements and modifications of the foregoing, (C) of indemnification obligations of the Company and its Subsidiaries and joint ventures (provided, that to the extent any such indemnification obligations are in respect of Indebtedness, such Guarantee shall be permitted to be incurred pursuant to Section 7.15 (other than clause (iv) thereof)), and (D) made in the ordinary course of business of obligations that do not constitute Indebtedness;

(vi)    Guarantees of obligations incurred under credit cards issued to the Company, its Restricted Subsidiaries or their respective employees;

(vii)    Capital Lease Obligations to the extent they constitute Guarantees by reason of having been assigned by the lessor to a lender to such lessor (provided that the obligors in respect of such Capital Lease Obligations do not increase their liability by reason of such assignment);

(viii)    unsecured Guarantees by Loan Parties of the Borrower’s obligations in respect of (a) any Permitted Debt, (b) Indebtedness issued and outstanding under the Senior Notes Indenture, ~~and~~ (c) any Permitted Refinancing Indebtedness in respect of any such Indebtedness under clause (a) or (b), and (d) until February 26, 2021, Indebtedness issued and outstanding under the Senior Notes Indenture (2012);

(ix)    Letters of Credit;

(x)    any Guarantee by the Borrower or a Restricted Subsidiary of the obligations of any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party, so long as (A) recourse to the Borrower or such Restricted Subsidiary thereunder is limited solely to shares of capital stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Loan Party, or their Subsidiaries and to no other assets of the Borrower or the other Loan Parties and (B) neither the Borrower nor any Restricted Subsidiary agrees, in connection therewith, to any limitation on the amount of Indebtedness which may be incurred by them, to the granting of any Liens on assets of the Borrower or any of the Restricted Subsidiaries (other than shares of stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Loan Party, or their Subsidiaries), to any acquisition or disposition of any assets of the Borrower or the Restricted Subsidiaries (other than shares of capital stock of such Unrestricted Subsidiary, such Restricted Subsidiary that is not a Loan Party, or their Subsidiaries) or to any modification or supplement of this Credit Agreement or any agreement entered into by the Borrower or any of the Restricted Subsidiaries refinancing any substantial portion of the Indebtedness outstanding under this Credit Agreement;

(xi)    any Guarantee by the Borrower or a Restricted Subsidiary of the obligations or Indebtedness of any Unrestricted Subsidiary, Restricted Subsidiary that is not a Loan Party, or joint venture; provided that the aggregate amount of all such Guarantees, when combined with the aggregate amount of Investments in Unrestricted Subsidiaries and joint ventures made pursuant to Section 7.18(xii), does not exceed $300,000,000 at any time outstanding;

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(xii)    Guarantees which would constitute Investments which are not prohibited by Section 7.18;

(xiii)    Obligations under contracts providing for the acquisition of or provision of goods or services (including Leases or licenses of property) incurred in the ordinary course of business for which the Borrower or any of its Restricted Subsidiaries may be jointly and severally liable with Affiliates of the Borrower as to which costs are allocated (as among the Borrower and its Affiliates) based on cost, usage or other reasonable method of allocation; provided that the undertaking of such liabilities are not intended as a guaranty or other credit support of such obligations;

(xiv)    any Guarantee by the Borrower or a Restricted Subsidiary of any obligation to the extent such obligation can be entirely satisfied (at the option of the Borrower or such Restricted Subsidiary) by the delivery of Equity Interests in the Company, if the Company agrees in a notice to the Administrative Agent that such obligation shall be satisfied solely by the delivery of such Equity Interests;

(xv)    Guarantees incurred in connection with a Monetization Transaction;

(xvi)    Guarantees of Leases of the Borrower and its Restricted Subsidiaries entered into in the ordinary course of business;

(xvii)    any Guarantee by the Borrower or any Restricted Subsidiary of Indebtedness of the Borrower or any Restricted Subsidiary which Indebtedness is permitted to be incurred under Section 7.15;

(xviii)    Guarantees of obligations or Indebtedness of Foreign Subsidiaries permitted by Section 7.15(xviii);

(xix)    any Guarantee by the Company or a Restricted Subsidiary of the obligation of a Subsidiary to purchase an interest not owned by the Company or its Subsidiaries in the business of BBC America, including through New Video Channel America, L.L.C. and its successors and assigns; ~~and~~

(xx)    Guarantees by the Company and the Restricted Subsidiaries under financial support letters requested by auditors for the benefit of one or more Unrestricted Subsidiaries or joint ventures of the Company or any of its Subsidiaries; provided, that (I) such letter is requested by such auditor for the purpose of providing an opinion without a “going concern” or like qualification commentary or exception and is not for the benefit or use by any Person other than such Unrestricted Subsidiaries or joint ventures and (II) such Guarantee is otherwise permitted by clauses (xi), (xii) or (xxii) of this Section 7.16 at the time of issuance of such Guarantee. For purposes of determining compliance with the foregoing sub-clause (II), the amount of any such Guarantee shall be the amount determined by the Company in good faith that, in the light of all the facts and circumstances

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existing on the date such financial support letter is delivered to the auditor, represents the amount of underlying obligations reasonably expected by the Company during the term of such financial support letter (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification 450), taking into account the projected business operations of the beneficiary of such financial support letter during the term thereof;

(xxi)    Guarantees by the Company and the Restricted Subsidiaries of obligations of the Company and its Subsidiaries and joint ventures arising under purchase or other acquisition agreements in respect of acquisitions or other Investments not prohibited by Section 7.18; provided, that such Guarantee is otherwise permitted by another clause of this Section 7.16 at the time of issuance of such Guarantee. For purposes of determining compliance with this clause (xxi), the amount of any such Guarantee shall be the amount determined by the Company in good faith that, in the light of all the facts and circumstances existing on the date such purchase or other acquisition agreement is entered into, represents the amount of underlying obligations reasonably expected by the Company to be paid thereunder; and

~~(xx)~~(xxii)    other Guarantees, including, but not limited to, without duplication, surety bonds, by the Borrower and its Restricted Subsidiaries; provided that the aggregate amount of the obligations guaranteed does not exceed $~~250~~350,000,000 at any one time outstanding.

Notwithstanding any other provision of this Section 7.16, the maximum amount of Indebtedness that may be incurred pursuant to this Section 7.16 shall not be deemed to be exceeded with respect to any outstanding Guarantees due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP.

Section 7.17    Liens. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, create or suffer to exist, any mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon any of its assets, now owned or hereafter acquired, securing any Indebtedness or other obligation (all such security being herein called “Liens”), except:

(i)    Liens on property securing Indebtedness owed to the Borrower or any Restricted Subsidiary;

(ii)    Liens securing Capital Lease Obligations or other Indebtedness for the deferred acquisition price of property or services to the extent such Liens attach solely to the property acquired with or subject to such Indebtedness;

(iii)    Liens securing all of the obligations of the Borrower and the Restricted Subsidiaries hereunder and under the other Loan Documents, including Liens in favor of a Hedge Bank in connection with a Secured Hedge Agreement;

(iv)    Permitted Liens;

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(v)    other Liens on property or assets in effect on the ~~Closing~~Amendment No. 1 Effective Date to the extent set forth on Schedule 7.17;

(vi)    Liens on Equity Interests in any Unrestricted Subsidiary or joint venture of the Borrower or any Restricted Subsidiary;

(vii)    Liens (i)(A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.18 to be applied against the purchase price for such Investment or (B) consisting of an agreement to dispose of any property in a disposition permitted under Section 7.24, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any transaction that constitutes or will constitute a Permitted Acquisition;

(viii)    Liens securing Monetization Indebtedness;

(ix)    Liens securing Indebtedness permitted by Section 7.15(xii); and

(x)    Liens on assets of Foreign Subsidiaries securing Indebtedness permitted by Section 7.15(xviii)

In addition, neither the Borrower nor any Restricted Subsidiary will enter into or permit to exist any undertaking by it or affecting any of its properties whereby the Borrower or such Restricted Subsidiary shall agree with any Person (other than the Lenders or the Administrative Agent) not to create or suffer to exist any Liens in favor of any other Person, provided that the foregoing restriction shall not apply to any such undertaking contained in any indenture or other agreement (i) governing any Indebtedness outstanding at the date hereof and identified on Schedule 7.15 hereto, (ii) governing any Indebtedness in respect of the Senior Notes, the Permitted Debt (to the extent that such undertaking in any Permitted Debt is no more restrictive than the corresponding terms of the Senior Notes) and any renewals, extensions or refundings thereof, (iii) governing specific property to be sold pursuant to an executed agreement with respect to an asset sale permitted hereunder, or (iv) constituting a customary restriction on assignment, subletting, or other transfer contained in Leases, licenses, franchises and other similar agreements entered into in the ordinary course of business or otherwise creating a Permitted Lien (provided that any restriction referred to in clauses (iii) or (iv) is limited to the property or asset subject to such sale, Lease, license, franchise or other similar agreement or Permitted Lien, as the case may be).

Notwithstanding any other provision of this Section 7.17, the maximum amount of Liens that may be created pursuant to this Section 7.17 shall not be deemed to be exceeded with respect to any outstanding Liens due solely to the result of fluctuations in the exchange rates of currencies or changes in GAAP.

Section 7.18    Investments. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, directly or indirectly, (a) make or permit to remain outstanding any advances, loans, accounts receivable (other than (x) accounts receivable arising in the ordinary

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course of business of such Loan Party or Restricted Subsidiary and (y) accounts receivable owing to any Loan Party or Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by such Loan Party or Restricted Subsidiary to such Unrestricted Subsidiary) or other extensions of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or capital contributions to (by means of transfers of property to others, or payments for property or services for the account or use of others, or otherwise) any Person (other than any Loan Party), (b) purchase or own any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any limited liability company, partnership, joint venture or any similar enterprise) of, any Person (other than a Loan Party), or (c) purchase or acquire (in one transaction or a series of transactions) assets of another Person (other than any Loan Party) that constitute a business unit or all or a substantial part of the business of, such Person (all such transactions referred to in clauses (a), (b) and (c) being herein called “Investments”), except for:

(i)    Investments in cash, Cash Equivalents and marketable securities;

(ii)    Investments set forth on Schedule 7.18 and any modification, replacement, renewal or extension thereof; provided, that the amount of the Investment outstanding on the ~~Closing~~Amendment No. 1 Effective Date is not increased except pursuant to the terms of such Investment or as otherwise permitted by this Section 7.18;

(iii)    receivables owing to the Borrower or any of its Restricted Subsidiaries, including receivables from and advances to suppliers, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(iv)    loans and advances to officers, directors, employees, consultants and members of management (including for travel, entertainment, relocation and analogous business expenses) in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided that such loans and advances shall comply with all applicable Laws;

(v)    Investments (including debt obligations) (i) received in connection with the bankruptcy and reorganization of suppliers and customers in settlement of delinquent obligations of~~, and (ii) received in connection with the settlement of other disputes with customers and suppliers~~ such suppliers and customers, (ii) received in connection with the settlement of other disputes with customers and suppliers, and (iii) otherwise made in customers and suppliers in an aggregate amount not to exceed $100,000,000 at any time; provided, that for purposes of determining compliance with this clause (iii), the amount of any Investment shall be the fair market value of the amount invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, less any amount repaid, returned, distributed or otherwise received in cash in respect of such Investment, whether as a return of capital, interest, dividend or otherwise;

(vi)    to the extent that they constitute Investments, (A) Indebtedness not prohibited by Section 7.15, (B) Guarantees not prohibited by Section 7.16 other than

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clause (xii) thereof, (C) Liens not prohibited by Section 7.17, (D) Restricted Payments not prohibited by Section 7.19, (E) Dispositions permitted by Section 7.24(vii)(b) or 7.24(vii)(c), or (E) the consummation of the Chello Acquisition;

(vii)    Permitted Acquisitions;

(viii)    Investments consisting of extensions of credit or endorsements for collection or deposit in the ordinary course of business;

(ix)    Investments consisting of notes, other similar instruments or non-cash consideration received in connection with any disposition not prohibited by Section 7.24;

(x)    Investments to the extent financed with Equity Interests of the Company;

(xi)    Investments in Swap Contracts entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(xii)    Investments in (A) one or more Unrestricted Subsidiaries, Restricted Subsidiaries that are not Loan Parties or joint ventures; provided that the aggregate amount of all such Investments, when combined with the aggregate amount of Guarantees permitted pursuant to Section 7.16(xi), does not exceed $300,000,000 at any one time outstanding, (B) Foreign Subsidiaries by the Borrower and Domestic Subsidiaries that are Restricted Subsidiaries, or in non-wholly owned Foreign Subsidiaries and foreign joint ventures by ~~wholly owned~~ Foreign Restricted Subsidiaries (together with all other Investments in, and intercompany Indebtedness and Guarantees in respect of, such entities by the Borrower and Domestic Subsidiaries that are Restricted Subsidiaries or by ~~wholly owned~~ Foreign Restricted Subsidiaries permitted by this clause (xii)(B), Section 7.15(v)(D) and Section 7.16(iii)(C)) in an aggregate amount not to exceed $200,000,000 at any time outstanding~~; provided that no more than $50,000,000 of such amount under this clause (xii)(B) may constitute Investments in Unrestricted Subsidiaries~~, (C) wholly owned Subsidiaries that are not Loan Parties by other wholly owned Subsidiaries that are not Loan Parties, and (D) connection with the consummation of the Permitted Global Reorganization;

(xiii)    advances of payroll payments to employees in the ordinary course of business;

(xiv)    Investments of the Borrower and its Restricted Subsidiaries consisting of settlements of overdue debts or accounts with customers and suppliers in bankruptcy in the ordinary course of business;

(xv)    other Investments of the Borrower or any Restricted Subsidiary; provided, that (A) no Default shall have occurred and be continuing at the time such Investment is made or would result from the making of such Investment, (B) the Loan Parties shall be in compliance on a pro forma basis after giving effect to such Investment with the Financial Covenants, recomputed as of the last day of the most recently ended Quarter for which

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financial statements have been delivered pursuant to Section 7.01 and calculated as if such Investment was consummated on the first day of the 12-month period then ended, (C) at the time of such Investment, the Cash Flow Ratio shall be less than or equal to ~~6~~5.00 to 1.00 on a pro forma basis after giving effect to such Investment, and (D) during any time that the Cash Flow Ratio is greater than or equal to ~~4.75~~3.50 to 1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 7.01(a) or (b)), at the time of such Investment after giving effect to the making thereof, the aggregate amount of Investments made pursuant to this clause (xv)(D) and not repaid or otherwise returned, together with the aggregate amount of Restricted Payments made pursuant to clause (vi)(D) of Section 7.19, shall not exceed (i) the sum of (a) $100 million plus (b) the net proceeds from any sale or issuance of Equity Interests by the Company to any Person (other than the Company or any of its Restricted Subsidiaries) after July 1, 2011 (with non-cash proceeds to be valued by the Company in good faith) plus (c) an amount equal to (1) Cumulative Adjusted Operating Income minus (2) 1.4 multiplied by Cumulative Interest Expense;

(xvi)    Permitted Affiliate Payments; and

(xvii)    other investments of the Borrower or any Restricted Subsidiary, to the extent not otherwise permitted by clauses (i) through (xvi) of this Section 7.18; provided that the aggregate amount of all such Investments made pursuant to this clause does not exceed $~~200~~250,000,000 at any one time outstanding;

provided, that the Borrower or any Restricted Subsidiary may convert the form of any outstanding Investment by the Borrower or such Restricted Subsidiary in any Unrestricted Subsidiary or Restricted Subsidiary that is not a Loan Party that was permitted under this Section 7.18 when first made by the Borrower or a Restricted Subsidiary at all times prior to any Responsible Officer having knowledge of the occurrence and continuance of a Default.

Notwithstanding any other provision of this Section 7.18, the maximum amount of Investments that may be entered into pursuant to this Section 7.18 shall not be deemed to be exceeded with respect to any outstanding Investments due solely to the result of fluctuations in the exchange rates of currencies, appreciation in the value of such Investments or changes in GAAP.

Section 7.19    Restricted Payments. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, directly or indirectly, declare or make or declare any Restricted Payment (other than any Restricted Payment payable (and paid) in Equity Interests of the Company), or incur any obligation (contingent or otherwise) to do so at any time, except for:

(i)    the Borrower and the Restricted Subsidiaries may make dividends and other distributions payable solely in the same class of Equity Interests of such Person;

(ii)    Permitted Affiliate Payments;

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(iii)    repurchases of Equity Interests in a cashless transaction deemed to occur upon exercise or vesting of restricted stock, stock options or warrants;

(iv)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Company may make Restricted Payments with the proceeds received from the issuance of its Equity Interests (other than the issuance of Equity Interests to a Loan Party or any Subsidiary thereof);

(v)    to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into transactions permitted by Sections 7.23 and 7.24; and

(vi)    other Restricted Payments of the Borrower or any Restricted Subsidiary; provided, that (A) no Default shall have occurred and be continuing at the time such Restricted Payment is made or would result from the making or declaration of such Restricted Payment, (B) the Loan Parties shall be in compliance on a pro forma basis after giving effect to such Restricted Payment with the Financial Covenants, recomputed as of the last day of the most recently ended Quarter for which financial statements have been delivered pursuant to Section 7.01 and calculated as if such Restricted Payment was made on the first day of the 12-month period then ended, (C) at the time of such Restricted Payment, the Cash Flow Ratio shall be less than or equal to ~~6~~5.00 to 1.00 on a pro forma basis after giving effect to such Restricted Payment, and (D) during any time that the Cash Flow Ratio is greater than or equal to ~~4.75~~3.50 to 1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 7.01(a) or (b)), at the time of such Restricted Payment after giving effect to the making thereof, the aggregate amount of Restricted Payments made pursuant to this clause (vi)(D), together with the aggregate amount of Investments made pursuant to clause (xv)(D) of Section 7.18 and not repaid or otherwise returned, shall not exceed (i) the sum of (a) $100 million plus (b) the net proceeds from any sale or issuance of Equity Interests by the Company to any Person (other than the Company or any of its Restricted Subsidiaries) after July 1, 2011 (with non-cash proceeds to be valued by the Borrower in good faith) plus (c) an amount equal to (1) Cumulative Adjusted Operating Income minus (2) 1.4 multiplied by Cumulative Interest Expense.

Section 7.20    Transactions with Affiliates. Other than as set forth on Schedule 7.20, none of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, effect any transaction with any Affiliate of the Company that is not a Restricted Subsidiary, having a value, or for consideration having a value, in excess of $~~35,000,000 unless the board of directors (or the person duly authorized to perform similar functions) of the Borrower or such other Restricted Subsidiary shall make a good faith determination that~~100,000,000 unless the terms of such transaction are, taken as a whole, no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party; provided, however, that this provision shall not apply to (i) overhead and other ordinary course allocations of costs and services on a reasonable basis, (ii) allocations of tax liabilities and other tax-related items among the Borrower and its Affiliates based principally upon the financial income, taxable income, credits and other amounts

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directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Borrower and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer, or (iii) Guarantees of Indebtedness by the Borrower or its Restricted Subsidiaries to the extent such Indebtedness is not prohibited under Section 7.15, any Investment permitted by Section 7.18 or any Restricted Payment permitted by Section 7.19.

Section 7.21    Amendments of Certain Instruments. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, modify or supplement, or consent to any waiver of any of the provisions of, any Debt Instrument governing any Permitted Debt or any Indebtedness specified in Schedule 7.15 except to the extent, after giving effect thereto, that such Permitted Debt or other Indebtedness could be incurred on such modified or supplemented terms by such Loan Party or Restricted Subsidiary on the effective date of the modification, supplement or consent. In addition, none of the Loan Parties will, or will permit any of their Restricted Subsidiaries to, enter into any amendment, or agree to or accept any waiver, of any of the provisions of (a) the certificate of incorporation or organization, by-laws, limited liability company agreement, partnership agreement or any other governing document of any of the Loan Parties or their Restricted Subsidiaries, in each case if doing so would materially adversely affect the rights of the Loan Parties, the Restricted Subsidiaries, the Administrative Agent and the Lenders, or any of them, or (b) any other agreement between any of the Loan Parties or the Restricted Subsidiaries, on the one hand, and any of its Affiliates, on the other hand, which would have a Materially Adverse Effect.

Section 7.22    Change in Nature of Business. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Loan Parties and their Restricted Subsidiaries on the ~~Closing~~Amendment No. 1 Effective Date or any business reasonably related or incidental thereto, other than reasonable extensions thereof.

Section 7.23    Fundamental Changes. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(i)    any Restricted Subsidiary may merge, dissolve, liquidate or consolidate with or into (i) the Company, provided that the Company shall be the continuing or surviving Person, (ii) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (iii) any one or more other Restricted Subsidiaries, provided that when any wholly owned Subsidiary is merging with another Subsidiary, such wholly owned Subsidiary shall be the continuing or surviving Person;

(ii)    any Loan Party (other than the Company) may Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired, upon voluntary liquidation or otherwise) to the Company or to another Loan Party;

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(iii)    any Restricted Subsidiary that is not a Loan Party may Dispose of (whether in one transaction or in a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired, upon voluntary liquidation or otherwise) to (i) another Restricted Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(iv)    any Restricted Subsidiary may merge, dissolve, liquidate or consolidate with or into another Person (subject to clause (i)) or be subject to a transaction resulting in the Disposition of (whether in one transaction or in a series of transactions) all or substantially all of its assets (so long such Disposition is not a Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole) (whether now owned or hereafter acquired, upon voluntary liquidation or otherwise) to or in favor of any Person in a transaction permitted under Section 7.24;

(v)    any Loan Party or any of its Restricted Subsidiaries may merge, dissolve, liquidate or consolidate with or into any other Person or permit any other Person to merge, dissolve, liquidate or consolidate with or into it; provided that (i) in the case of a merger, dissolution, liquidation or consolidation to which a wholly owned Subsidiary of the Company is a party, the Person surviving such merger, dissolution, liquidation or consolidation shall be a wholly owned Subsidiary of the Company, (ii) in the case of any merger, dissolution, liquidation or consolidation to which the Company or an Additional Borrower is a party, the Company or such Additional Borrower is the surviving Person, (iii) in the case of any merger, dissolution, liquidation or consolidation to which any Loan Party is a party, a Loan Party is the surviving Person, and (iv) in the case of a merger, dissolution, liquidation or consolidation to which a Restricted Subsidiary is a party, the Person surviving such merger, dissolution, liquidation or consolidation shall be a Restricted Subsidiary; and

(vi)    any Foreign Restricted Subsidiary with assets of less than $10,000,000 may be dissolved or liquidated.

Section 7.24    Dispositions. None of the Loan Parties will, or will permit any of its Restricted Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, except:

(i)    Dispositions of obsolete, worn out, damaged, surplus or otherwise no longer used or useful machinery, parts, equipment or other assets no longer used or useful in the conduct of the business of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(ii)    Dispositions of cash, Cash Equivalents, inventory, materials and other current assets in the ordinary course of business (including the sale, transfer or other disposition of overdue or disputed accounts receivable, in connection with the compromise or collection thereof) and the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

(iii)    Dispositions of property subject to Events of Loss;

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(iv)    the sale or issuance of any Subsidiary’s Equity Interests to the Borrower or any Restricted Subsidiary; provided that any Guarantor shall only issue or sell its Equity Interests to the Borrower or another Guarantor;

(v)    Dispositions by the Borrower to any Subsidiary or any Subsidiary to the Borrower or to the Borrower or another Subsidiary of the Borrower; provided that if the transferor is a Restricted Subsidiary, the transferee thereof must either be the Borrower or a Restricted Subsidiary; provided, further that if the transferor is the Borrower or a Guarantor, the transferee must be either the Borrower or a Guarantor;

(vi)    Dispositions that are Investments not prohibited by Section 7.18 or Dispositions that are permitted by Section 7.24;

(vii)    Dispositions of property or assets from a Loan Party to a Subsidiary that is not a Loan Party or to a joint venture of a Loan Party; provided, that, as of the date of any such Disposition, the aggregate fair market value of property and assets subject to such Dispositions (determined at the time of such Dispositions) pursuant to this clause (vii) ~~during~~from and after the ~~term of this Credit Agreement~~Amendment No. 1 Effective Date does not exceed $~~150~~250,000,000 in the aggregate;

(viii)    Dispositions or Exchanges by the Borrower and the Restricted Subsidiaries to the extent that the Net Cash Proceeds of any such Disposition or Exchange are applied to prepay the Term Loans pursuant to (and to the extent required by) Section 2.04;

(ix)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements or similar binding arrangements (i) in substantially the form as such arrangements are in effect on the ~~Closing~~Amendment No. 1 Effective Date and (ii) to the extent that the Net Cash Proceeds of any such Disposition are applied to prepay the Term Loans pursuant to (and to the extent required by) Section 2.04(b)(ii);

(x)    Dispositions of Unrestricted Subsidiaries;

(xi)    Leases, subleases, licenses or sublicenses of assets or properties in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

(xii)    Dispositions of Intellectual Property and the licensing or sublicensing of Intellectual Property rights and other transfers of Intellectual Property and copyrighted material on commercially reasonable terms;

(xiii)    Dispositions of assets or properties to the extent that such assets or properties are exchanged for credit against the purchase price of similar replacement assets or properties or the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement assets or properties, in each case, in the ordinary course of business;

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(xiv)    termination of Swap Contracts;

(xv)    the settlement of tort or other litigation claims~~, provided that if any such settled claim shall have a value in excess of $50,000,000, the board of directors or similar governing body of the Company determines it to be fair and reasonable in light of the circumstances~~; and

(xvi)    Dispositions of receivables, including current, overdue or disputed accounts receivables, in connection with the collection, compromise or settlement thereof, including through factoring or receivables transfer or sale arrangements or other Dispositions of such receivables at a discount to the face amount thereof, provided, that the aggregate outstanding amount of receivables that may be subject to any factoring or other sale, transfer or other Disposition arrangement shall not exceed $200,000,000 at any time;

provided that (A) with respect to clause (viii) above, any such Disposition or Exchange shall be for fair market value and, with respect to any Disposition (but not any Exchange), at least 75% of the consideration received therefor by the Loan Parties or any such Restricted Subsidiary shall be in the form of cash or Cash Equivalents (including by way of any Monetization Transaction) and (B) after giving effect to any such Disposition or Exchange pursuant to clause (viii), (1) the Loan Parties shall be in compliance on a pro forma basis with the Financial Covenants, recomputed as of the last day of the most recently ended Quarter for which financial statements have been delivered pursuant to Section 7.01 and calculated as if such Disposition occurred on the first day of the 12-month period then ended and (2) no Event of Default shall exist or shall result therefrom.

Section 7.25    Anti-Corruption Laws and Sanctions. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall use its reasonable best efforts to provide that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

D.    Financial Covenants:

Section 7.26    Adjusted Operating Income to Total Interest Expense. The Company and other Loan Parties will cause, for each Quarter, the ratio of Annual Adjusted Operating Income for the period ending with such Quarter to Annual Total Interest Expense for the period ending with such Quarter to be at least 2.50 to 1.00 at all times during such periods.

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Section 7.27    Cash Flow Ratio. The Company and other Loan Parties will not permit the Cash Flow Ratio to exceed the following respective ratios (the “Maximum Cash Flow Ratio”) at any time during the following respective periods:

Period	Ratio
From and including the Closing Date to and including December 31, 2018	6.00 to 1.00
From and including January 1, 2019 to and including December 31, 2019	5.75 to 1.00
From and including January 1, 2020 to and including December 31, 2020	5.50 to 1.00
From and including January 1, 2021 to and including December 31, 2021	5.25 to 1.00
On and after January 1, 2022	5.00 to 1.00;

provided, that in the event the Borrower or any Restricted Subsidiary consummates any Leveraging Acquisition at any time following the Closing Date, the applicable Maximum Cash Flow Ratio shall be increased from the amount in effect at such time (taking into account any increases resulting from Leveraging Acquisitions consummated during the four Quarters prior thereto) by an amount equal to the lesser of (i) the Incremental Leveraging Amount and (ii) 0.50 to 1.00, during the four Quarters immediately following the consummation of such Leveraging Acquisition (commencing with the Quarter in which such Leveraging Acquisition is consummated), provided, however, that in no event shall the Maximum Cash Flow Ratio be greater than 6.00 to 1.00.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01    Events of Default. Each of the following shall constitute an “Event of Default”:

(a)    Any representation or warranty in this Credit Agreement or any other Loan Document or in any certificate, statement or other document furnished to the Lenders or the Administrative Agent pursuant hereto (including, without limitation, any amendment thereto), or any certification made or deemed to have been made by any Loan Party to any Lender or the Administrative Agent hereunder, shall prove to have been incorrect, or shall be breached, in any material respect when made or deemed made; provided that any representation made pursuant to Section 5.02 in respect of the absence of any Default shall not constitute an Event of Default if (i) at the time of such representation, such Default was not known to a Responsible Officer of the Company and (ii) prior to such Default, the absence of which is the subject of such representation, becoming an Event of Default, such Default has been cured or waived in accordance with this Credit Agreement; or

(b)    Default in the payment when due of any principal of any Revolving Credit Loan, Term Loan, Swingline Loan or any L/C Obligation, default in the deposit when due

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of funds as Cash Collateral in respect of Swingline Loans or L/C Obligations or default in the payment when due of interest on any Revolving Credit Loan, Term Loan or on any L/C Obligation, or any fee due hereunder or any other amount payable to any Revolving Credit Lender, Term Lender or the Administrative Agent hereunder, and the failure to pay such interest, fee or such other amount within two Business Days after the same becomes due; or

(c)    Default by any of the Loan Parties in the performance or observance of any of its agreements in Article VII (other than Section 7.01, Section 7.02, Section 7.03, Section 7.05, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 7.10, Section 7.11, Section 7.14, Section 7.18 and Section 7.20 but including Section 7.01(e)); or

(d)    Default by any of the Loan Parties in the performance or observance of any of its other agreements herein (other than those specified in Section 8.01(c)) or in any other Loan Document, which shall remain unremedied for 30 days after notice thereof shall have been given to the Company by any Lender or the Administrative Agent (provided that such period shall be fifteen days and no such notice shall be required in the case of a default under Section 7.01(d)); or

(e)    Any Indebtedness of any of the Loan Parties (including any Indebtedness hereunder) or any of the Restricted Subsidiaries in an aggregate principal amount of $~~35~~50,000,000 or more, excluding (i) any Indebtedness owing solely to the Borrower or a Restricted Subsidiary and (ii) any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Borrower or such Restricted Subsidiary has a good faith basis to believe is not due and owing and, to the extent then appropriate, is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Borrower or such Restricted Subsidiary has established appropriate reserves (such Indebtedness under clauses (i) and (ii) above herein called “Excluded Indebtedness”), shall (i) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (ii) become due by its terms and shall not be promptly paid or extended; or

(f)    Any default under any indenture, credit agreement or loan agreement or other agreement or instrument under which Indebtedness of any of the Loan Parties or any of the Restricted Subsidiaries constituting indebtedness for borrowed money in an aggregate principal amount of $~~35~~50,000,000 or more is outstanding (other than Excluded Indebtedness), or by which any such Indebtedness is evidenced, shall have occurred and shall continue for a period of time sufficient to permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture, agreement or instrument, as the case may be, unless such default shall have been permanently waived by the respective holder of such Indebtedness; or

(g)    Any Loan Party or any Significant Restricted Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian,

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trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent, (v) commence a voluntary case under any Debtor Relief Law (as now or hereafter in effect), (vi) file a petition seeking to take advantage of any Debtor Relief Law, (vii) acquiesce in writing to, or fail to controvert in a timely and appropriate manner, any petition filed against any of the Loan Parties or any Significant Restricted Subsidiary in any involuntary case under any such Debtor Relief Law, or (viii) take any action for the purpose of effecting any of the foregoing; or

(h)    A case or other proceeding shall be commenced, without the application, approval or consent of any of the Loan Parties or any Significant Restricted Subsidiary, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment or debts of such Loan Party or Significant Restricted Subsidiary, the appointment of a trustee, receiver, custodian, liquidator or the like of such Loan Party or Significant Restricted Subsidiary or of all or any substantial part of its assets, or any other similar action with respect to such Loan Party or Significant Restricted Subsidiary under any Debtor Relief Law, and such case or proceeding shall continue undismissed, or unstayed and in effect, for any period of 60 consecutive days, or an order for relief against any of the Loan Parties or any Significant Restricted Subsidiary shall be entered in an involuntary case under any Debtor Relief Law (as now or hereafter in effect); or

(i)    (i) A final and non-appealable judgment for the payment of money in excess of $~~35~~50,000,000 (to the extent not covered by insurance) shall be rendered against any Loan Party or any Restricted Subsidiary and such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution or (if a stay is not provided for by applicable law) without having been satisfied, vacated, discharged or stayed or fully bonded pending appeal or (ii) a final and non-appealable judgment or final and non-appealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against any Loan Party or any Restricted Subsidiary and either (x) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (y) such judgment remains unsatisfied, undischarged, unstayed or unbonded for a period (during which execution shall not be effectively stayed) of 60 days; provided, that, the aggregate of all such judgments exceeds $~~35~~50,000,000 (to the extent not covered by insurance); or

(j)    (i) Any Termination Event shall occur; (ii) an application for a minimum funding waiver with respect to any Plan is made; (iii) any Person shall engage in any Prohibited Transaction involving any Plan; (iv) the Company or any ERISA Affiliate is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Company’s or any ERISA Affiliate’s complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan; (v) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Plan; (vi) the Company or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a

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Plan under Title IV of ERISA; or (vii) the assumption of, or any material increase in, the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; and any or all of such events described in clauses (i) through (vii) as applicable result in a liability of the Company or ERISA Affiliate in excess of $~~35~~50,000,000; or

(k)    Dolan Family Interests shall cease at any time to have beneficial ownership (within the meaning of Rule 13d-3 (as in effect on the Closing Date) promulgated under the Securities Exchange Act of 1934, as amended) of shares of the capital stock of the Company having sufficient votes to elect (or otherwise designate) at such time a majority of the members of the Board of Directors of the Company; or

(l)    Any of the Loan Parties or any of their respective Affiliates (including any Restricted Subsidiary) institutes any proceedings seeking to establish or any Person obtains a judgment establishing that (i) any provision of the Loan Documents is invalid, not binding or unenforceable or (ii) the Lien created, or purported to be created, by the Loan Documents is not a valid and perfected first priority security interest in the property in which such Lien is created, or purported to be created, pursuant to the Loan Documents.

Section 8.02    Remedies upon Event of Default.

(a)    Revolving/Term A Event of Default. If any Revolving/Term A Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving/Term A Lenders, take any or all of the following actions:

(i)    declare the commitment of each Revolving Credit Lender and each Term A Lender to make Loans and any obligation of (a) the L/C Issuers to make L/C Credit Extensions and (b) the Swingline Lender to make Swingline Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)    declare the unpaid principal amount of all outstanding Revolving Credit Loans and Term A Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable to any Revolving Credit Lender or Term A Lender or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv)    exercise on behalf of itself, the Revolving Credit Lenders, the Term A Lenders and the L/C Issuers all rights and remedies available to it and such Lenders and L/C Issuers under the Loan Documents.

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(b)    Other Event of Default. If any Event of Default (other than a Revolving/Term A Event of Default) occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i)    declare the commitment of each Lender to make Loans and any obligation of (a) the L/C Issuers to make L/C Credit Extensions and (b) the Swingline Lender to make Swingline Loans to be terminated, whereupon such commitments and obligations shall be terminated;

(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it and such Lenders and L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans, any obligation of the Swingline Lender to advance Swingline Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, to the extent due and payable, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing under Secured Hedge Agreements and Secured Cash Management Agreements, and which have become due and owing, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01    Appointment and Authority. (a) Each of the Lender Parties hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, and the Lender Parties, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, potential Hedge Bank and potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably

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incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent~~),~~, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02    Administrative Agent Individually. (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender Party as any other Lender Party and may exercise the same as though it were not the Administrative Agent and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lender Parties.

(b)    Each Lender Party understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender Party understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lender Parties that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender Party or use on behalf of the Lender Parties, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender Party such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lender Parties.

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(c)    Each Lender Party further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lender Parties (including the interests of the Lender Parties hereunder and under the other Loan Documents). Each Lender Party agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender Party. None of (i) this Credit Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender Party including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

Section 9.03    Duties of Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law.

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.06 or Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Borrower or any Lender Party shall have given notice to the Administrative Agent describing such Default and such event or events.

(c)    Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Credit Agreement, any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or

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observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Collateral Documents or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)    Nothing in this Credit Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender Party and each Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

Section 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender Party, the Administrative Agent may presume that such condition is satisfactory to such Lender Party unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender Party prior to the making of such Loan or the issuance of such Letter of Credit, and in the case of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub agent and the Related Parties of the Administrative Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article IX and Section 10.04 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.06    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lender Parties and the Company. Upon

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receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Party Appointment Period”), then the retiring Administrative Agent may on behalf of the Lender Parties, appoint a successor Administrative Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lender Parties, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Party Appointment Period notify the Company and the Lender Parties that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation. Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)    Any resignation pursuant to this Section by a Person acting as Administrative Agent shall, unless such Person shall notify the Company and the Lender Parties otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Swingline Loans or Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swingline Lender, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor Swingline Lender shall enter into an Assignment and Assumption and acquire from the retiring Swingline Lender each outstanding Swingline Loan of such retiring Swingline Lender for a purchase price equal to par plus accrued interest and (iv) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by such retiring L/C Issuer, if any,

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outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(c)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, each L/C Issuer and/or the Swingline Lender may, at any time, upon giving 20 Business Days’ prior written notice to the Company and the Administrative Agent, resign as an L/C Issuer or Swingline Lender, respectively, effective at the close of business New York time on a date specified in such notice; provided that such resignation by such L/C Issuer shall have no effect on the validity or enforceability of any Letter of Credit issued by such L/C Issuer that is then outstanding or on the obligations of the Borrower or any Lender under this Credit Agreement with respect to any such outstanding Letter of Credit or otherwise to such L/C Issuer; and provided, further, that such resignation by the Swingline Lender shall have no effect on its rights in respect of any outstanding Swingline Loans or on the obligations of the Borrower or any Lender under this Credit Agreement with respect to any such outstanding Swingline Loan.

Section 9.07    Non-Reliance on Administrative Agent and Other Lender Parties.

(a)    Each Lender Party confirms to the Administrative Agent, each other Lender Party and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters and that it is capable, without reliance on the Administrative Agent, any other Lender Party or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) (x) of entering into this Credit Agreement, (y) of making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Credit Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b)    Each Lender Party acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Credit Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Credit Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Credit Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(A)    the financial condition, status and capitalization of the Borrower and each other Loan Party;

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(B)    the legality, validity, effectiveness, adequacy or enforceability of this Credit Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(C)    determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(D)    the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender Party or by any of their respective Related Parties under or in connection with this Credit Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

(c)    Each Lender Party acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.

Section 9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Persons acting as Joint Lead Arrangers, Joint Bookrunners, Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender Party hereunder.

Section 9.09     Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Section 2.03(i) and (j) and Section 2.08) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.08.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

Section 9.10    Collateral and Guaranty Matters. The Secured Parties and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)    to release any Guarantor from its obligations under the Guaranty, to release any Grantor from its obligations under the Security Agreement and to release any Pledgor from its obligations under the Pledge Agreement (including releasing any outstanding pledges) if such Person ceases to be a Domestic Subsidiary as a result of a transaction permitted hereunder, and to provide reasonable documentation at the cost and expense of the Loan Parties to evidence the same; and

(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.17(ii).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

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Section 9.11    Removal of Administrative Agent. Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 10.01) may by notice to the Company and such Person remove such Person as Administrative Agent and appoint a replacement Administrative Agent hereunder with the consent of the Company (such consent not to be unreasonably withheld), provided that (i) such removal shall, to the fullest extent permitted by applicable law, in any event become effective if no such replacement Administrative Agent is appointed hereunder within 30 days after the giving of such notice and (ii) no such consent of the Company shall be required if an Event of Default has occurred and is continuing at the time of such appointment.

Section 9.12    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans the Commitments and this Credit Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement satisfy the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Credit Agreement, or

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(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Collateral or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

MISCELLANEOUS

Section 10.01    Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Borrower or the applicable Loan Party, as the case may be, and (i) in the case of an amendment or waiver of any Financial Covenant or Revolving/Term A Event of Default, the Required Revolving/Term A Lenders and (ii) in the case of an amendment or waiver of any other provision or Event of Default, the Required Lenders, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    waive any conditions set forth in Section 5.01 as to the initial Credit Extension hereunder, without the written consent of each Lender;

(b)    extend or increase the Commitment of a Lender (or reinstate any Commitment of a Lender terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)    postpone any date fixed by this Credit Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of

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any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e)    [Reserved];

(f)    change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” “Required Term A Lenders,” “Required Revolving/Term A Lenders” or “Required Incremental Term Lenders” without the written consent of each Lender under the applicable Facility or Facilities;

(g)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h)    release or remove all or substantially all of the value of the Guarantees, taken as a whole, without the written consent of each Lender; or

(i)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, and (iii) if such Facility is an Incremental Term Facility, the Required Incremental Term Lenders with respect to such Incremental Term Facility, if any;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Credit Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Loan Document; (iv) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable Law such Lender shall not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the

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outstanding Loans or other Credit Extension of such Lender hereunder shall not be taken into account in determining whether the Required Lenders or all of the Lenders, as the case may be, have approved any such amendment or waiver (and the definition of “Required Lenders” shall automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, or extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, or reduce the principal amount of any obligation owing to such Defaulting Lender, or reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender, or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, no Affiliate of the Borrower that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than such affiliated Lenders, except that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any such affiliated Lender in its capacity as a Lender more adversely than other affected Lenders shall require the consent of such affiliated Lender.

Section 10.02    Notices; Effectiveness; Electronic Communications. (a) All notices, demands, requests, consents and other communications provided for in this Credit Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i)	if to the Borrower or any other Loan Party~~,~~

AMC Networks Inc.

11 Penn Plaza

New York, New York 10001

Attention: ~~Sean S. Sullivan~~John Hsu, Executive Vice President – Corporate Development & Treasurer

Telephone: Tel: +1 212 324 8773

E-mail Address: John.Hsu@amcnetworks.com

Each with a copies to:

AMC Networks Inc.

11 Penn Plaza

New York, New York 10001

Attention: James Gallagher, General Counsel

E-mail Address: Jamie.Gallagher@amcnetworks.com

and

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AMC Networks Inc.

11 Penn Plaza

New York, New York 10001

Attention: Bradley Schiel, Manager - Treasury

Telephone: (646~~-393- 8135~~) 273-7136

Facsimile: ~~646-273- 7392~~Bradley.Schiel@amcnetworks.com

and

Sullivan & Cromwell LLP

Attention: Robert Downes

125 Broad Street

New York, New York 10004-2498

Telephone: (212) 558-4312

Facsimile No.: (212) 558-3588

E-mail Address: downesr@sullcrom.com

(ii)	if to the Administrative Agent or Swingline Lender

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Telephone No.: (484) 889-2178

E-mail Address: christopher.bickert@chase.com

Agency Withholding Tax Inquiries:

agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:

covenant.compliance@jpmchase.com

Each with a copy to:

~~Sullivan & Cromwell LLP~~

~~Attention: John Mead~~

~~125 Broad Street~~

~~New York, New York 10004-2498~~

~~Telephone: (212) 558-3764~~

~~Facsimile No.: (212) 558-3588~~

~~E mail Address: meadj@sullcrom.com~~

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~~(ii)~~	~~if to the Administrative Agent~~

~~JPMorgan Chase Bank, N.A.~~

~~500 Stanton Christiana Road~~

~~NCC5, Floor 01~~

~~Newark, DE 19713-2107~~

~~Attention: Dimple Patel~~

~~Telephone No.: (302) 634-4154~~

~~Facsimile No.: 12012443629@tls.ldsprod.com~~

~~E-mail Address: -dimple.x.patel@jpmchase.com~~

~~Each with a copy to:~~

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attention: ~~John Kowalczuk~~Daniel G. Luby, Jr.

Facsimile No.: (212) 270-~~5127~~3279

E-mail Address:

~~john.kowalczuk@jpmorgan.com~~daniel.g.lubyjr@jpmorgan.com

(iii)	if to the Collateral Agent

JPMorgan Chase & Co.

CIB DMO WLO

Mail code NY1-C413

4 CMC, Brooklyn, NY 11245-~~4154~~0001

E-mail Address:

~~ib.collateral.services@jpmchase.com~~ib.collateral.services@jpmchase.com

Each with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Attention: ~~Each with a copy to:~~

~~JPMorgan Chase Bank, N.A.~~

~~383 Madison Avenue~~

~~New York, New York 10179~~

~~Attention: John Kowalczuk~~Daniel G. Luby, Jr.

Facsimile No.: (212) 270-~~5127~~3279

E-mail Address:

~~john.kowalczuk@jpmorgan.com~~daniel.g.lubyjr@jpmorgan.com

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(iv)	if to JPMCB, in its capacity as an L/C Issuer,

JPMorgan Chase Bank, N.A.

10420 Highland Manor Drive, 4th Floor

Tampa, Florida 33610

Attention: Standby LC Unit

Telephone No.: (800) 364-1969

Facsimile: (856) 294-5267

E-mail Address:

~~gts.ib.standby@jpmchase.com~~gts.ib.standby@jpmchase.com

Each with a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

NCC5~~,~~ / 1st Floor ~~01~~

Newark, DE 19713~~-2107~~

Attention: ~~Dimple Patel~~Loan & Agency Services Group

Telephone No.: ~~(302) 634-4154~~

~~Facsimile No.: 12012443629@tls.ldsprod.com~~(484) 889-2178

E-mail Address:

~~dimple.x.patel@jpmchase.com~~christopher.bickert@chase.com

(v)	if to Bank of America, in its capacity as an L/C Issuer,

Bank of America, N.A.

~~_____________________~~

~~_____________________~~

1 Fleet Way

Scranton, PA 18570

Attention: ~~_____________~~Michael Grizzanti

~~Facsimile: _____________~~

Telephone No.: (570) 496-9621

E-mail Address: ~~_____________~~michael.a.grizzanti@bofa.com

~~(vi)~~	~~if to the Swingline Lender~~

~~JPMorgan Chase Bank, N.A.~~

~~500 Stanton Christiana Road~~

~~NCC5, Floor 01~~

~~Newark, DE 19713-2107~~

~~Attention: Dimple Patel~~

~~Telephone No.: (302) 634-4154~~

~~Facsimile No.: 12012443629@tls.ldsprod.com~~

~~E mail Address: -dimple.x.patel@jpmchase.com~~

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~~Each with a copy to:~~

~~JPMorgan Chase Bank, N.A.~~

~~383 Madison Avenue~~

~~New York, New York 10179~~

~~Attention: John Kowalczuk~~

~~Facsimile No.: (212) 270-5127~~

~~E mail Address: john.kowalczuk@jpmorgan.com~~

~~(vii)~~(vi)    if to any other Lender Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire,

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent and the Swingline Lender, to the other parties and (y) in the case of all other parties, to the Company and the Administrative Agent.

(b)    All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, on the date five Business Days after dispatch by certified or registered mail, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by clause (d) below to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a); provided, that if such notice or communication is given pursuant to clause (iii) or (iv) hereof and is not posted or transmitted, as applicable, during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient; provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article IX shall not be effective until received by the Administrative Agent.

(c)    Notwithstanding clauses (a) and (b) (unless the Administrative Agent requests that the provisions of clause (a) and (b) be followed) and any other provision in this Credit Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to ~~dimple.x.patel@jpmchase.com~~christopher.bickert@chase.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Company. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender Party to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Credit Agreement or to request that the Borrower effect delivery in such manner.

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(d)    Electronic Communications. (i) Each of the Lender Parties and each Loan Party agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lender Parties by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(ii)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lender Parties and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lender Parties and each Loan Party hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iii)    THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ~~AGENT PARTIES~~AGENT’S GROUP IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(iv)    Each of the Lender Parties and each Loan Party agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

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(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(f)    Confidentiality. Each of the Administrative Agent and the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document, any action or proceeding relating to this Credit Agreement or any other Loan Document, the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (other than in the case of a pledge to any Federal Reserve Bank or other central banking authority), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement, (ii) any pledge referred to in Section 10.06(f), (iii) any actual or prospective swap counterparty (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to the Obligations or to the Borrower and its obligations or to this Credit Agreement or payments hereunder, (iv) to any rating agency when required by it or (v) the CUSIP Service Bureau or any similar organization, (g) with the written consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender Party or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any other Loan Party. For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender Party on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiaries after the Closing Date, such information is not marked “PUBLIC” or otherwise identified at the time of delivery as confidential.

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(g)    Treatment of Information. (i) Certain of the Lenders may enter into this Credit Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Loan Parties or their securities (“Restricting Information”). Other Lenders may enter into this Credit Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information. Each Lender Party acknowledges that United States federal and state securities laws prohibit any Person from purchasing or selling securities on the basis of material, non-public information concerning the such issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Administrative Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Lender Party, by participating in any conversations or other interactions with a Lender Party or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its Related Parties be responsible or liable in any way for any decision a Lender Party may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender Party has or has not limited its access to Restricting Information, such Lender Party’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender Party’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Loan Party or Lender Party or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Lender Party.

(ii)    Each Loan Party agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lender Parties whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent and the Lender Parties to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 10.02(f) with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws~~,~~), (iii) all Communications marked “PUBLIC” may be delivered to all Lender Parties and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.” Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by a Loan Party regarding whether a Communication contains or does not contain material non-public information with respect to any of the Loan Parties or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to

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any Loan Party, any Lender Party or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender Party that may decide not to take access to Restricting Information. Nothing in this Section 10.02(g) shall modify or limit a Lender Party’s obligations under Section 10.02(f) with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(iii)    Each Lender Party acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender Party agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Lender Party’s Administrative Questionnaire. Each Lender Party agrees to notify the Administrative Agent from time to time of such Lender Party’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(iv)    Each Lender Party acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lender Parties generally. Each Lender Party that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lender Parties may have access to Restricting Information that is not available to such electing Lender Party. None of the Administrative Agent nor any Lender Party with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender Party or to use such Restricting Information on behalf of such electing Lender Party, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(v)    The provisions of the foregoing clauses of this Section 10.02(g) are designed to assist the Administrative Agent, the Lender Parties and the Loan Parties, in complying with their respective contractual obligations and applicable law in circumstances where certain Lender Parties express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lender Parties hereunder or thereunder may contain Restricting Information. Neither the Administrative Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Related Parties warrant or make any other statement to the effect that a Loan Party’s or Lender Party’s adherence to such provisions will be sufficient to ensure compliance by such Loan Party or Lender Party with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lender Parties and each Loan Party assumes the risks associated therewith.

Section 10.03    No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent, any L/C Issuer or any Lender to exercise, and no delay by any such Person

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in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The right, remedy, power or privilege provided herein, and provided under any other Loan Document, are cumulative and not exclusive of any right, remedy, power or privilege provided by law.

Section 10.04    Expenses; Limitation of Liability; Indemnity~~; Damage Waiver~~. (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of Hughes Hubbard & Reed LLP, counsel for the Administrative Agent and of special and local counsel to the Lenders retained by the Administrative Agent following consultation with the Company), for which an invoice has been presented to the Company, in connection with the preparation, due diligence, administration, syndication and closing of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each L/C Issuer, for which an invoice has been presented to the Company, in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of one primary counsel for the Administrative Agent and one additional counsel for the Lenders) for which an invoice has been presented to the Company, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Limitation of Liability. To the extent permitted by applicable law (i) the Loan Parties shall not assert, and each Loan Party hereby waives, any claim against the Administrative Agent, the Collateral Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent that such Liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person or any of its Related Parties and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated under this Credit Agreement, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 8.03(b) shall relieve the Loan Parties of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.04(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

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~~(b)~~(c)     Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers, the Lenders, the L/C Issuers and each of their respective Affiliates, officers, directors, employees, members, partners and agents (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, ~~liabilities~~Liabilities and related reasonable out-of-pocket documented expenses (including, without limitation, the reasonable out-of-pocket documented and invoiced fees, disbursements and other charges of (a) one counsel, (b) in the case of a material conflict between two or more Indemnitees, as so determined in the reasonable opinion of existing counsel, one additional counsel, and (c) one local counsel in each applicable jurisdiction), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party (but excluding any proceeding brought by a Lender against any other Lender (in such Lender’s capacity as a Lender and not in any capacity as a Joint Lead Arranger or the Administrative Agent)) arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Affiliates, officers, directors, employees and agents only, the administration of this Credit Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit issued by such L/C Issuer if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability of the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding (or preparation of a defense in connection therewith) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, ~~liabilities~~Liabilities or related expenses (x) are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s material obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim from a court of competent jurisdiction.

~~(c)~~    Reimbursement by Lenders. ~~To the extent that the Company for any reason fails to indefeasibly pay~~ Each Lender severally agrees to pay any amount required to be paid by the Company under ~~subsection~~ paragraphs (a~~)~~  ), (b) or (~~b)~~ c) of this Section ~~to be paid by it~~ 10.04 to the Administrative Agent ~~(or any sub agent thereof),-~~and its Related Parties (each, an “Agent-Related Person”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section 10.04 (or, if such payment is sought

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after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any ~~L/C Issuer~~time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any ~~Related Party of any of~~ way relating to or arising out of the Commitments, this Credit Agreement, any of the ~~foregoing, each Lender severally agrees to pay to the Administrative Agent (or~~ other Loan Documents or any ~~such sub agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time -~~documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided, that the ~~applicable~~ unreimbursed expense or ~~indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability~~Liability or related expense, as the case may be, was incurred by or asserted against ~~the Administrative Agent (or any such sub agent) or such L/C Issuer-~~such Agent-Related Person in its capacity as such~~, or against any Related Party~~; provided, further, that no Lender shall be liable for the payment of any ~~of the foregoing acting for the Administrative Agent (or any~~ portion of such ~~sub agent) or-~~Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such ~~L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section   2.11(d).~~

(d)    ~~Waiver of Consequential Damages, Etc~~Agent-Related Person’s gross negligence~~. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document~~ or ~~any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.~~willful misconduct.

(e)    Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of this Credit Agreement, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be

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fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

Section 10.06    Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)    Assignments by Lenders. Any Lender (other than the Swingline Lender with respect to the Swingline Loans) may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

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(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility or Term A Facility, or $1,000,000, in the case of any assignment in respect of the Incremental Term Facility, if any, unless such assignment constitutes the entire remaining amount or unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met provided further, that, in any case, unless an Event of Default has occurred and is continuing, after giving effect to an assignment under any Facility, the aggregate amount of the Facility held by such assigning Lender shall not be less than $1,000,000, in the case of any assignment in respect of the Term A Facility, Revolving Credit Facility or Incremental Term Facility, if any.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, the Company shall be deemed to have consented to any assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received written notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable

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Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund or the Borrower or any of its Affiliates or Subsidiaries; and

(C)    the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)    Assignment and Assumption. The parties to each assignment (which, for the avoidance of doubt shall exclude the Company in its capacity of granting consent to an assignment pursuant to this Section 10.06) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining the processing and recordation fee; provided, further, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Natural Persons. No such assignment shall be made to a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

(vi)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries except, solely with respect to Term Loans, as permitted by this Section or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05 and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

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(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), any Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (b), (c), (d), (f) or (g) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.07 as though it were a Lender; provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register analogous to the Register (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the rights and/or obligations under this Credit Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Treasury Regulations Section 5f.103-1(c). For the avoidance of doubt, the Administrative Agent, in its capacity as Administrative Agent, shall have no obligation to maintain a Participant Register.

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(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper ~~-~~-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)    Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Credit Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or

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join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i)    Resignation of JPMCB as Swingline Lender and an L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMCB assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 10.06(b), JPMCB may, upon 30 days’ notice to the Company and the Lenders, resign as Swingline Lender or an L/C Issuer. In the event of any such resignation as Swingline Lender or an L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor Swingline Lender or L/C Issuer, as the case may be, hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of JPMCB as Swingline Lender or an L/C Issuer. If JPMCB resigns as Swingline Lender, it shall retain all the rights, powers, privileges and duties of the Swingline Lender hereunder with respect to all Swingline Loans outstanding as of the effective date of its resignation as Swingline Lender and all Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund Mandatory Borrowings pursuant to Section 2.03(c)). If JPMCB resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment and acceptance of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of JPMCB in its capacity as a retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by such retiring L/C Issuer outstanding at the time of such succession or make other arrangements satisfactory to JPMCB to effectively assume the obligations of JPMCB with respect to such Letters of Credit.

(j)    Resignation of Bank of America as an L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment and acceptance of a successor L/C Issuer, (a) such successor shall succeed to and

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become vested with all of the rights, powers, privileges and duties of Bank of America in its capacity as a retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by such retiring L/C Issuer outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 10.07    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.08    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.09    Counterparts; Integration; Effectiveness. ~~This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.~~ (a) This Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and, except to the extent provided in Section 10.21, supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the

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Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. ~~Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.~~

(b)    Delivery of an executed counterpart of a signature page of (x) this Credit Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Credit Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Credit Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (A) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (B) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be followed, within a reasonable time period, by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any Loan Party, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Credit Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at their option, create one or more copies of this Credit Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Credit Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against the Administrative Agent and any

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Lender, and any Related Party of any of the foregoing Persons for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except, in each case, to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or any Lender acted with gross negligence or willful misconduct.

Section 10.10    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.11    Severability. If any provision of this Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.12    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender is a Defaulting Lender and the Company gives a notice pursuant to Section 2.16(f), or if any Lender does not agree to any request by the Company for a consent, approval, amendment or waiver hereunder that requires the consent or approval of all of the Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.05), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees

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and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)    such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 10.13    Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)     SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER

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LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.14    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.15    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and Joint Lead Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Joint Lead Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any Lender nor any Joint Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Lender or any Joint Lead Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent, any Lender nor any

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Joint Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lenders and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Joint Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Joint Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Lenders and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.16    USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

Section 10.17    No Liability of Members, Partners and Other Persons. No limited partner, member, officer, manager, employee, director, stockholder or other holder of an ownership interest of or in any Loan Party or any partnership, limited liability company, corporation or other entity which is a stockholder or other holder of an ownership interest of or in any Loan Party shall have any personal liability in respect of such obligations by reason of his, her or its status as such limited partner, officer, manager, employee, director, stockholder or holder. In addition, no general partner of any Loan Party that is a partnership, joint venture or joint adventure shall have any personal liability in respect of such Loan Party’s obligation under this Credit Agreement or the Notes by reason of his, her or its status as such general partner.

Section 10.18    Authorization of Third Parties to Deliver Information and Discuss Affairs. The Borrower hereby confirms that it has authorized and directed each Person whose preparation or delivery to the Administrative Agent or the Lenders of any opinion, report or other information is a condition or covenant under this Credit Agreement (including under Article V and Article VII) to so prepare or deliver such opinions, reports or other information for the benefit of the Administrative Agent and the Lenders. The Borrower agrees to confirm such authorizations and directions provided for in this Section 10.18 from time to time as may be requested by the Administrative Agent.

Section 10.19    Additional Borrowers. The Company may designate any wholly owned Domestic Subsidiary that is a Restricted Subsidiary as a Borrower (a “Designated Borrower”) under this Credit Agreement (each such Designated Borrower upon satisfaction of the conditions specified in this Section 10.19 being an “Additional Borrower”) upon 10 days prior

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written notice to the Administrative Agent subject to (a) execution and delivery by such Designated Borrowers, the Company and, the Administrative Agent, of such agreements and other documentation (including, without limitation, an amendment to this Credit Agreement or any other Loan Document), and the furnishing by each such Designated Borrower, of such certificates, opinions, and other documentation specified in clauses (a), (b), (c) and (d) of Section 5.01 and (b) completion of all Patriot Act and applicable “know your customer” documentation reasonably requested by the Lenders. On and after the date of satisfaction of the terms and conditions of the foregoing clauses (a) and (b), such Designated Borrower shall be a Borrower for all purposes hereunder. For the avoidance of doubt, no Excluded Domestic Subsidiary shall be an Additional Borrower.

Section 10.20    Joint and Several Obligations; Express Waivers By Borrowers In Respect of Cross Guaranties and Cross Collateralization. Each Borrower agrees as follows:

(a)    Each Borrower agrees that, subject to Section 10.20(b), it is absolutely and unconditionally jointly and severally liable, as co-borrower, for the prompt payment and performance of all Obligations and all agreements of each of the Borrowers under the Loan Documents. Except as otherwise provided in Section 10.20(b), nothing contained in this Credit Agreement shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), L/C Obligations and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

(b)    The Obligations of each Borrower under the Loan Documents shall be limited to an aggregate amount (the “Maximum Obligations Amount”) equal to the largest amount that would not render such Obligations subject to avoidance under Section 548 of the ~~U.S.~~ Bankruptcy Code or any comparable provisions of applicable law. Each ~~Lender~~ Borrower hereby ~~agree~~agrees that if at any time the Obligations exceed the Maximum Obligations Amount as determined as of such time with regard to such Borrower, then the Loan Documents shall be automatically amended to reduce the Obligations to such Maximum Obligations Amount. Such amendment shall not require the written consent of any Borrower or any Lender and shall be deemed to have been automatically consented to by each Borrower and each Lender.

(c)    Each Borrower hereby waives: (i) notice of acceptance of this Credit Agreement; (ii) notice of the making of any Revolving Credit Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such Borrower’s right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase such Borrower’s risk with respect to such other Borrower under the Loan Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (vi) all other notices (except if such notice is specifically required to be given to such Borrower hereunder or under any of the other Loan Documents to which such Borrower is a party) and demands to which such Borrower might otherwise be entitled;

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(d)    Each Borrower hereby waives the right by statute or otherwise to require ~~any~~the Administrative Agent or any Lender to institute suit against any other Borrower or to exhaust any rights and remedies which ~~an~~the Administrative Agent or any Lender has or may have against any other Borrower. Each Borrower further waives any defense arising by reason of any disability or other defense of any other Borrower (other than the defense that the Obligations shall have been fully and finally performed and paid) or by reason of the cessation from any cause whatsoever of the liability of any such Borrower in respect thereof;

(e)    Each Borrower hereby waives and agrees not to assert against ~~any~~the Administrative Agent, any Lender, or any L/C Issuer: (i) any defense (legal or equitable), set off, counterclaim, or claim which such Borrower may now or at any time hereafter have against any other Borrower or any other party liable under the Loan Documents; (ii) any defense, set off, counterclaim, or claim of any kind or nature available to any other Borrower against ~~any~~the Administrative Agent, any Lender, or any L/C Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by ~~any~~the Administrative Agent, any Lender, or any L/C Issuer under any applicable law; (iv) the benefit of any statute of limitations affecting any other Borrower’s liability hereunder;

(f)    Each Borrower consents and agrees that, without notice to or by such Borrower and without affecting or impairing the obligations of such Borrower hereunder, the Administrative Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Credit Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (ii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to any other Borrower in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any Guaranty of the Obligations; and

(g)    Each Borrower represents and warrants to the Administrative Agent and the Lenders that such Borrower is currently informed of the financial condition of all other Borrowers and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower agrees that neither the Administrative Agent, any Lender, nor any L/C Issuer has any responsibility to inform any Borrower of the financial condition of any other Borrower or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

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Section 10.21    Acknowledgments Relating to, and Effects of, the Amendment and Restatement of the First A&R Credit Agreement.

(a)    Each Loan Party hereby (i) expressly acknowledges the terms of this Credit Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, including with respect to the obligations of the Borrower as modified by this Credit Agreement. Each Loan Party further represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lender Parties that after giving effect to this Credit Agreement, neither the modification of the First A&R Credit Agreement effected pursuant to this Credit Agreement, nor the execution, delivery, performance or effectiveness of this Credit Agreement (A) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as such term is defined in the First A&R Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (B) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

(b)    This Credit Agreement shall be deemed to be an amendment to and restatement of the First A&R Credit Agreement, and the First A&R Credit Agreement as amended and restated hereby shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Credit Agreement is not intended to and shall not constitute a novation of the First A&R Credit Agreement. All references to the First A&R Credit Agreement in any other Loan Document or other agreement or document shall, on and after the Closing Date, be deemed to refer to the First A&R Credit Agreement as amended and restated hereby.

(c)    Each Loan Party hereby agrees, acknowledges and affirms that (i) each of the Collateral Documents to which it is a party shall remain in full force and effect and shall constitute security for all Obligations pursuant to the First A&R Credit Agreement as amended and restated hereby and the other Loan Documents, and (ii) any reference to the First A&R Credit Agreement appearing in any such Collateral Document shall on and after the Closing Date be deemed to refer to the First A&R Credit Agreement as amended and restated hereby. In furtherance of the foregoing, each Loan Party hereby confirms the security interest in the Collateral granted by it in favor of the Collateral Agent pursuant to each Collateral Document to which it is a party.

Section 10.22    Contractual Recognition of Bail-In. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges, accepts and agrees that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under the Loan Documents, to the extent such

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liability is unsecured, may be subject to the EEA Write-down and Conversion Powers of an EEAapplicable Resolution Authority and acknowledges, accepts and agrees to be bound by:

(a)    the application of any ~~EEA~~ Write-down and Conversion Powers by an ~~EEA~~applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

a reduction, in full or in part, or cancellation of any such liability;

a conversion of all, or part of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

the variation of the terms of such liability in connection with the exercise of the ~~EEA~~ Write-down and Conversion Powers of any ~~EEA~~applicable Resolution Authority.

Section 10.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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EXHIBIT B

BORROWER SCHEDULES

(See attached.)